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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CRA INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CRA INTERNATIONAL, INC.
Notice of Special Meeting in lieu of Annual Meeting of Shareholders to be held on July 22, 2015

        CRA International, Inc. hereby gives notice that it will hold a special meeting of shareholders in lieu of an annual meeting of shareholders at its offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts on Wednesday, July 22, 2015, beginning at 8:00 A.M., local time, for the following purposes:

  1.
  To consider and vote upon the election of two Class II directors;

  2.
  To conduct an advisory vote to approve our executive compensation;

  3.
  To approve an increase to the number of shares of our common stock that we may issue under our 2006 equity incentive plan by a total of 1,300,000 shares by approving (1) the use of 800,000 shares that were approved for such use by our shareholders in 2012 but that we determined not to use and (2) amendments to the plan that, among other things, would increase the maximum number of shares issuable under the plan by an additional 500,000 shares and would allow us to make grants under the plan after April 21, 2016; and to approve the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code;

  4.
  To ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending January 2, 2016; and

  5.
  To transact such further business as may properly come before the special meeting or any adjournment thereof.

        Our board of directors has fixed the close of business on Wednesday, May 13, 2015 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the special meeting and any adjournment thereof. Only shareholders of record on May 13, 2015 are entitled to receive notice of, and to vote at, the special meeting or any adjournment thereof.

By order of the board of directors,
Peter M. Rosenblum Secretary

Boston, Massachusetts
May 4, 2015

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or not you plan to attend the special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF SHAREHOLDERS IN LIEU OF ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON JULY 22, 2015:

The Proxy Statement and 2014 Annual Report to Shareholders
are available at http://www.crai.com/proxy

CRA INTERNATIONAL, INC.
200 Clarendon Street
Boston, Massachusetts 02116
(617) 425-3000

PROXY STATEMENT
SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS
to be held on July 22, 2015

        This proxy statement relates to the special meeting of shareholders in lieu of the 2015 annual meeting of shareholders of CRA International, Inc. The special meeting will take place at our Boston offices as follows:

Date:	July 22, 2015
Time:	8:00 a.m.
Place:	CRA International, Inc. John Hancock Tower 200 Clarendon Street 10th Floor Boston, Massachusetts

        Our board of directors is soliciting proxies for the special meeting and any and all adjournments of the special meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you are a registered holder and do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.

        We are mailing this proxy statement and the enclosed form of proxy to shareholders on or about May 26, 2015.

PROXY STATEMENT

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

Purpose of the special meeting

        At the special meeting, we will submit the following proposals to our shareholders:

        Proposal One:    To elect two Class II directors to a three-year term;

        Proposal Two:    To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures);

        Proposal Three:    To approve an increase to the number of shares of our common stock that we may issue under our 2006 equity incentive plan by a total of 1,300,000 shares by approving (1) the use of 800,000 shares that were approved for such use by our shareholders in 2012 but that we determined not to use and (2) amendments to the plan that, among other things, would increase the maximum number of shares issuable under the plan by an additional 500,000 shares and would allow us to make grants under the plan after April 21, 2016; and to approve the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code; and

        Proposal Four:    To ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending January 2, 2016.

        Our board of directors does not intend to present to the special meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to our shareholders, of any other business that properly may be presented for action at the special meeting. If any other business should come before the special meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

        Our board of directors has fixed the close of business on Wednesday, May 13, 2015 as the record date for the special meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of the special meeting and to vote at the special meeting. At the close of business on April 29, 2015, 9,163,203 shares of our common stock were issued and outstanding. A list of the shareholders entitled to notice of the special meeting is available for inspection by any shareholder at our principal office at 200 Clarendon Street, T-9, Boston, Massachusetts.

Quorum

        Our by-laws provide that a quorum at the special meeting consists of a majority in interest of all shares of our common stock issued, outstanding and entitled to vote at the special meeting. Shares of our common stock represented by a properly signed and returned proxy will be treated as present at the special meeting for purposes of determining the existence of a quorum at the special meeting. In general, votes withheld from any nominee for election as director, abstentions, if applicable, and broker "non-votes," if applicable, are counted as present or represented for purposes of determining the existence of a quorum at the special meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power, and has not received instructions from the beneficial owner, with respect to the proposal.

Vote required; tabulation of votes; revocation of proxy

        A plurality of the votes properly cast at the special meeting will be necessary to elect the two Class II directors to a three-year term. A majority of the votes properly cast at the special meeting will be necessary to approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, to approve the proposal regarding our 2006 equity incentive plan, and to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending January 2, 2016. Abstentions and broker "non-votes" will not be considered when determining whether or not the necessary proportion of votes properly cast at the special meeting on any proposal was achieved. If you are a registered shareholder and you return an executed proxy with specific instruction on how to vote, the designated proxies will vote according to your instructions. However, if you are a registered shareholder and you return an executed proxy without specific instructions on how to vote, the designated proxies will vote in accordance with the recommendations of our board of directors set forth in this proxy statement. You may revoke your proxy at any time before it has been exercised.

        Each share of our common stock outstanding on the record date will be entitled to cast one vote.

        Our transfer agent, Computershare, will tabulate the votes at the special meeting.

Solicitation of proxies

        We have retained Georgeson, Inc. to aid in the solicitation of proxies. For these services, we will pay Georgeson, Inc. a fee in the range of $16,500 to $25,000 and reimburse it for out-of-pocket disbursements and expenses. No other compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and other employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitations will be nominal, and we will pay all expenses incurred in connection with them.

Internet access to proxy materials

        The notice of special meeting, this proxy statement and our 2014 annual report to shareholders are available on the Internet at http://www.crai.com/proxy. This website does not use "cookies" to track or identify visitors to the website.

Directions to our offices

        The special meeting will be held at our offices in the John Hancock Tower, 200 Clarendon Street, 10th floor, Boston, Massachusetts. For those planning to attend the special meeting, directions to these offices are below.

  •
  From Logan International Airport:  Follow the signs to Boston through the Sumner Tunnel. Turn right up the entrance ramp onto Expressway I-93 North. Take the Storrow Drive exit on right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for 5 blocks.

  •
  From Points South via I-95 and I-93:  Follow I-95 North to Expressway I-93 North. Stay on I-93 through the tunnel and into the financial district. Take the Storrow Drive exit on the right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for 5 blocks.

  •
  From Western Massachusetts and Points South via The Mass. Pike:  Follow Mass. Pike (I-90) East to the Copley Square/Prudential Center exit 22. Follow the Copley Square exit and take the first left onto Dartmouth Street. Turn right onto Boylston Street. Turn right onto Clarendon Street.

  •
  From Points North via I-95 or I-93:  Follow I-95 South to I-93 South. Take exit 26, North Station/Storrow Drive. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for 5 blocks.

  •
  From Public Transportation:  The public transportation locations nearest to our offices are Back Bay Station (Orange Line, Commuter Rail and Amtrak) and Copley Station (Green Line).

  •
  Parking:  There are several parking areas along Clarendon Street. There is an underground garage on the left between Boylston Street and St. James Avenue. There is a parking garage on the right one block past the John Hancock Tower on Clarendon Street. If those are full, proceed down Clarendon, take a right on Columbus Ave., take a right on Dartmouth Street and there is an underground garage on the left at the Tent City building. Additional parking can be found at the Copley Place Mall.

 PROPOSAL ONE:
ELECTION OF DIRECTORS

        Proposal One concerns the election of two Class II directors.

        Our board of directors currently consists of eight directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at our annual meeting of shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class II directors is expiring.

        Accordingly, our board of directors has nominated Robert Holthausen and Nancy Hawthorne to serve as Class II directors for a three-year term. Our board of directors appointed Prof. Holthausen and Ms. Hawthorne as Class II directors on July 25, 2014 and December 10, 2014, respectively. The current terms of Prof. Holthausen and Ms. Hawthorne will expire at the special meeting. Our other Class II director, Ronald Maheu, is not standing for re-election and, accordingly, will not serve as one of our directors after his current term expires at the special meeting.

        Proxies will not be voted at the special meeting for more than two candidates.

        Prof. Holthausen and Ms. Hawthorne have each agreed to serve if elected, and we have no reason to believe that they will be unable to serve. If either of them is unable or declines to serve as a director at the time of the special meeting, proxies will be voted for another nominee designated by our board of directors at that time.

        Our board of directors recommends that you vote FOR the election of Prof. Holthausen and Ms. Hawthorne.

CORPORATE GOVERNANCE

        In designing our corporate governance structure, we seek to identify and implement the practices that we believe will best serve the interests of our business and shareholders, including the practices mandated by the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the related rules of the Securities and Exchange Commission and the NASDAQ Stock Market. You can find our current corporate governance principles, including our code of business conduct and ethics and the charters for the standing committees of our board of directors, through the Investor Relations page of our website at www.crai.com. Our code of business conduct and ethics applies not only to our principal executive officer, principal financial officer and principal accounting officer, but also to all of our other executive officers and employees, directors and outside consultants. Our code of business conduct and ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, fair dealing, proper use of our assets, confidentiality, health and safety, discrimination and harassment, accounting and record keeping, and the reporting of illegal or unethical behavior. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act. We discuss many features of our corporate governance principles in other sections of this proxy statement. Some of the highlights of our corporate governance principles are the following:

  •
  Director and committee independence.  With the exception of Mr. Maleh, our president, chief executive officer and director, all of our directors (including those standing for re-election at the special meeting) are independent directors under the rules of the NASDAQ Stock Market. Our board of directors has determined that our independent directors under these rules are Drs. Moriarty and Robertson, Prof. Holthausen, Messrs. Concannon, Maheu and Schleyer, and Ms. Hawthorne. Each member of our audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he or she serves.

  •
  Separate chairman and chief executive officer.  We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. Our chairman is an independent director.

  •
  Audit committee.  Our audit committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. Our independent registered public accountants report directly to our audit committee. Our board of directors has determined that it has at least one audit committee financial expert under the rules of the Securities and Exchange Commission. Our audit committee's prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent registered public accountants. Our audit committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

  •
  Compensation committee.  Our compensation committee is responsible for recommending to our board of directors our general compensation philosophy and policies and for reviewing and approving (or recommending to our board of directors for approval) the compensation of our executive officers and other senior management. The compensation committee is also directly responsible for the appointment, compensation, oversight and evaluation of the independence of our compensation consultants. Our compensation committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

  •
  Committee authority.  Each of our audit committee, nominating and corporate governance committee, and compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

  •
  Whistleblower procedures.  Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters.

EXECUTIVE OFFICERS AND DIRECTORS

Executive officers and directors

        Set forth below are the names and certain information with respect to each of our directors and executive officers as of April 29, 2015:

Name	Age	Position
Rowland Moriarty(1)(2)(3)	68	Chairman of the board
Paul Maleh(3)	51	Chief executive officer, president and director
Chad Holmes	42	Chief financial officer, executive vice president and treasurer
Arnold Lowenstein	61	Chief strategy officer and executive vice president
William Concannon(1)(3)(4)	59	Director
Nancy Hawthorne(1)(4)	64	Director
Robert Holthausen(4)	67	Director
Ronald Maheu(1)(3)(4)	72	Director
Thomas Robertson(2)	72	Director
William Schleyer(2)	63	Director

(1)
Member of our nominating and corporate governance committee

(2)
Member of our compensation committee

(3)
Member of our executive committee

(4)
Member of our audit committee

        Our board of directors is divided into three classes. The term of one class of directors expires each year at the annual meeting of our shareholders (or any special meeting held in lieu thereof). Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and executive officers.

        Backgrounds and qualifications of directors.    Below we have identified each of our directors by class. In addition, for each director we have included information regarding the director's business experience, as well as the director's particular experiences, qualifications, attributes and skills, that led our board of directors to conclude that the director should serve as a member of our board of directors.

  Directors serving a term expiring at the 2015 special meeting (Class II directors).

        Nancy Hawthorne has served as a director since December 10, 2014. Since June 2014, Ms. Hawthorne has served as founder and partner of Hawthorne Financial Advisors, a financial advisory and investment firm. Since 2001, Ms. Hawthorne has served as chair and chief executive officer of Clerestory LLC, a financial advisory and investment firm, and from 1982 to 1997, as chief financial officer and treasurer of Continental Cablevision. Ms. Hawthorne has served on the board of directors of Avid Technologies since 1997, including as the lead independent director since October 2014 and from January 2008 to December 2011 and as chairperson from May 2004 to May 2007, and as interim chief executive officer of Avid from August to December of 2007. Ms. Hawthorne has also served as a director of THL Credit, Inc., a business development company, since 2009, and of the MetLife Funds, a family of mutual funds established by the Metropolitan Life Insurance Company, since 1995, including as a member of its audit committee since 2009. Ms. Hawthorne has a B.A. from Wellesley College and an M.B.A. from Harvard Business School. Our board benefits greatly from Ms. Hawthorne's deep experience as a business executive and a corporate board member, including as a chief executive officer, chief financial officer, lead independent director and member of audit, nominating and governance and strategy committees, and her perspective gained from serving both as an executive and a director for financial services firms. Ms. Hawthorne is an audit committee financial expert under the rules of the Securities and Exchange Commission.

        Robert Holthausen has served as a director since July 25, 2014. Prof. Holthausen has been Professor of Accounting and Finance at the Wharton School of the University of Pennsylvania since 1989, serving as Nomura Securities Company Professor of Accounting and Finance since 1992, and the Ernst & Young chair of the Department of Accounting since 2004. Prof. Holthausen has a B.A. from St. Lawrence University, an M.B.A. from the University of Rochester, and a Ph.D. in Business Administration from the University of Rochester. Prof. Holthausen has been a Certified Public Accountant since 1973, and is a member of the American Institute of Certified Public Accountants, the American Accounting Association and the American Finance Association. Our board of directors values Prof. Holthausen's significant expertise in the areas of accounting, corporate governance structures and management compensation. Prof. Holthausen is an audit committee financial expert under the rules of the Securities and Exchange Commission.

        Ronald Maheu has served as a director since January 2003. From 2000 to 2004, Mr. Maheu was a lecturer at the Graduate School of Management at Boston University. Mr. Maheu retired in July 2002 from PwC, LLP. Since 2002, Mr. Maheu has been a financial and business consultant. Mr. Maheu was a founding member of Coopers & Lybrand's board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the U.S. and global boards of partners and principals of PwC until June 2001. Mr. Maheu holds an M.B.A. from Boston University and an M.S. in taxation from Bentley College. He is also a director of Wright Express Corp. and Virtusa Corporation, and was a director of Enterasys Networks, Inc. from 2003 to 2006. As is evident from his background, Mr. Maheu provides our board of directors and our audit committee with a high level of expertise in the areas of accounting, auditing and finance, as well as a highly developed grasp of the professional services industry, gained not only from being a former partner at and senior executive of an international accounting firm, but also from his experience as a member of the boards of directors and audit committees of several publicly-traded companies. Mr. Maheu is an audit committee financial expert under the rules of the Securities and Exchange Commission. Mr. Maheu's term as a director will expire at the special meeting, and he will not stand for re-election.

  Directors serving a term expiring at the 2016 annual meeting (Class III directors).

        Paul Maleh, who joined us in 1989, has served as our president and chief executive officer and as a director since November 29, 2009. Mr. Maleh served as our chief operating officer from October 2008 through November 28, 2009, and as our executive vice president from October 2006 to November 28, 2009. From December 2006 to January 2009, he served as head of our finance platform. Mr. Maleh also directed our finance practice from 2000 to December 2006 and served as a vice president from 1999 to October 2006. Mr. Maleh received his M.B.A. from Northeastern University. As our chief executive officer, Mr. Maleh brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations, the day-to-day management of our business, and our industry as a whole.

        Thomas Robertson has served as a director since July 2009. From 2007 to 2014, Dr. Robertson was dean of the Wharton School and Reliance Professor of Management and Private Enterprise at the University of Pennsylvania. He now serves as a member of the Wharton faculty. From 2006 to 2007, Dr. Robertson was special assistant to Emory University's president on issues of international strategy and a founding director of the Institute for Developing Nations established jointly by Emory University and The Carter Center in fall 2006. From 1998 until 2007, Dr. Robertson was dean of Emory University's Goizueta Business School and, from 1994 until 1998, he was the Sainsbury Professor and chair of marketing and deputy dean of the London Business School. From 1971 to 1994, Dr. Robertson was a member of the faculty at the Wharton School. Dr. Robertson received his M.A. and Ph.D. in marketing from Northwestern University in 1966 and his B.A. from Wayne State University in 1963. He is a director and member of the audit committee of The Carlyle Group, L.P., a publicly-traded global asset management firm. He is also a Trustee of Singapore Management University. Dr. Robertson's

position as a professor of management and private enterprise at the Wharton School puts him in touch with the leading edge of business methods and thinking, which he applies to the issues we face, and allows him to provide our board of directors with invaluable insights and advice regarding strategic and management issues. Our board of directors also benefits from Dr. Robertson's extensive background in and knowledge of consumer services and academia.

        William Schleyer has served as a director since January 2008. Mr. Schleyer served as chairman and chief executive officer of Adelphia Communications Corporation from March 2003 until it emerged from bankruptcy in February 2007. Adelphia was already involved in bankruptcy proceedings at the time Mr. Schleyer became its chairman and chief executive officer. Prior to joining Adelphia, Mr. Schleyer was president and chief executive officer of AT&T Broadband from October 2001 until February 2003 and a principal in Pilot House Ventures, a telecommunications venture capital company, from 1997 to 2001. From 1978 to 1997, Mr. Schleyer served in various positions at Continental Cablevision Corporation, including as its president and chief operating officer from 1993 to 1997. Mr. Schleyer received his M.B.A. from Harvard University in 1977 and his B.S. in mechanical engineering from Drexel University in 1973. Mr. Schleyer served as a director of Rogers Communications, a diversified Canadian communications and media company, from August 1998 until January 2013. Our board of directors benefits from the viewpoint Mr. Schleyer brings as a veteran business executive with experience at the most senior levels across a diverse spectrum of companies, as well as an extensive background in and knowledge of consumer services. Mr. Schleyer also brings extensive insight into corporate governance matters, derived from serving as a director for a number of other companies.

  Directors serving a term expiring at the 2017 annual meeting (Class I directors).

        Rowland T. Moriarty has served as a director since 1986 and as chairman of our board of directors, a non-executive position, since May 2002. From December 1992 until May 2002, Dr. Moriarty served as vice chairman of our board of directors. Dr. Moriarty has been the chief executive officer of Cubex Corporation, an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at Harvard Business School from 1981 to 1992. He received his M.B.A. from the Wharton School in 1970 and his D.B.A. from Harvard University in 1980. He is a director of Staples, Inc., WEX, Inc. and Virtusa Corporation, and was a director at Trammell Crow Company from 1997 to 2006. The extensive experience, knowledge and perspective Dr. Moriarty has gained across a broad spectrum of industries as a director of these publicly-traded companies, and as an international marketing consultant and a professor of marketing, are significant assets to our board of directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years.

        William Concannon has served as a director since June 2000. Mr. Concannon has served as chief executive officer of Global Corporate Services of CBRE, Inc., a global commercial real estate firm, since July 2012; he served as president of Global Corporate Services of CBRE from August 2009 until July 2012, and as vice chairman of Global Corporate Services of CBRE from 2006 until August 2009. Mr. Concannon was the first real estate professional inducted into the International Association of Outsourcing Professionals Outsourcing Hall of Fame. Mr. Concannon served as vice chairman, from June 2003, and as director, from 1991, of Trammell Crow Company, a diversified commercial real estate firm, until its acquisition by CB Richard Ellis in December 2006. From February 2001 to June 2003, Mr. Concannon was the president of the global services group of Trammell Crow Company. Mr. Concannon has also served as the president and chief executive officer of Trammell Crow Corporate Services, a real estate company, and, from 2002 to 2006, on the board of directors of FPD Savills, a real estate company based in the United Kingdom. Mr. Concannon received his B.S. in accounting from Providence College in 1977, where he also served on the board of trustees from 2002 until 2010. Our board of directors benefits from Mr. Concannon's wealth of experience as a senior business executive, his diverse knowledge of business management, his keen perspectives on a wide range of business issues, his deep knowledge of professional services, and his insights derived from having led business services at a large corporation and otherwise being a recognized leader in the business community.

        Backgrounds of executive officers.    Below we have identified our executive officers (other than Mr. Maleh, our president and chief executive officer, who is a Class III director identified above) and provided a description of their business experience.

        Arnold Lowenstein, who joined us in June 1993, has served as our chief strategy officer and executive vice president since October 2006. Mr. Lowenstein also served as a group vice president and co-head of our business consulting practice from 2001 through fiscal year 2006. Mr. Lowenstein received his M.A. in industrial economics from the University of British Columbia.

        Chad Holmes, who joined us in 2004 as part of our acquisition of InteCap, Inc., has served as our chief financial officer, executive vice president and treasurer since November 2014. Mr. Holmes has been a member of our senior management since 2009. Mr. Holmes received his M.B.A. in finance and management and strategy from Northwestern University and his B.A. in economics from the University of Notre Dame.

Board and committee meetings

        During our fiscal year ended January 3, 2015, our board of directors met seven times and acted by unanimous written consent seven times. During fiscal 2014, each incumbent director attended at least 75% of the total number of meetings held by our board of directors and the committees of our board of directors on which he or she served. To the extent reasonably practicable, directors are expected to attend board meetings, meetings of committees on which they serve, and our annual meeting of shareholders. Last year, all individuals then serving as directors either attended the special meeting held in lieu of the annual meeting of our shareholders in person or participated in the special meeting by teleconference.

        Our board of directors has four standing committees: our audit committee, our nominating and corporate governance committee, our compensation committee and our executive committee. All of the members of our audit committee, our nominating and corporate governance committee, and our compensation committee are independent under the rules of the NASDAQ Stock Market. Our board of directors has adopted charters for each of these committees, which are available through the Investor Relations page of our website at www.crai.com. Each of our audit committee, our nominating and corporate governance committee, and our compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

        The membership of each standing committee of our board of directors is as follows:

Audit committee:	Compensation committee:
Robert Holthausen (Chair)	William Schleyer (Chair)
William Concannon	Rowland Moriarty
Nancy Hawthorne	Thomas Robertson
Ronald Maheu
Nominating and corporate	Executive committee:
governance committee:	Rowland Moriarty (Chair)
William Concannon (Chair)	William Concannon
Nancy Hawthorne	Ronald Maheu
Ronald Maheu	Paul Maleh
Rowland Moriarty

Audit committee

        In fiscal 2014, our audit committee was initially composed of Dr. Rose and Messrs. Concannon and Maheu. Dr. Rose resigned as a director on July 30, 2014 and Prof. Holthausen and Ms. Hawthorne were appointed to the audit committee on July 25, 2014 and December 10, 2014, respectively. Our audit committee is currently composed of Prof. Holthausen, Messrs. Concannon and Maheu, and Ms. Hawthorne. Our audit committee provides the opportunity for direct contact between the members of our board of directors and our independent registered public accountants, who report directly to the committee. The committee assists our board of directors in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; and our independent registered public accountants' qualifications, independence and performance. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our audit committee is also responsible for reviewing and, if appropriate, approving related-party transactions. Our board of directors has determined that Prof. Holthausen, Mr. Maheu and Ms. Hawthorne are audit committee financial experts under the rules of the Securities and Exchange Commission, and that all of the members of our audit committee are independent under the rules of the NASDAQ Stock Market. Our audit committee met nine times, and acted by unanimous written consent once, during fiscal 2014.

Nominating and corporate governance committee

        During fiscal 2014, our nominating and corporate governance committee was composed of Messrs. Concannon and Maheu and Dr. Moriarty. Our nominating and corporate governance committee is currently composed of Messrs. Concannon and Maheu, Dr. Moriarty and Ms. Hawthorne. Our nominating and corporate governance committee's responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board of directors. The committee also assists our board of directors in our enterprise risk management by providing recommendations to our board of directors regarding succession plans for our chief executive officer. An additional function of the committee is to develop corporate governance practices for recommendation to our board of directors and, once implemented, to assist our board of directors in complying with them. Our board of directors has determined that all of the members of our nominating and corporate governance committee are independent under the rules of the NASDAQ Stock Market. Our nominating and corporate governance committee met four times during fiscal 2014.

Compensation committee

        Our compensation committee is currently, and was during fiscal 2014, composed of Drs. Moriarty and Robertson and Mr. Schleyer. Our compensation committee's responsibilities include providing recommendations to our board of directors regarding the compensation levels of our directors; reviewing and approving, or recommending for approval by our board of directors, the compensation levels of our executive officers; providing recommendations to our board of directors regarding our compensation programs; administering our employee benefit plans, including all incentive compensation plans and equity-based plans; authorizing grants under our stock option plans and other equity-based plans; and authorizing other equity compensation arrangements. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any legal counsel or other advisor engaged by the committee. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our board of directors has determined that all of the members of our compensation committee are independent under the rules of the NASDAQ Stock Market. Our compensation committee met seven times, and acted by unanimous written consent four times, during fiscal 2014.

Executive committee

        In fiscal 2014, our executive committee was composed of Dr. Moriarty and Messrs. Maheu and Maleh. Our executive committee is currently composed of Dr. Moriarty and Messrs. Concannon, Maheu and Maleh. Our executive committee has delineated authority to act on behalf of our board of directors in situations arising between regular meetings of our board of directors. It is intended that our executive committee will take action only when reasonably necessary to expedite our interests between regularly scheduled board meetings. Our executive committee did not meet or act by unanimous written consent during fiscal 2014.

Board leadership structure and role in risk oversight

        We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. We believe that this separation improves our corporate governance. Our chairman, Dr. Moriarty, is an independent director who provides leadership to our board of directors in establishing our overall strategic direction consistent with the input of management and our other directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years. Our chief executive officer, Mr. Maleh, brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations and the day-to-day management of our business, which he executes within the parameters set by our board of directors. Separating these positions strengthens the independence of our board of directors, thereby facilitating its ability to execute its management oversight function and its general risk oversight function, which is discussed below. In addition, this separation allows both our chairman and our chief executive officer to have sufficient time to perform their respective responsibilities.

        Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of our enterprise risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that our enterprise risk management processes are adequate and functioning as designed. The involvement of our board of directors in risk oversight includes receiving periodic reports from members of senior management and evaluating areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks. Some risks, such as strategic risks, are typically overseen by the full board. In addition, our board of directors has delegated risk oversight to each of its standing committees within their areas of responsibility. Our compensation committee assists our board of directors in its risk oversight function by overseeing strategies related to our incentive compensation programs and key employee retention. Our audit committee assists our board of directors in its risk oversight function by reviewing our system of disclosure controls and our internal controls over financial reporting, as well as reviewing and, if appropriate, approving related-party transactions. Our nominating and corporate governance committee assists our board of directors in its risk oversight function by managing risks associated with director candidate selection, governance and succession. Each of our managers is initially responsible for assessing and prioritizing the risks that fall under the manager's area of responsibility and, as a general rule, these risks are discussed with, and then reported to our board of directors or the applicable committee of our board of directors by, our general counsel.

Director candidates and selection process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our current directors and others for recommendations for candidates, meetings from time to time to evaluate biographical information and background materials relating to candidates, and interviews of selected candidates by members of the committee and other members of our board of directors. The committee often solicits the opinions of third parties with whom a potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidates under consideration.

        In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate's depth of business experience, intelligence, quality of judgment, integrity, familiarity with the legal, regulatory, and business consulting industry, ability to assist in recruiting outside experts and employee consultants, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of our board of directors, and willingness and ability to serve. The committee also considers the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors. Among the experiences, attributes, qualities and skills that the committee believes to be necessary for one or more members of our board of directors to possess are familiarity with the segments of the consulting industry in which we compete, substantial experience with the financial reporting process for public companies, and knowledge of the academia of economics. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to the director's prior contributions to our board of directors. In evaluating candidates, the committee prefers to retain the flexibility to consider each candidate's overall mix of qualifications, rather than to specify minimum qualifications that each candidate must possess.

        While we do not have a formal diversity policy for our board of directors, our nominating and corporate governance committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the discussions and decisions of our board of directors. In the committee's evaluation of candidates for director, it considers diversity with respect to viewpoints, accomplishments, skills and experience, as well as other factors in light of the current composition of our board of directors and our requirements. In selecting candidates to recommend for nomination as a director, the committee abides by our firm-wide non-discrimination policy.

        The committee considers director candidates recommended by shareholders and uses the same process to evaluate candidates, whether the candidates are recommended by shareholders, directors, management or others. The committee has not adopted any particular method that shareholders must follow to make a recommendation. We suggest that shareholders make recommendations by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the recommended candidate and his or her work experience, skills, qualifications for director and references to enable the committee to evaluate the candidacy properly. We also suggest that shareholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind shareholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which are discussed in this proxy statement under the heading "Shareholder Proposals" below.

Communications with our board of directors

        Our board of directors has established the following process for shareholders to communicate with it, and this process has been approved by a majority of our independent directors. Shareholders wishing to communicate with our board of directors should send correspondence to the attention of Chairman of the Board, CRA International, Inc., 200 Clarendon Street, T-9, Boston, Massachusetts 02116. The correspondence should include satisfactory evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholder and the number of our shares held by the shareholder. Our chairman reviews all correspondence confirmed to be from shareholders and decides whether or not to forward the correspondence, or a summary of it, to our board of directors or a committee of our board of directors. Accordingly, our chairman reviews all shareholder correspondence, but the decision to relay any correspondence to our board of directors or a committee of our board of directors rests entirely within our chairman's discretion.

        Our board of directors believes this process suffices to handle the relatively low volume of communications we have historically received from our shareholders. If the volume of communications increases sufficiently to become burdensome to our chairman, our board of directors may elect to adopt more elaborate screening procedures.

TRANSACTIONS WITH RELATED PARTIES

Review, approval or ratification of transactions with related parties

        Under our audit committee's charter, the committee is responsible for reviewing any proposed related-party transaction, as defined under the rules of the NASDAQ Stock Market, and, if appropriate, approving the transaction. A copy of our audit committee charter is available through the Investor Relations page of our website at www.crai.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on April 29, 2015, there were issued and outstanding 9,163,203 shares of our common stock entitled to cast 9,163,203 votes. On April 29, 2015, the closing price of our common stock as reported on the NASDAQ Global Select Market was $30.35 per share.

Principal shareholders

        The following table provides information regarding the beneficial ownership of shares of our common stock as of April 29, 2015 by:

  •
  each person known to us to be a beneficial owner of more than five percent of our shares of common stock;

  •
  each of our current directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and current executive officers as a group.

        The persons named in the table below have sole voting and sole dispositive power with respect to the shares listed, except as otherwise indicated. The inclusion of shares in the table below does not constitute an admission of beneficial ownership of such shares. The "Right to acquire" column represents shares of our common stock that may be purchased through the exercise of stock options within 60 days after April 29, 2015. The information in the table is based on information received (including via filings made under the Securities Exchange Act of 1934, as amended) from or on behalf of the persons named in the table.

	Shares beneficially owned
Name of beneficial owner	Outstanding	Right to acquire	Total	Percent
BlackRock, Inc.(1)	756,008	—	756,008	8.3%
Royce & Associates, LLC(2)	718,850	—	718,850	7.8%
Paradice Investment Management LLC(3)	664,284	—	664,284	7.2%
F&C Asset Management(4)	547,058		547,058	6.0%
Dimensional Fund Advisors LP(5)	526,469	—	529,469	5.7%
FMR LLC(6)	520,640	—	520,640	5.7%
Paul Maleh(7)	95,582	40,795	136,377	1.5%
Rowland Moriarty(8)	89,356	5,000	94,356	1.0%
Wayne Mackie(9)	21,076	49,396	70,472	*
Arnold Lowenstein(10)	28,752	17,909	46,661	*
William Concannon(11)	27,842	5,000	32,842	*
Ronald Maheu(11)	26,120	5,000	31,120	*
William Schleyer(11)	24,995	—	24,995	*
Thomas Robertson(11)	20,509	—	20,509	*
Chad Holmes(12)	6,010	7,187	13,197	*
Robert Holthausen(11)	3,148	—	3,148	*
Nancy Hawthorne(11)	2,507	—	2,507	*
All current directors and executive officers as a group (ten persons)	324,821	80,891	405,712	4.4%

*
Less than one percent.

(1)
The number of shares of our common stock beneficially owned by BlackRock, Inc. is based solely on information in a Schedule 13G/A filed on January 23, 2015 by BlackRock, Inc., in which it reported sole voting power over 735,919 shares and sole dispositive power over 756,008 shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10022.

(2)
The number of shares of our common stock beneficially owned by Royce & Associates, LLC is based solely on information in a Schedule 13G/A filed on January 6, 2015 by Royce & Associates, LLC. The address for Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(3)
The number of shares of our common stock beneficially owned by Paradice Investment Management LLC is based solely on information in a Schedule 13G filed on February 9, 2015 by Paradice Investment Management LLC and Paradice Investment Management Pty Ltd., in which each of them reported shared voting power and shared dispositive power of 664,284 shares. The address for Paradice Investment Management LLC is The Rollnick Building, 222 Milwaukee Street, Suite 201, Denver Colorado 80206. The Address for Paradice Investment Management Pty Ltd. is Level 12, 139 Macquarie Street, Sydney, Australia 2000.

(4)
The number of shares of our common stock beneficially owned by F&C Asset Management plc is based solely on information in a Schedule 13G filed on February 10, 2014 by F&C Asset Management plc. The address for F&C Asset Management plc is 80 George Street, Edinburgh EH2 3BU, United Kingdom.

(5)
The number of shares of our common stock beneficially owned by Dimensional Fund Advisors LP is based solely on information in a Schedule 13G/A filed on February 5, 2015 by Dimensional Fund Advisors LP, in which it reported sole voting power over 512,843 shares and sole dispositive power over 526,469 shares. The address for Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)
The number of shares of our common stock beneficially owned by FMR LLC is based solely on information in a Schedule 13G/A filed on February 13, 2015 by FMR LLC, Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Low-Price Stock Fund. This filing reports that (i) Mr. Johnson, Ms. Johnson and FMR LLC, an entity controlled by Mr. Johnson, Ms. Johnson and their family, each has sole dispositive power over 520,640 shares, FMR LLC has sole voting power over 17,500 shares, and Mr. and Ms. Johnson have no voting power over any of these shares and (ii) Fidelity Low-Priced Stock Fund has sole dispositive power over 498,400 shares. The address for each of Mr. Johnson, Ms. Johnson, FMR LLC and Fidelity Low-Priced Stock Fund is 245 Summer Street, Boston, MA 02210.

(7)
Mr. Maleh is our chief executive officer and president, and one of our directors.

(8)
Dr. Moriarty is our chairman of the board. Amount reported includes 49,000 shares held by Movex, LLC, a limited liability company which is wholly owned by two family trusts.

(9)
Mr. Mackie stepped down as our chief financial officer, executive vice president and treasurer on November 10, 2014. Although Mr. Mackie is not currently one of our executive officers, he is a named executive officer for purposes of disclosure in this proxy statement.

(10)
Mr. Lowenstein is our chief strategy officer and executive vice president.

(11)
Member of our board of directors.

(12)
Mr. Holmes is our chief financial officer, executive vice president and treasurer.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director compensation

        We pay our non-employee directors, who consist of all our directors other than our chief executive officer, an annual fee of $75,000 for their services as directors. We pay an annual fee of $25,000 to the chair of our audit committee, $20,000 to the chair of our compensation committee, $10,000 to the chairs of our executive committee and our nominating and corporate governance committee, and $5,000 to each non-employee director who serves as a member, but not the chair, of any committee for service on each committee above one. Our chairman also receives an annual fee of $150,000, as well as office space, support services and healthcare benefits, for his services as chairman of our board of directors. Directors who are employees do not receive separate fees for their service as directors. All of the payments described in this paragraph are made in cash.

        Under the terms of our 2006 equity incentive plan, each director who is not employed by, and does not provide independent contractor services as a consultant or advisor to, us or our subsidiaries receives the automatic restricted stock awards described below. We refer to these directors as our "outside directors." Currently, our outside directors are Drs. Moriarty and Robertson, Prof. Holthausen, Messrs. Concannon, Maheu and Schleyer and Ms. Hawthorne. Each outside director who is re-elected as a director at, or whose term as a director continues after, the annual meeting of our shareholders (or any special meeting in lieu thereof) receives, on the date of the meeting, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $75,000 based on the closing price of our common stock as of the date of the meeting. Each person who is first elected as an outside director receives, on the date of his or her election, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, in an amount to be determined by our board of directors.

        In fiscal 2014, we gave the following grants to our directors in accordance with the terms of our 2006 equity incentive plan. In connection with the special meeting in lieu of annual meeting of our shareholders held on July 22, 2014, each of Drs. Moriarty, Rose and Robertson and Messrs. Concannon, Maheu and Schleyer received a restricted stock award of 3,149 shares of our common stock. In connection with their appointments to our board of directors on July 25, 2014 and December 10, 2014, respectively, Prof. Holthausen and Ms. Hawthorne received a restricted stock award of 3,148 and 2,507 shares of our common stock, respectively. Each of these restricted stock awards vests in four equal annual installments, beginning on the first anniversary of the date of grant.

        The following table provides information regarding the compensation earned by our non-employee directors in fiscal 2014, including Dr. Rose, who resigned from our board of directors on July 30, 2014 in order to focus on her role as Deputy Assistant Attorney General for Economic Analysis at the Department of Justice Anti-Trust Division.

 Non-Employee Director Compensation Table for Fiscal 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(5)	Total ($)
Rowland Moriarty	245,000	74,978	(2)	—	319,978
William Concannon	90,000	74,978	(2)	—	164,978
Nancy Hawthorne	6,250	74,984	(3)	—	81,234
Robert Holthausen	31,250	74,985	(4)	—	106,235
Ronald Maheu	110,000	74,978	(2)	—	184,978
Thomas Robertson	75,000	74,978	(2)	—	149,978
Nancy Rose	43,750	74,978	(2)	—	118,728
William Schleyer	95,000	74,978	(2)	—	169,978

(1)
These grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718"), excluding the effect of estimated forfeitures, based on the closing market price of our common stock on the date of grant. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 12, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2015.

(2)
Amount reflects the grant date fair value of a grant of restricted stock made to the non-employee director on July 22, 2014, under our 2006 equity incentive plan. Dr. Rose forfeited the shares granted to her on that date upon her resignation from our board of directors on July 30, 2014.

(3)
Amount reflects the grant date fair value of a grant of restricted stock made to the non-employee director on December 10, 2014, under our 2006 equity incentive plan.

(4)
Amount reflects the grant date fair value of a grant of restricted stock made to the non-employee director on July 25, 2014, under our 2006 equity incentive plan.

(5)
As of January 3, 2015, each non-employee director and Dr. Rose held the number of outstanding unvested shares of restricted stock set forth in the table below.

Name	Shares (#)
Rowland Moriarty	9,000
William Concannon	9,000
Nancy Hawthorne	2,507
Robert Holthausen	3,148
Ronald Maheu	9,000
Thomas Robertson	9,000
Nancy Rose	—
William Schleyer	9,000

(3)
As of January 3, 2015, each non-employee director and Dr. Rose held outstanding stock options to purchase the number of shares of our common stock set forth in the table below.

Name	Shares (#)
Rowland Moriarty	5,000
William Concannon	5,000
Nancy Hawthorne	—
Robert Holthausen	—
Ronald Maheu	5,000
Thomas Robertson	—
Nancy Rose	—
William Schleyer	—

Director stock ownership guidelines

        The current policy of our board of directors is that our outside directors should acquire and obtain shares of our common stock (whether or not vested) with an aggregate value equal to at least 300% of the director's annual fee (currently $75,000) for serving on our board of directors. If an outside director has not achieved, or is not maintaining, this threshold, the director is required to hold 50% of the total shares of our common stock received by him or her upon the vesting of shares of restricted stock or the exercise of stock options, net of any shares sold to fund the exercise prices of option exercises or any tax withholding.

Compensation committee interlocks and insider participation

        The members who served on our compensation committee during fiscal 2014 were Drs. Moriarty and Robertson and Mr. Schleyer. None of these members was one of our officers or employees during fiscal 2014, and none of these members is one of our former officers. None of our executive officers serves (or served during fiscal 2014) on the board of directors or compensation committee of an entity that has one or more executive officers serving (or who served during fiscal 2014) on our board of directors or compensation committee.

Non-GAAP financial measures and safe harbor for forward-looking statements

        The section entitled "Executive summary" of the compensation discussion and analysis set forth below presents certain non-GAAP financial measures for our fiscal years 2012, 2013 and 2014, including non-GAAP net revenue, Adjusted EBITDA and Adjusted EBITDA margin (calculated on GAAP and non-GAAP bases), and non-GAAP diluted earnings per share. We believe that the use of non-GAAP measures in conjunction with GAAP measures is a useful method of evaluating our results of operations and that our financial results excluding those of our NeuCo subsidiary, certain restructuring charges, and goodwill impairment charges are more indicative of our ongoing operating results and financial condition. Our non-GAAP results for fiscal 2013 and 2014 exclude the results of our NeuCo subsidiary. Our non-GAAP results for fiscal 2012 exclude NeuCo's results, certain restructuring charges, and a goodwill impairment charge. A reconciliation between these non-GAAP metrics and their GAAP equivalents, as well as our calculation of Adjusted EBITDA, for fiscal 2012, 2013 and 2014 are attached to this proxy statement as Annex A.

        In addition, certain statements made in the section entitled "Executive summary" of the compensation discussion and analysis set forth below concerning our future business, operating results and financial condition, including statements regarding our goals for our top-line growth and the ability of our assets to grow profitably and statements using the terms "expect," "believe," "positioned," "focus," or "goal" or similar expressions, are "forward-looking" statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of factors and uncertainties. Information contained in these forward-looking statements is inherently uncertain, and actual performance and results may differ materially due to many important factors, including the loss of key employee consultants or non-employee experts, their failure to generate engagements for us, our inability to attract or hire qualified consultants or to utilize existing consultants, the unpredictable nature of litigation-related projects, dependence on the growth of our management consulting practice, the potential loss of clients, changes in the law that affect our practice areas, the demand environment, global economic conditions, intense competition, and the timing and amount of new hires. In addition to these factors, other factors that could cause actual performance or results to differ materially from any forward-looking statements include, among others, our restructuring costs and attributable annual cost savings, changes in our effective tax rate, share dilution from our stock-based compensation, completing acquisitions and factors related to our completed acquisitions, including integration of personnel, clients and offices and unanticipated expenses and liabilities, the risk of impairment write downs to our intangible assets, including goodwill, if our enterprise value declines below certain levels, risks associated with acquisitions we may make in the future, risks inherent in international operations, the performance of our NeuCo subsidiary, changes in accounting standards, rules and regulations, management of new offices, the ability of customers to terminate engagements with us on short notice, our ability to integrate successfully new consultants into our practice, our ability to collect on forgivable loans should any become due, general economic conditions, foreign exchange rate fluctuations, risks inherent in litigation, and professional liability. Further information on these and other potential factors that could affect our financial results is included in our periodic filings with the Securities and Exchange Commission, including risks under the heading "Risk Factors." We cannot guarantee any future results, levels of activity, performance or achievement. We undertake no obligation to update any forward-looking statements contained in this proxy statement after the date of this proxy statement, and we do not intend to do so.

Compensation discussion and analysis

        This compensation discussion and analysis provides a detailed description of our executive compensation objectives, practices and programs, as well as the means by which our compensation committee determines executive compensation under those programs. This compensation discussion and analysis focuses on the compensation of our named executive officers for fiscal year 2014, who were:

  •
  our chief executive officer, president and director, Paul Maleh;

  •
  our chief financial officer, executive vice president and treasurer, Chad Holmes;

  •
  our former chief financial officer, executive vice president and treasurer, Wayne Mackie; and

  •
  our chief strategy officer and executive vice president, Arnold Lowenstein.

        In addition, this compensation discussion and analysis also describes other compensation arrangements and actions taken since the end of fiscal 2014, including with respect to our named executive officers and other senior-level corporate leaders, who will collectively be referred to in this compensation discussion and analysis as our "senior corporate leaders," as well as with respect to the senior consultants who lead our practice groups (our "practice leaders") and/or who generate a high level of revenue for us (our "key revenue generators") to the extent that these descriptions enhance the understanding of our compensation programs and practices.

Executive summary(1)

Strategy—Be a leading global consulting firm

        For 50 years, we have been a premier consulting firm. Each of our practices is highly regarded, and our consultants are recognized for their creative and multi-disciplinary approach to solving clients' complex problems in the United States and throughout the world. We are committed to being the firm of choice for our clients as they address their most important litigation, regulatory, and strategic challenges, as well as for our employees as they seek a fulfilling and exciting place to work.

A Leading Global Consulting Firm

Fiscal Year 2014—Outstanding annual growth in profits

        Fiscal 2014 marked a special time for us, as our focus on generating broad-based, profitable growth while enhancing margins showed its strength. We concluded fiscal 2014 with outstanding annual growth in profits. On a full-year non-GAAP basis, our portfolio performed exceptionally well, with litigation and regulatory revenue growing by 9.2% and management consulting revenue growing by 16.2% compared to fiscal 2013. This annual growth contributed to a fiscal 2014 non-GAAP Adjusted EBITDA margin of 16.5%, our highest full-year margin since 2006.

        For the full year fiscal 2014, our non-GAAP revenue grew by 10.3%, principally through organic expansion, and our non-GAAP income from operations grew at nearly three times that rate, at 32.0%. Our companywide utilization rate for fiscal 2014 was 76%.

        We concluded fiscal 2014 with cash and cash equivalents of $48.2 million. Cash flow from operations was $30.2 million for fiscal 2014. During fiscal 2014, we grew the business and, at the same time, repurchased approximately 971,500 shares of our common stock for $25.5 million.

        Our focus has proven to be an effective platform for growing our business organically and through senior-level hires. Looking ahead, we believe that our performance in 2014 has positioned us for continued success in fiscal 2015.

(1)
Important disclosure regarding the use of certain non-GAAP financial measures and certain forward-looking statements in this Executive Summary is contained in the section of this proxy statement entitled "Non-GAAP financial measures and safe harbor for forward looking statements" above.

Fiscal Years 2012-2014—Implementing a successful strategy

Fiscal 2012-2014: The Evolutionary Phases to CRA's Growth

        In 2012, we announced a strategy to improve our performance and better position us for growth. We developed a comprehensive restructuring plan, eliminating non-core areas and repositioning other underperforming areas. Since 2012, we have focused our portfolio on areas where we have a track record of profitable growth and have committed significant investments toward enhancing our core offerings. At the same time, we stabilized our cost structure by more efficiently managing our administrative services, eliminating excess office space, and lowering our administrative spend.

        The goal behind the strategy we announced in 2012 was to set the stage for top-line growth, and then leverage that growth to achieve consistent revenue expansion. We believe that our fiscal 2014 results demonstrate that this strategy is working well, and that our core assets can grow profitably, while overcoming the headwinds that originated from divested practices.

        In 2013, we closed on an expanded and improved revolving credit facility. In addition to its use for working capital, the new facility provides us with the financial flexibility to pursue select talent acquisitions. At the beginning of fiscal 2014, our board of directors authorized an expanded share repurchase program of up to $15.0 million of our common stock and, in October of that year, expanded the program by an additional $30.0 million of our common stock.

Fiscal Q2 2012-Q1 2015: Shares Outstanding

        As a result, we believe that we are now positioned for further long-term growth. Our healthy financial position gives us the flexibility to pursue new hires and acquisitions that support the offerings in our portfolio. We are focused on growing our current assets, with antitrust & competition economics, finance, life sciences, and our Marakon practice as our primary areas of investment. Through a balanced approach of organic investments and strategic acquisitions, and assuming a stable economy, our long-term goal is to consistently deliver top-line profitable growth.

  Growth in net revenue

        During fiscal 2013 and fiscal 2014, we grew our revenue with a focus on profitable growth across our portfolio. For the full year fiscal 2014, we grew our non-GAAP revenue by 10.3%, principally through organic expansion.

Fiscal 2012-2014: Net Revenue Growth

  Significant improvement in Adjusted EBITDA

        In fiscal 2013 and fiscal 2014, we improved our Adjusted EBITDA, with fiscal 2014 non-GAAP Adjusted EBITDA margin growing to 16.5%, our highest full-year margin since 2006.

Fiscal 2012-2014: Profitability Measure Growth

  Substantial increase in earnings per share

        We improved non-GAAP earnings per diluted share, which equaled $1.13 for fiscal 2013 and $1.41 for fiscal 2014, reflecting a 24.8% year-over-year improvement.

 Fiscal 2012-2014: Diluted EPS Growth

  Stock price growth

        Our performance during the past two years has been recognized by the investment community. Our stock price increased during fiscal 2014 by 46.6%, following a 10.1% increase during fiscal 2013. During fiscal 2013 and 2014, our stock price has appreciated at an average rate of 26.7% per year.

Fiscal 2012-2014: Stock Price Growth

        The graph tracks the performance of a $100 investment in our common stock from June 7, 2012 to March 31, 2015. We paid no cash or stock dividends during the period shown.

Compensation Program Highlights—Pay for performance

  Named executive officers

        We seek to align the compensation we pay our executive officers with the interests of our shareholders. Our executive officers' total compensation each fiscal year is generally comprised of a mix of base salary and at-risk compensation consisting of cash incentive bonuses and equity awards. This mix of fixed and at-risk compensation is designed to create competitive compensation packages that reward our executive officers for achieving our long-term and short-term business objectives, including increasing our growth, profitability and shareholder value, without encouraging unnecessary or excessive risk-taking.

  Our LTIP and 2006 equity incentive plan

        We believe that the equity compensation granted under our long-term incentive program or "LTIP" and 2006 equity incentive plan is the cornerstone of our overall pay-for-performance compensation program for our senior corporate leaders and our practice leaders and other key revenue generators. These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        The LTIP serves as a framework for the equity compensation we grant to our senior corporate leaders and our practice leaders and other key revenue generators under our 2006 equity incentive plan. The composition and mix of the equity vehicles granted under our LTIP are the same for our senior corporate leaders as it is for our practice leaders and other key revenue generators. The vital role that our LTIP and 2006 equity plan play in the compensation of the senior consultants who are our practice leaders and other key revenue generators is evidenced by the fact that LTIP awards granted to them represented on average 82% of the LTIP awards granted during fiscal 2012 through 2014.

  Compensation Program Highlights

        The table below discusses the material features of our compensation programs. The term "2014 executive officers" below excludes Chad Holmes, who became our chief financial officer, executive vice president and treasurer on November 10, 2014, and thus was not eligible to receive an executive officer cash incentive bonus for fiscal 2014.

Compensation Program Highlights
Practice	Highlights
Pay for Performance

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Cash Long-Term Incentive Awards.  The long-term incentive cash bonuses our executive officers are eligible to receive are tied to the achievement of objective financial goals and individual strategic goals tailored to the executive officer.

In fiscal 2014, these long-term incentive cash bonuses constituted over 53.6% of the target cash compensation for our 2014 executive officers.

Compensation Program Highlights
Practice	Highlights

•

LTIP PRSUs.  Performance restricted stock units, or "PRSUs," with vesting tied to the achievement of objective financial goals over a period of at least one fiscal year constitute 40% of the awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our long-term incentive program or "LTIP."

In fiscal 2014, it was determined that all of the PRSUs awarded in November 2011 for fiscal 2012 and 2013 performance expired without vesting.

•

Maximum Values/Committee Discretion.  These long-term incentive cash awards and PRSUs are subject to maximum payment amounts. The long-term incentive cash awards are subject to our compensation committee's discretion to reduce or eliminate the amount paid, regardless of the performance achieved.

In fiscal 2014, our compensation committee reduced the aggregate amount paid to our 2014 executive officers under their long-term incentive cash awards by approximately 11.6%.

Retention

•

4-Year Vesting Period.  The stock options, time-vesting restricted stock units, or "RSUs," and PRSUs granted to our senior leaders, practice leaders and other key revenue generators under our LTIP all have vesting periods of 4 years, with the first tranche vesting no earlier than the first anniversary of the date of grant.

In fiscal 2014, over 32% of the target compensation paid to Mr. Maleh and Mr. Lowenstein, our two executive officers who served as such through all of fiscal 2014, was comprised of equity awards under our LTIP.

• Performance Period. Since 2011, the PRSUs granted under the LTIP have had a performance period of two years.
Only 6 of the 39 employees granted LTIP awards in 2011 were no longer employed by us at the end of the PRSUs' two-year performance period.
Only 3 of the 33 employees granted LTIP awards in 2013 have left our employ during the PRSUs' two-year performance period (which will end on January 2, 2016).

•

Minimum First Year Vesting Tranche.  If our shareholders approve the changes to our 2006 equity incentive plan set forth in Proposal Three, all awards granted under the plan will have vesting schedules requiring at least one year to pass before any portion of the award can vest, subject to a carve out for up to 5% of the shares issuable under the plan.

Compensation Program Highlights
Practice	Highlights
Shareholder Alignment

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Cash Long-Term Incentive Awards.  Since 2012, 70% of the target amount of the long-term incentive cash bonuses our executive officers have been eligible to receive has been tied to the achievement of net revenue and profitability goals, weighted equally between them, motivating both top-line and bottom-line growth.

•

LTIP Stock Options.  Stock options, which gain value only as our stock price increases after the date of grant, constitute 30% of the awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP.

• LTIP PRSUs. The performance-vesting for the PRSUs granted under our LTIP is based on revenue growth and profitability measures, motivating both top-line and bottom-line growth.

Risk Mitigation

•

Mix of Compensation.  Our mix of salary and incentive and equity compensation is designed to keep our senior corporate leaders, practice leaders and other key revenue generators motivated without encouraging unnecessary or excessive risk-taking.

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Performance Award Caps/Committee Discretion.  The long-term incentive cash bonuses our executive officers are eligible to receive (other than any component tied directly to revenue generation) and the PRSUs granted under our LTIP are subject to maximum payment amounts, and have targets tied to the achievement of revenue and profitability measures. The long-term incentive cash bonuses are subject to the discretion of our compensation committee to reduce or eliminate the amount paid, regardless of the performance achieved, mitigating the risk that they could lead to payments that are not commensurate with our actual performance.

•

Stock Ownership Guidelines.  We have rigorous stock ownership requirements, which motivate our senior corporate leaders, practice leaders and other key revenue generators to consider our long-term performance.

•

Independent Compensation Consultant.  Our compensation committee can, and has, sought and received advice regarding the structuring of our compensation programs from an independent compensation consultant.

In fiscal 2014, our compensation committee received advice from Semler Brossy, which the committee determined was independent.
• Clawback Policies. We have adopted compensation recovery policies, as discussed below.

No Derivatives, Hedging, Short Sales; Limited Pledging

•

Derivatives, Hedging, Short Sales.  Our trading policies prohibit transactions in derivatives, hedging and short sales.

•

Pledging.  Our trading policies prohibit pledging without the approval of our chief executive officer or our general counsel.

Compensation Program Highlights
Practice	Highlights
Acceleration Following Change in Control

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Cash Plan Awards.  The long-term incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan are not automatically accelerated in connection with a change in control unless the awards are neither assumed nor substituted for.

• Equity Plan Awards. There is no automatic acceleration of equity awards under our 2006 equity incentive plan, or our form award agreements under the plan, in connection with a change in control.

None of our named executive officers has an employment agreement, or another agreement providing for acceleration of equity awards in connection with a change in control, other than our former chief financial officer, executive vice president and treasurer, Mr. Mackie, who has an employment agreement that provides for double-trigger acceleration of his stock options in connection with a change of control.

If our shareholders adopt the changes to our 2006 equity incentive plan set forth in Proposal Three, subsequent acceleration of assumed or substituted for equity awards granted under the plan in connection with a change in control will be limited to double-trigger acceleration, and acceleration of performance awards that are neither assumed nor substituted for will be limited to acceleration based on target performance that is prorated for the portion of the performance period that has been completed.

Clawback Policies

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NEOs.  In April 2015, our board of directors adopted an equity and incentive compensation recovery policy, which enables it to seek recoupment of annual or long-term incentive or equity compensation granted after April 30, 2015 from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles) together with a determination by our board of directors that the applicable person, together or with others, was directly responsible for this non-compliance. The amount recoverable pursuant to this policy cannot exceed the additional compensation received by the applicable person as a result of the financial statements initially used to determine his or her compensation differing from the restated form, and no compensation can be recovered under this policy more than three years after it was paid or vested, as applicable.

If our shareholders adopt the changes to our 2006 equity incentive plan set forth in Proposal Three, awards granted under the plan will be subject to this compensation recovery policy and any other such policy we adopt, pursuant to listing rules or otherwise.

Compensation Program Highlights
Practice	Highlights

•

Cash Incentive Plan.  The long-term incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions, or fraud.

Stock Ownership Guidelines

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LTIP Awards.  The equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP are subject to rigorous stock ownership thresholds, which are set at 400% of base salary for our chief executive officer, 300% of base salary for each of our other executive officers, and 140% of base salary for our other LTIP participants. In general, until these thresholds are met and would continue to be met, LTIP participants may not sell shares received upon the vesting of LTIP awards or exercise stock options granted under the LTIP prior to the termination of their employment with us.

NEOs and Key Revenue Generators Participate on Same Basis in LTIP

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LTIP Awards Mix.  The composition and mix of the equity vehicles granted under our LTIP are the same for our senior corporate leaders and our practice leaders and key revenue generators: 30% stock options (with options value at 1/2 of a share for this purpose), 30% time-vesting RSUs and 40% performance-vesting RSUs.

The LTIP awards granted to our practice leaders and other key revenue generators represented on average 82% of the LTIP awards granted during fiscal 2012 through 2014.

No Tax Gross-Ups	• No Gross Ups. None of our employees has an agreement that provides for any form of tax gross up.

Limited NEO Perquisites

•

Limited NEO Perquisites.  Except for modest perquisites for reimbursement for certain health and dental premiums and expenses and parking, our named executive officers receive benefits that are comparable to the benefits provided to our other employees and pay costs and taxes on such perquisites on the same basis as other employees.

No NEO Employment Agreements	• No NEO Employment Agreements. None of our named executive officers has an employment agreement, other than Mr. Mackie, our former chief financial officer, executive vice president and treasurer.

Section 162(m)

•

Qualified Performance-Based Compensation.  We have been advised that the long-term incentive cash bonuses, the stock options and the PRSUs granted to our executive officers qualify as "qualified performance-based compensation," preserving the deductibility of amounts paid under them.

Compensation Program Highlights
Practice	Highlights

In fiscal 2014, Section 162(m) only minimally limited the deductibility of the compensation we paid to our chief executive officer, but did not limit the compensation paid to any of our other named executive officers.

Consideration of the 2014 say on pay vote

        At the special meeting in lieu of annual meeting of our shareholders held on July 22, 2014, we held a non-binding, advisory shareholder vote on the compensation of our named executive officers as disclosed in the proxy statement filed in connection with that meeting pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures), commonly referred to as a "say-on-pay" vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, as over 91% of the shares voted at the special meeting on the say-on-pay resolution (excluding abstentions and broker non-votes) were voted in favor of it. As we evaluated our compensation practices and policies for and throughout fiscal 2014, we were mindful of the strong support our shareholders expressed for our philosophy of aligning the compensation of our executive officers with our interests and the interests of our shareholders. As a result, our compensation committee decided to follow the same general approach to executive compensation for fiscal 2014 that it has followed since fiscal 2010, including granting equity awards under our long-term incentive program to our named executive officers, practice leaders and other key revenue generators. Our compensation committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions.

Compensation objectives

        Our growth and long-term success depend upon our ability to attract and retain talented and highly qualified executives, consultants and other employees. The main objectives of our compensation programs are:

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  to align compensation with the interest of our shareholders and motivate and reward high levels of performance, by linking a substantial portion of compensation to performance;

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  to recognize and reward the achievement of pre-established objective financial and individual performance goals;

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  to provide competitive compensation packages that enable us to attract, retain and reward highly-qualified executive, consultants and other employees who will contribute to our long-term success; and

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  to make a reasonable effort to cause compensation paid to our named executive officers to be deductible by us while simultaneously providing them with appropriate rewards for their performance.

We believe these objectives are furthered by the use of compensation packages that include salary, long-term incentive cash compensation, and equity compensation.

Compensation processes and procedures

Role of our compensation committee and chief executive officer

        The compensation committee established by our board of directors is currently composed of Mr. Schleyer, who is the chairman, and Drs. Moriarty and Robertson, all of whom are independent directors (within the rules of the NASDAQ Stock Market) and outside directors (within the meaning of Section 162(m) of the Internal Revenue Code). Our compensation committee is governed by a written charter adopted by our board of directors. A copy of our compensation committee charter is available through the Investor Relations page of our website at www.crai.com. Under the charter, our compensation committee is responsible for recommending to our board of directors the compensation philosophy and policies that we should follow, particularly with respect to the compensation of our senior management. In addition to and among the other duties set forth in this proxy statement under the heading "Executive Officers and Directors—Compensation committee" above, the committee is responsible for:

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  reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer;

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  setting, in consultation with management, as applicable, and, if desired by the committee, our compensation consultant, the corporate and individual performance criteria, performance targets and payment formulas of executive cash and equity incentive compensation, and overseeing the evaluation of our executive officers in light of those criteria and targets;

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  administering, reviewing and making recommendations to our board of directors with respect to our employee benefit plans, including our incentive compensation plans and our equity-based plans;

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  appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any compensation consultant, legal counsel or other advisor engaged by the committee;

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  reviewing and assessing the adequacy of its charter on an annual basis;

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  evaluating whether or not our compensation practices and policies create unnecessary or excessive risks; and

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  reviewing and discussing with management our disclosures to be included in our annual proxy statement and annual report on Form 10-K regarding executive compensation, including the sections of this proxy statement entitled "Compensation discussion and analysis" and "Compensation policies and practices as they relate to risk management" below.

        When developing recommendations for the compensation of our executive officers other than our chief executive officer, the committee also takes into account recommendations made by our chief executive officer. Our chief executive officer is not permitted to be present when our compensation committee is deliberating on our chief executive officer's compensation.

Compensation consultant

        Our compensation committee has the authority to engage and receive advice from external compensation consultants, with all fees and expenses paid by us. In fiscal 2014, the committee engaged and received advice from Semler Brossy Consulting Group, LLC, or "Semler Brossy." Semler Brossy reports directly to the committee and provides services only as directed by the committee. Our compensation committee has reviewed Semler Brossy's policies regarding independence and conflicts of interest and assessed Semler Brossy's independence based on, among other things, this review and consideration of the other factors required by the rules of the Securities Exchange Act of 1934, as amended, and the NASDAQ Stock Market. Based on this review and consideration, the committee has determined that Semler Brossy is independent from us and that the services provided to us by Semler Brossy in fiscal 2014 raised no conflicts of interest. There were no fees paid to Semler Brossy for services that were not related exclusively to executive compensation in fiscal 2014. In early fiscal 2014, Semler Brossy gave us some general market information regarding compensation trends and, late in fiscal 2014, Semler Brossy provided our compensation committee with information relating to the compensation levels and practices of our peers and advised the committee regarding the general design of our executive compensation.

        Although Semler Brossy does not generally participate in meetings of our compensation committee, Semler Brossy may participate, by invitation, in portions of some of the meetings of our compensation committee, including some of the executive sessions without any members of management present. In addition, the chair of our compensation committee and, with respect to the compensation of our other executive officers, our chief executive officer at the direction of our compensation committee may consult with Semler Brossy outside of these meetings.

Setting executive officer compensation and peer groups

        In general, our compensation committee is responsible for reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer. In fiscal 2014, the compensation of our executive officers was reviewed and approved by our compensation committee. When developing recommendations for the compensation of our executive officers other than our chief executive officer, our compensation committee also takes into account recommendations made by our chief executive officer.

        To achieve our executive compensation objectives, our compensation committee strives to make decisions concerning executive compensation that:

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  establish incentives that link executive officer compensation to our financial performance and that motivate our executives to attain annual financial targets and long-term strategic goals;

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  provide total compensation packages that are competitive among companies offering similar consulting services;

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  establish personal objectives that link executive officer compensation to the achievement of goals that correlate to improving our overall financial performance; and

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  otherwise align the interests of our executive officers and our shareholders.

        We compete with other consulting firms to retain top talent and strive to attract and retain our key employees, including our executive officers. Our compensation committee has often received advice from its compensation consultant, Semler Brossy, to help it establish compensation that is competitive with the compensation paid to the similarly situated executive officers of our peers. Our compensation committee does not target any explicit positioning relative to our peers and has not adopted any policies or guidelines for allocating compensation between long-term and short term compensation or between cash and non-cash compensation. Instead, the committee considers a number of factors in seeking to establish the appropriate mix and level of compensation for our executive officers. These factors generally include peer group information, the scope of the executive officer's role, and the executive officer's individual performance and experience. In setting our executive officer compensation in recent fiscal years, our compensation committee has also considered the analysis provided by Semler Brossy regarding compensation being paid by a peer group comprised of the following public professional service firms that are in businesses comparable to ours:

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  FTI Consulting, Inc.

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  Huron Consulting Group Inc.

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  Navigant Consulting, Inc.

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  ICF International

The committee did not seek advice from Semler Brossy regarding our peer group for fiscal 2014. Semler did provide the committee with peer group information, as well as information from general industry surveys regarding companies of roughly the same size as us, which the committee used when setting compensation for our chief executive officer and chief financial officer for fiscal 2015.

        Additionally, our compensation committee attempts to establish compensation parameters that link executive officer compensation to the attainment of goals that serve both our interests and the interests of our shareholders. A significant percentage of the total compensation of our executive officers for fiscal 2014 consisted of incentives linked to our performance, growth and profitability, with an additional metric allocated to the achievement of specific subjective individual goals, all of which we believe are critical to our long-term success. We believe that using these types of awards promotes our growth and performance by linking a portion of the total compensation of our executive officers to the attainment of pre-established objectives approved by our compensation committee each year.

Named executive officer compensation in fiscal 2014

        The principal components of our named executive officer compensation granted in or for our fiscal year ending January 3, 2015 were (i) cash compensation, consisting of base salary and performance-based annual incentive compensation in the form of cash incentive bonuses that our executive officers were eligible to receive based on fiscal 2014 performance under our cash incentive plan or, in the case of Mr. Holmes, who did not become an executive officer until November 10, 2014, a purely discretionary cash bonus and (ii) equity incentive compensation consisting of stock options and restricted stock unit awards vesting over four years, and performance-vesting restricted stock unit awards based on our fiscal 2015 and fiscal 2016 performance, granted on November 20, 2014 under our long-term incentive program, each of which is discussed in turn below.

        We believe that mixing base salary, performance-based annual incentive compensation and equity incentive compensation vesting based on time and performance is consistent with our overall compensation philosophy because, as discussed in more detail below, it rewards performance without encouraging unnecessary or excessive risk-taking, is competitive with the compensation packages offered by our peers, aligns the interests of our executives and our shareholders, and helps us attract and retain top talent.

Salary

        We include base salary in our executive officer compensation packages because we believe it is appropriate for a portion of compensation to be fixed and predictable, and because the use of base salary is consistent with the compensation provided to the similarly situated executives of our peers. Additionally, we believe that sufficient base compensation reduces the motivation to take unnecessary or excessive risks. Each executive officer's base salary reflects his or her position, experience, past contributions and potential. Our compensation committee evaluates these and other factors underlying the base salary of our executive officers each year and makes adjustments, as appropriate. Where appropriate, the committee also uses special one-time cash bonuses to recognize special achievements relating to unique circumstances.

        Our compensation committee generally fixes the annual base salary of our executive officers at its regularly scheduled meeting in the first fiscal quarter of each year. Changes to an executive officer's base salary are based on the committee's assessment of the performance of the executive officer, our performance and the performances of our business practices, any changes in the executive officer's role, general economic conditions (such as inflation), and economic forecasts. The committee has sole discretion to set the base salary of each executive officer. In determining these base salaries, the committee is generally mindful of our overall goal of remaining competitive with firms offering similar consulting services and of our desire to reward and retain key employees.

        On March 7, 2014, our compensation committee set the annual rates of base salary for our 2014 executive officers as follows: $600,000 for Mr. Maleh, our president and chief executive officer; $425,000 for Mr. Mackie, who was at that time our chief financial officer, executive vice president and treasurer; and $400,000 for Mr. Lowenstein, our chief strategy officer and executive vice president. Despite the improvements in our performance in the second half of 2013, which continued into early 2014, our compensation committee decided to set Messrs. Maleh's and Lowenstein's annual rates of base salary for fiscal 2014 at their fiscal 2013 levels, which were the same as their fiscal 2012 levels, and to give Mr. Mackie a modest increase. Mr. Holmes' annual rate of base salary for fiscal 2014 was increased upon his promotion to our chief financial officer, executive vice president and treasurer on November 10, 2014 from $290,000 to $350,000 to reflect his increased management role and responsibilities resulting from the promotion while retaining his role of corporate development officer.

Performance-based annual incentive compensation

        The cash compensation of our 2014 executive officers for fiscal 2014 also included performance-based annual incentive compensation in the form of cash incentive bonuses that our executive officers were eligible to receive under our cash incentive plan based on the achievement of performance goals linked to our fiscal 2014 non-GAAP net revenue, our fiscal 2014 non-GAAP Adjusted EBITDA, subjective individual performance goals for fiscal 2014 (with this last component, in the case our chief executive officer, being limited by an objective performance formula based on our fiscal 2014 non-GAAP Adjusted EBITDA) and, in the case of Mr. Lowenstein, his fiscal 2014 revenue oversight.(2) Mr. Holmes, who became our chief financial officer, executive vice president and treasurer on November 10, 2014, received the discretionary bonus discussed below under the heading "Discretionary cash bonus paid to Mr. Holmes for fiscal 2014". The use of these cash incentive bonuses permit us to provide our executives with incentives to pursue particular objectives in any given year that are consistent with our growth and profitability, as well as the overall goals and strategic direction set by our board of directors. These cash incentive bonuses also tie compensation to performance, and thus play an important role in our pay-for-performance philosophy. The importance of this philosophy to us and our compensation committee is demonstrated by the fact that the target payment amounts under the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 represented approximately 54% of the target cash compensation that they were eligible to receive for fiscal 2014.(3)

        An analysis of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance, as well as the determination by our compensation committee on March 17, 2015 of the actual amounts to be paid with respect to them, is set forth below. A more complete description of our cash incentive plan and these cash incentive bonuses is contained in this proxy statement under the headings "Plan-based awards—Cash incentive plan" and "Plan-based awards—Cash incentive bonuses for fiscal 2014 performance" below.

  Performance criteria and targets of cash incentive bonuses for fiscal 2014 performance.

        On March 7, 2014, our compensation committee determined the performance criteria, performance targets and payment formulas of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance under our cash incentive plan.

(2)
Important disclosure regarding these non-GAAP financial measures is contained in the section of this proxy statement entitled "Non-GAAP financial measures and safe harbor for forward-looking statements" above.

(3)
This percentage does not take into account the revenue oversight component of the cash incentive bonus that Mr. Lowenstein was eligible to receive, which had no pre-determined target payment amount.

        The performance criteria underlying these cash incentive bonuses were based on non-GAAP financial metrics based on our fiscal 2014 consolidated net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) and our fiscal 2014 consolidated Adjusted EBITDA (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee and, in calculating Adjusted EBITDA from our income from operations, excluding the following non-cash expenses: depreciation and amortization, share-based compensation expense and amortization of forgivable loans), and on individual subjective performance goals for fiscal 2014 tailored for each 2014 executive officer.(4) These net revenue and earnings performance criteria were weighted equally, with each tied to 35% of the target payment amount of these cash incentive bonuses. This proportion of objective financial performance criteria was designed to motivate our executive officers to consider and improve both our growth and our profitability, thereby aligning their interests with the interests of our shareholders.

        The performance targets established by our compensation committee for these objective financial performance criteria were as follows: the performance target for our fiscal 2014 consolidated non-GAAP net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was $291.7 million and the performance target for our fiscal 2014 consolidated non-GAAP Adjusted EBITDA (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was $47.1 million.

        30% of the target payment amounts of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance were based on subjective individual performance goals. This component was designed to motivate them to pursue individual, qualitative and strategic goals consistent with their particular roles. These subjective individual goals were set for our 2014 executive officers (other than Mr. Maleh, our chief executive officer) by our compensation committee in consultation with our chief executive officer and, for Mr. Maleh, by our compensation committee. In setting the relative importance of this subjective component as compared to the components based on objective financial performance criteria, our compensation committee had previously received advice from its compensation consultant that 30% was both appropriate and consistent with competitive practice.

        The cash incentive bonus that Mr. Lowenstein was eligible to receive for fiscal 2014 performance included an additional revenue oversight component based on the revenue we generated in fiscal 2014 from his key clients. This component was included in addition to the components based on management performance in order to recognize the importance of, and to reward, Mr. Lowenstein's direct client revenue oversight activities.

  Payment formulas of cash incentive bonuses for fiscal 2014 performance.

        The overall target payments for the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance, excluding Mr. Lowenstein's revenue oversight component, which did not have a pre-determined target payment, were as follows: for Mr. Maleh, $900,000 (or 150% of base salary); for Mr. Mackie, $350,000 (or approximately 82% of base salary); and for Mr. Lowenstein, $400,000 (or 100% of base salary). As a result, approximately 54% of the target cash compensation that our 2014 executive officers were eligible to receive for fiscal 2014 was subject to performance conditions (without taking into account the revenue oversight component of Mr. Lowenstein's cash incentive bonus), demonstrating our pay-for-performance philosophy.

(4)
Our subsidiary NeuCo, Inc., or "NeuCo," develops and markets a family of neural network software tools and complementary application consulting services that are currently focused on electric utilities. As of January 3, 2015, our ownership interest in NeuCo was 55.89%.

        The amounts to be paid under these cash incentive bonuses, which were determined by our compensation committee on March 17, 2015 as described under the heading "Amounts paid with respect to cash incentive bonuses for fiscal 2014 performance" below, could not exceed a maximum payment amount, mitigating the risk that the incentive compensation payable to our 2014 executive officers for fiscal 2014 would not be commensurate with our actual performance. These maximum payment amounts, which emphasize the relative importance of the objective financial performance criteria underlying them, were determined as follows: (1) the maximum payment of any component linked to our consolidated non-GAAP net revenue or our consolidated non-GAAP Adjusted EBITDA was equal to twice that component's target payment; (2) the maximum payment of any component linked to individual subjective performance goals was 140% of that component's target payment; and (3) the maximum payment of Mr. Lowenstein's revenue oversight component was $650,000. The amount payable to Mr. Maleh under the component linked to individual subjective performance goals was further limited by an objective formula amount based on our consolidated fiscal 2014 non-GAAP Adjusted EBITDA (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items as determined by our compensation committee) in order to preserve the deductibility of the amounts payable to him under it. The target and maximum amounts payable under these cash incentive bonuses are reported under the heading "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" in the "Grant of Plan-Based Awards for Fiscal 2014" table below.

        The payment formulas under the components of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance tied to objective financial performance criteria increased the payment by 1% of the target payment for each 1% that the performance of the applicable performance criteria exceeded the applicable performance target (subject to the component's maximum payment amount), and decreased the payment by 1% of the target payment for each 1% that the performance of the applicable performance criteria missed the applicable performance target (subject to a floor of zero). Our compensation committee initially adopted this one-to-one so-called "leverage curve" in fiscal 2009 based, in part, on advice from its compensation consultant that less steep leverage curves are more appropriate when performance targets are unpredictable and volatile. Our compensation committee decided to retain this one-to-one leverage curve for the components of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance tied to objective financial performance criteria based on the same rationale. The performance formula determining the amount payable under the components of these cash incentive bonuses tied to individual subjective performance goals provided for a payment based on a tally sheet weighted-average score of the applicable executive officer's achievement of his individual subjective business goals ranging from one to five. Specifically, this formula provided for a payment linearly ranging from (1) 60% to 90% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from one to two, (2) 90% to 110% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from two to four, and (3) 110% to 140% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from four to five. Our compensation committee developed this payment formula in consultation with its compensation consultant. The payment formula for Mr. Lowenstein's revenue oversight component provided for a payment ranging from $0 to $650,000 as the revenues generated by us in fiscal 2014 from his key clients ranged from $0 million to $8 million. This payment formula was designed to capture the difference between what a typical sourcing consultant would receive at various revenue oversight levels, as applicable, compared to the compensation that Mr. Lowenstein would otherwise receive for his service as an executive officer for fiscal 2014.

        Regardless of the amount determined by the payment formula with respect to any component of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance, our compensation committee retained the ability to reduce or eliminate the amount actually paid under the component in its discretion. This discretion mitigated the risk that the cash incentive compensation payable to our executive officers for fiscal 2014 would not be commensurate with our actual performance.

  Amounts paid with respect to cash incentive bonuses for fiscal 2014 performance.

        On March 17, 2015, our compensation committee determined the amounts to be paid to our 2014 executive officers with respect to the cash incentive bonuses they were eligible to receive for fiscal 2014 performance, and the amounts actually paid to them in respect of these cash incentive bonuses are reported below in the "Summary Compensation Table for Fiscal 2014" under the heading "Non-Equity Incentive Plan Compensation." The amounts to be paid under each of these cash incentive bonuses were determined as follows:

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  Component linked to our net revenue.  Our fiscal 2014 consolidated non-GAAP net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was approximately $301.6 million, or approximately 3.4% above the performance target of $291.7 million. Accordingly, the amount payable under the payment formula for the net revenue component of these cash incentive bonuses was the target payment increased by approximately 3.4% of the target payment.

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  Component linked to earnings before interest and taxes.  Our fiscal 2014 consolidated non-GAAP Adjusted EBITDA (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was approximately $49.9 million, or approximately 5.9% above the performance target of $47.1 million. Accordingly, the amount payable under the payment formula for the Adjusted EBITDA component of these cash incentive bonuses was the target payment increased by approximately 5.9% of the target payment.

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  Component linked to individual subjective performance goals.  Based on the subjective individual performance goal weighted-average scores for each of the 2014 executive officers, the amounts payable under the payment formula for the subjective individual performance goal component of these cash incentive bonuses were equal to the following percentages of their respective target amounts: for Mr. Maleh, 114%; for Mr. Mackie, 90.0%; and for Mr. Lowenstein, 90.0%. Because our fiscal 2014 consolidated non-GAAP Adjusted EBITDA (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was greater than 50% of the performance target of $47.1 million, the objective payment formula capping the subjective individual performance goal component of Mr. Maleh's cash incentive bonus did not operate to reduce the amount otherwise payable to Mr. Maleh under this component.

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  Components linked to revenue oversight.  The revenue we generated from Mr. Lowenstein's key clients in fiscal 2014 was less than $2.4 million. Accordingly no amount was paid under the payment formula for the revenue oversight component of Mr. Lowenstein's cash incentive bonus.

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  Determination of Amount Paid.  After calculating the total amount payable to each of our 2014 executive officers under these cash incentive bonuses' payment formulas, our compensation committee reduced aggregate amount paid to them with respect to these bonuses by approximately 11.6%.

Discretionary cash bonus paid to Mr. Holmes for fiscal 2014

        Mr. Holmes, who was promoted to our chief financial officer, executive vice president and treasurer on November 10, 2014, was eligible to receive a purely discretionary cash bonus for fiscal

2014. On March 7, 2014, our chief executive officer determined that the amount payable under this bonus was $220,000. This bonus rewarded Mr. Holmes for his role as our corporate development officer. This amount is reported below in the "Summary Compensation Table for Fiscal 2014 under the heading "Bonus."

Equity incentive compensation

        In fiscal 2014, the compensation we paid to our named executive officers (including Mr. Holmes, who became our chief financial officer, executive vice president and treasurer on November 10, 2014) included equity incentive compensation.

        We believe that the equity incentive compensation granted under our long-term incentive program or "LTIP" is the cornerstone of our overall pay-for-performance compensation program for our senior corporate leaders (including our named executive officers) and our practice leaders and other key revenue generators. These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and our profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        We grant LTIP equity awards under our 2006 equity incentive plan, which was adopted by our shareholders in April 2006. Our compensation committee adopted the LTIP in fiscal 2009 to create a framework for grants made under our 2006 equity incentive plan. An analysis of the equity compensation granted to our named executive officers in fiscal 2014 under our long-term incentive program and our 2006 equity incentive plan is set forth below. More complete descriptions of our long-term incentive program and 2006 equity incentive plan, and the equity awards granted under them to our named executive officers in fiscal 2014, are contained in this proxy statement under the headings "Plan-based awards—Long-term incentive program" and "Plan-based awards—2006 equity incentive plan" below. Where appropriate, our compensation committee also may grant special restricted stock bonuses under our 2006 equity incentive plan to recognize special achievements relating to unique circumstances. A description of the special restricted stock bonus granted to our president and chief executive officer, Mr. Maleh, in fiscal 2014 appears in this compensation discussion and analysis under the heading "Special restricted stock bonus awarded in fiscal 2014" below.

  Long-term incentive program.

        Equity awards granted under our long-term incentive program to our senior corporate leaders, practice leaders and other key revenue generators are comprised of the following types of equity awards granted under our 2006 equity incentive plan in the following proportions: 30% stock options, 30% time-vesting restricted stock unit awards, or "RSUs," and 40% performance-vesting restricted stock unit awards, or "PRSUs," each of which is described more fully below. For purposes of these weightings, each share subject to a stock option is treated as one-half of a share, each share by which an RSU or a PRSU is measured is treated as one share, and it is assumed that each PRSU's target performance will be achieved.

        The equity awards comprising grants made to our senior corporate leaders, practice leaders and other key revenue generators under our long-term incentive program are designed to work together to achieve the program's primary objectives, namely to:

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  directly align a significant portion of the total compensation of these employees with the delivery of future value to our shareholders;

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  focus these employees on performance by directly linking their compensation to the achievement of predetermined performance goals and shareholder returns;

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  provide a competitive compensation program that has significant retention value; and

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  promote top line and bottom line growth.

        As noted above, these equity awards are comprised of stock options, RSUs and PRSUs. Equity grants under our long-term incentive program include stock options because they motivate our senior corporate leaders, practice leaders and other key revenue generators to increase shareholder value. The four-year vesting schedule applicable to the stock options granted under our long-term incentive program provides long-term retention value. Stock options granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

        RSUs are included in the equity grants made under our long-term incentive program because their value is directly based on the value of our common stock, so RSUs directly align the interests of our senior corporate leaders, practice leaders and other key revenue generators and our shareholders. The four-year vesting schedule applicable to RSUs granted under our long-term incentive program provides long-term retention value that is less dependent on our stock price than the retention value of stock options, which may be reduced if our stock price drops below the stock options' exercise price. Because RSUs vest based on time, not performance, the compensation they provide is subject to the deductibility limitations of Section 162(m).

        PRSUs are included in the equity grants made under our long-term incentive program because the value of the award is based on our performance, over a period of one fiscal year or more, enabling us to provide longer-term compensation that motivates our senior corporate leaders, practice leaders and other key revenue generators to increase our profitability and our growth and to increase shareholder value. The PRSUs granted under our long-term incentive program also provide long-term retention value because the RSUs earned based upon the outcome of a PRSU's performance conditions is subject to further time-based vesting, so the entire award is paid over a four-year vesting period, regardless of the length of the PRSU's performance period. PRSUs granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

        These stock options and shares of common stock issued pursuant to the vesting of these RSUs and PRSUs further align the interests of our senior corporate leaders, practice leaders and other key revenue generators and our shareholders because they are held subject to our stock ownership guidelines described in this compensation discussion and analysis under the heading "Stock ownership guidelines" below.

  Values of equity awards, and mix of cash and equity compensation, for fiscal 2014.

        On November 20, 2014, our compensation committee granted equity awards to our senior corporate leaders, practice leaders and other key revenue generators under our long-term incentive program. The aggregate grant date fair value of these equity awards granted to our named executive officers (assuming the PRSUs' target performance would be achieved) were as follows: for Mr. Maleh,

$725,590; for Mr. Lowenstein, $362,795; and for Mr. Holmes, $272,112. Mr. Mackie, who resigned as our chief financial officer, executive vice president and treasurer on November 10, 2014, did not receive a grant of equity awards under our long-term incentive program in fiscal 2014. Accordingly, the target grant date fair value of this equity compensation represented approximately 32% of the target total cash and equity compensation for fiscal 2014 of our 2014 executive officers for fiscal 2014 who received equity grants. Combining this equity compensation, whose value is tied to the value of our common stock, and the target payments of the cash incentive bonuses that our 2014 executive officers were eligible to receive based on fiscal 2014 performance under our cash incentive plan, over 66% of our 2014 executive officers' target compensation for or granted in fiscal 2014 consisted of awards subject to performance conditions and continued service, demonstrating our commitment to providing executive compensation that aligns the interests of our executive officers with the interests of our shareholders, rewards performance and provides retention value.

        The number of shares of our common stock subject to stock options, the number of shares of our common stock by which RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which PRSUs are measured with respect to the equity awards granted to each of our executive officers under our long-term incentive program in fiscal 2014 are set forth under the headings "All Other Option Awards: Number of Securities Underlying Options," "All Other Stock Awards: Number of Shares of Stock or Units," and "Estimated Future Payouts Under Equity Incentive Plan Awards," respectively, in the "Grant of Plan-Based Awards for Fiscal 2014" table below.

  PRSUs granted in fiscal 2014

        The PRSUs granted to our senior corporate leaders, practice leaders and other key revenue generator in fiscal 2014 are based on the performance over fiscal 2015 and fiscal 2016 of our consolidated non-GAAP average Adjusted EBITDA (including acquisitions and divestitures) and our consolidated non-GAAP cumulative net annual revenue growth (excluding acquisitions and divestitures), which aligns the interests of our named executive officers and shareholders by motivating our named executive officers to consider both our growth and profitability. The non-GAAP Adjusted EBITDA and revenue we will use for these purposes will be the same as the non-GAAP Adjusted EBITDA and revenue we report with our financial results for the applicable measurement periods.(5) The number of shares of our common stock potentially issuable under each of these PRSUs based on the outcome of its performance conditions ranges from a threshold of 50% of the PRSU's target payment to a maximum of 125% of the PRSU's target payment. If these PRSUs' threshold performance level is not achieved over their performance period, no payment will be made under the PRSUs, mitigating the risk that the incentive compensation payable under them will not be commensurate with our actual performance. When determining these PRSU's performance targets, our compensation committee sets goals that it believes will be challenging to achieve, based on a review of our future financial plan and general economic conditions, in order to motivate a high degree of business performance with an emphasis on longer-term financial objectives.

Stock ownership guidelines

        The equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our long-term incentive program, or "LTIP," are subject to share ownership requirements to further promote the long-term nature of the program. The share ownership thresholds are 400% of base salary for our chief executive officer, 300% of base salary for each of our other executive officers, and 140% of base salary for the other LTIP participants. The equity awards that count towards these share ownership thresholds are (1) vested stock options granted under the LTIP,

(5)
Important disclosure regarding these non-GAAP financial measures is contained in the section of this proxy statement entitled "Non-GAAP financial measures and safe harbor for forward-looking statements" above.

(2) shares of our common stock issued pursuant to vested time-vesting restricted stock unit awards, or "RSUs," granted under the LTIP, (3) shares of our common stock issued pursuant to vested performance-vesting restricted stock unit awards, or "PRSUs," granted under the LTIP and (4) any shares of our common stock or vested stock options delivered to us to be held for purposes of meeting these stock ownership guidelines. If an employee is subject to our stock ownership guidelines, until his or her employment with us ends or he or she is no longer otherwise providing services for us, he or she may not exercise any stock option issued under the LTIP or delivered to us to be held for purposes of meeting the stock ownership guidelines, or sell or transfer any shares of common stock issued with respect to RSUs or PRSUs granted under the LTIP or delivered to us to be held for purposes of meeting the stock ownership guidelines (except for sales to cover withholding taxes with respect to such issuance), unless his or her share ownership threshold is met and would continue to be met after such exercise, sale or transfer. In any event, an employee subject to our stock ownership guidelines may exercise any vested stock option granted under the LTIP or delivered to us to be held for purposes of meeting the stock ownership guidelines within one year of such stock option's expiration date. For purposes of these stock ownership guidelines, shares of our common stock are valued based on the closing price of our common stock reported on the NASDAQ Global Select Market on the day prior to the applicable exercise, sale or transfer and vested stock options are valued based on the Black-Scholes option-pricing model.

Policy on derivatives, hedging, short sales and pledging

        Our trading policies prohibit our employees, consultants and non-employee directors from (i) purchasing, selling or otherwise trading in options (including publicly traded options), puts, calls, warrants and other derivatives involving or relating to our common stock, (ii) engaging in any hedging activities with respect to our common stock, (iii) engaging in short sales or taking equivalent positions in our common stock, or (iv) holding shares of our common stock in a margin account or, without the express authorization of our chief executive officer or general counsel, pledging shares of our common stock as security.

Practices regarding the grant of equity awards

        Our compensation committee has generally followed a practice of making all equity awards to our senior corporate leaders, practice leaders and other key revenue generators on a single date each year. The committee authorized all of the equity awards made in fiscal 2014 under our long-term incentive program on November 20, 2014. We do not otherwise have any program, plan or practice related to the timing of the granting of equity awards to our executive officers as it relates to the release of material non-public information.

        All equity awards made to our senior corporate leaders, practice leaders and other key revenue generators, or to any of our other employees or directors, are currently made pursuant to our 2006 equity incentive plan. All stock options under this plan are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the plan to be the closing price per share on the applicable date as reported by a nationally recognized stock exchange. In connection with inducement grants made to new hires outside of the 2006 equity incentive plan, we have at times granted options at strike prices significantly above the then current fair market value of our common stock, as an incentive for these new hires to participate only in very significant increases in our overall stock value. We do not otherwise have any program, plan or practice of awarding stock options, or setting the exercise price of stock options based on our stock price, on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices (or lowest prices) of our common stock over a period preceding, surrounding or following the grant date. While our compensation committee's charter permits the committee to delegate its authority to grant equity awards in certain circumstances, all grants to employees are currently made by the committee itself and not pursuant to any delegated authority.

Special restricted stock bonus awarded in fiscal 2014

        On February 25, 2014, our compensation committee granted Mr. Maleh, our president and chief executive officer, a special bonus of 21,748 restricted shares of our common stock, which vest in four equal annual installments, the first of which occurred on February 25, 2015. The committee granted Mr. Maleh this bonus in recognition of his exceptional personal performance during fiscal 2013.

Perquisites and other compensation

        Our executive officers have typically received modest perquisites and other compensation paid by us—mainly parking, contributions to our 401(k) savings and retirement plan (described in this compensation discussion and analysis under the heading "401(k) savings plan" below), premiums we pay for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of our executive officers, and reimbursement for certain health and dental premiums and expenses. Our compensation committee believes these modest perquisites and other compensation are consistent with our overall policy of providing competitive compensation to attract and retain our executive officers.

Clawback policies

        In April 2015, our board of directors adopted an equity and incentive compensation recovery policy. This policy enables our board of directors to seek recoupment of annual or long-term incentive or equity compensation from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles) together with a determination by our board of directors that the applicable person was, together or with others, directly responsible for this non-compliance. The amount recoverable pursuant to this policy cannot exceed the additional compensation received by the applicable person as a result of the financial statements initially used to determine his or her compensation differing from the restated form, and no compensation can be recovered under this policy more than three years after it was paid or vested, as applicable. This policy applies to persons who serve as our named executive officers during or after fiscal 2015, and to annual or long-term incentive or equity compensation granted after April 30, 2015. Subject to these limitations, our board of directors has the full authority to determine whether to seek recovery or the amount that will be recovered under this policy in any particular instance, taking into account the facts or circumstances that it deems appropriate. Our board of directors intends to amend this policy, as necessary, to make it comply with any applicable requirements or listing standards.

        The long-term incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions, or fraud.

        Our chief executive officer and chief financial officer are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to reimburse us for certain bonus or other incentive-based or equity-based compensation, and certain profits received on the sale of our securities, when there has been an accounting restatement due to our material noncompliance, resulting from misconduct, with any financial reporting requirement under the securities laws.

Employment agreements

        We have an employment agreement with Mr. Mackie, our former chief financial officer, executive vice president and treasurer, that is described in this proxy statement under the heading "Potential payments upon termination or change in control" below. Mr. Mackie's employment agreement provides for certain payments upon his termination in a change in control, as described in that section.

        Our other named executive officers do not have employment agreements, other than our standard employee agreements related to confidentiality, non-competition and non-solicitation. As described in this proxy statement under the heading "Potential payments upon termination or change in control" below, a change in control may also trigger payments to our named executive officers under our cash incentive plan, and a named executive officer's death or disability may trigger acceleration of certain equity awards granted to the named executive officer under our 2006 equity incentive plan, pursuant to the applicable award agreement.

401(k) savings plan

        Under our 401(k) savings plan, a tax-qualified retirement savings plan, participating employees, including our named executive officers, may contribute up to 80% of regular and bonus earnings on a before-tax basis, up to the applicable calendar year limit, which was $17,500 in calendar year 2014, into their 401(k) plan accounts. Participants age 50 and over may also contribute catch-up contributions of up to $5,500 for calendar year 2014. In addition, under the 401(k) plan, we match an amount equal to fifty cents for each dollar contributed by participating employees on the first 6% of their regular and bonus earnings up to a maximum amount. This maximum matching amount was $7,800 in calendar year 2014. Amounts held in 401(k) plan accounts on behalf of an employee may not be withdrawn prior to the employee's termination of employment, total and permanent disability, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the Internal Revenue Service. We maintain our 401(k) plan because we wish to encourage our employees to save some percentage of their cash compensation for their retirement. Our 401(k) plan permits employees to make such savings in a manner that is relatively tax efficient.

Policy on deductibility of compensation

        Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation in excess of $1.0 million paid to each of our chief executive officer and our three other most highly compensated named executive officers, other than our chief financial officer, in any fiscal year. Compensation that is "qualified performance-based compensation" within the meaning of Section 162(m) does not count towards this $1.0 million limit. The cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance under our cash incentive plan (excluding the components tied to the subjective individual performance goals for all of our executive officers other than our chief executive officer), as well as the stock options and PRSUs granted to our named executive officers in fiscal 2014 under our long-term incentive program and 2006 equity incentive plan, were all designed to be qualified performance-based compensation, preserving the deductibility of the amounts paid under them. Special cash or stock bonuses, such as the restricted stock bonus granted to Mr. Maleh in 2014 described under the heading "Equity Incentive Compensation—Special restricted stock bonus awarded in fiscal 2014" above, count toward the Section 162(m) $1.0 million limit described above. Section 162(m) only minimally limited the deductibility of the compensation we paid to our chief executive officer, but did not limit the compensation paid to any of our other named executive officers, in fiscal 2014.

        Our policy with respect to Section 162(m) is to make a reasonable effort to cause compensation paid to our named executive officers to be deductible by us while simultaneously providing our named executive officers with appropriate rewards for their performance. Our compensation committee may, in its discretion, defer compensation that would not be deductible under Section 162(m) and may decide to make payments to our executive officers that are not fully deductible because of the Section 162(m) limitation.

Compensation committee report

        The compensation committee has reviewed and discussed with management the contents of the compensation discussion and analysis set forth above. Based on this review and discussion, the committee recommended to our board of directors that the above compensation discussion and analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the fiscal year ended January 3, 2015.

The compensation committee
William Schleyer (Chair) Rowland Moriarty Thomas Robertson

Compensation policies and practices as they relate to risk management

        Our compensation committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation programs, and considered various mitigating factors. Based on these reviews and discussions, the committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking. Some of the reasons leading to the committee's conclusion are as follows:

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  The compensation we pay to our senior corporate leaders, practice leaders and other key revenue generator consists of both fixed and variable components. The fixed portion is designed to provide steady income regardless of our common stock's performance, so that these employees do not focus solely on our stock performance to the detriment of other important business metrics. The equity compensation paid to our senior corporate leaders, practice leaders and other key revenue generator through our long-term incentive program is designed to reward long-term performance. For example, the stock options and time-vesting restricted stock unit awards granted under our long-term incentive program vest in equal annual installments over a period of four years, and the performance-vesting restricted stock unit awards are linked to our performance over periods of one to four years. The proportions of salary and equity compensation are designed to ensure that our senior corporate leaders, practice leaders and other key revenue generators are properly motivated without being encouraged to take unnecessary or excessive risks.

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  The performance criteria underlying the performance-vesting restricted stock unit awards granted to our senior corporate leaders, practice leaders and other key revenue generator under our long-term incentive program are based on performance criteria related to our consolidated net revenue growth and Adjusted EBITDA or average operating margin, which encourages these employees to focus on growth and efficiency, and discourages risk-taking focused on improving only one of these measures of our performance because such a focus would ultimately harm our stock price and thus the value of their equity awards. There is no payment under any of these awards if the award's threshold performance levels are not achieved, and each award contains a pre-determined maximum payment, which mitigates risk by making it less likely that the payout on any given award will not correspond to performance. Finally, the mix of equity vehicles, and the performance criteria applicable to performance-vesting restricted stock unit awards granted, under our long-term incentive program apply to all of our senior corporate leaders, practice leaders and other key revenue generators, creating a consistent compensation risk profile across our business.

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  The financial performance criteria underlying the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance under our cash incentive plan are based on net revenue and Adjusted EBITDA measures, which encourages our executive officers to focus on growth and efficiency. These awards have pre-determined maximum payouts and use a relatively flat one-to-one leverage curve for adjusting the payments for performance that misses or exceeds the awards' performance targets, which reduces the risk that payouts under the awards will not correspond to performance. Most important, our compensation committee can exercise its discretion to reduce or eliminate the payment made under any of these awards, regardless of the amount resulting from the award's payment formula.

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  We have adopted stock ownership guidelines with respect to equity awards made under our long-term incentive program, which further motivates our senior corporate leaders, practice leaders and other key revenue generators to consider our long-term performance.

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  We have adopted compensation recovery policies, which further mitigates the risk that payment under performance awards will not be aligned with our actual performance.

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  Our compensation committee has generally followed a practice of making all equity awards under our long-term incentive program on a single date each year, so the equity component of our compensation program cannot be timed or coordinated with the release of material information.

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  Except with respect to the 30% component of the cash incentive bonuses that our 2014 executive officers (other than our chief executive officer) were eligible to receive for fiscal 2014 performance tied to subjective individual performance goals, the amounts earned under these cash incentive bonuses and the performance-vesting restricted stock units awards granted to our named executive officers under our 2006 equity incentive plan and long-term incentive program are designed to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, which preserves the deductibility of the amounts payable under them. The outcome and payments of these awards are certified to, and approved by, our compensation committee.

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  Our compensation committee has sought and received the advice of a compensation consultant regarding certain of our compensation practices and policies and the structure and design of our compensation programs; our committee determined that this consultant, which provided services only as directed by the committee and had no other relationship with us during fiscal 2014, is independent from us and that the limited services provided by it in fiscal 2014 raised no conflicts of interest.

Executive compensation

        Summary compensation.    The following table provides a summary of all compensation earned with respect to fiscal 2014 by Paul Maleh, our president and chief executive officer, Chad Holmes, who became our chief financial officer, executive vice president and treasurer on November 10, 2014, and the two persons other than our chief executive officer and chief financial officer who served as executive officers during fiscal 2014, Arnold Lowenstein, our chief strategy officer and executive vice president, and Wayne Mackie, who stepped down as our chief financial officer, executive vice president and treasurer on November 10, 2014. Although Mr. Mackie is no longer one of our executive officers, he is currently treated as a named executive officer for the purposes of disclosure in this proxy statement.

        The compensation received by our named executive officers in fiscal 2014 consisted of the following: base salary; non-equity incentive plan awards in the form of cash incentive bonuses that our 2014 executive officers were eligible to receive for 2014 performance under our cash incentive plan and in the case of Mr. Holmes, a purely discretionary bonus; equity awards in the form of stock options, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock unit awards, or "PRSUs," based on fiscal 2015 and fiscal 2016 performance; in the case of Mr. Maleh, a special restricted stock award; and modest perquisites and other compensation. The structure of the cash incentive bonuses, and the determination by our compensation committee on March 17, 2015 of the amounts payable under them, are described in this proxy statement under the headings "Plan-based awards—Cash incentive plan" and "Plan-based awards—Cash incentive bonuses for fiscal 2014 performance" below. The structure of the stock options, RSUs and PRSUs are described in this proxy statement under the headings "Plan-based awards—Long-term incentive program" and "Plan-based awards—LTIP awards granted in fiscal 2014" below. Analysis and further information about our named executive officers' fiscal 2014 compensation is set forth in this proxy statement under the heading "Compensation discussion and analysis" above.

Summary Compensation Table for Fiscal 2014

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)(6)	Total ($)
Paul Maleh	2014	600,000	—		1,041,962	183,615	950,000		21,218	2,796,795
President, chief executive	2013	600,000	—		559,390	201,606	740,000		33,186	2,134,182
officer and director	2012	600,000	—		127,250	—	—		29,835	757,085
Chad Holmes	2014	296,923	220,000	(7)	203,256	68,856	—		9,466	798,501
Chief financial officer, executive vice president and treasurer
Wayne Mackie	2014	425,000	—		—	—	320,000		30,995	775,995
Former chief financial	2013	375,000	—		209,766	75,604	205,000		24,627	889,997
officer, executive vice president and treasurer	2012	375,000	—		—	—	—		28,561	403,561
Arnold Lowenstein	2014	400,000	—		270,988	91,808	250,000		21,563	1,034,359
Chief strategy officer and	2013	400,000	—		279,695	100,803	370,000	(8)	22,688	1,173,186
executive vice president	2012	400,000	—		—	—	150,000	(9)	27,392	577,392

(1)
Amounts reflect the aggregate grant date fair values of grants of shares of restricted stock, RSUs and PRSUs, as applicable, made in the specified fiscal periods to each of our named executive officers under our 2006 equity incentive plan. Specifically, in fiscal 2012, our compensation committee granted a bonus of shares of restricted stock to Mr. Maleh on March 23, 2012; in fiscal 2013, each named executive officer was granted, on November 19, 2013, RSUs and PRSUs based on fiscal 2014 and fiscal 2015 performance under our long-term incentive program; in fiscal 2014, each named executive officer (other than Mr. Mackie) was granted, on November 20, 2014, RSUs and PRSUs based on fiscal 2015 and fiscal 2016 performance under our long-term incentive program, and our compensation committee granted a bonus of shares of restricted stock to Mr. Maleh on February 25, 2014. The grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair value of each PRSU was computed based on the probable outcome of its performance conditions. Additional details on our accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 12, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2015.

(2)
The grant date fair values of the PRSUs based on fiscal 2015 and 2016 performance granted to our named executive officers (other than Mr. Mackie) in 2014, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $387,125; for Mr. Lowenstein, $193,563; and for Mr. Holmes, $145,156.

  The grant date fair values of the PRSUs based on fiscal 2014 and 2015 performance granted to each of our 2014 executive officers in fiscal 2013, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $399,561; for Mr. Mackie, $149,827; and for Mr. Lowenstein, $199,791. These grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant.

(3)
The amounts reflect the aggregate grant date fair values of stock options granted in the specified fiscal periods to our named executive officers under our long-term incentive program and 2006 equity incentive plan. The grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, using the Black-Scholes option-price model. In fiscal 2014, this model was based on the following weighted-average assumptions: expected life—5.0 years; expected volatility—43.03%; risk-free interest rate—1.62%; and no expected dividends. In fiscal 2013, this model was based on the following weighted-average assumptions: expected life—5.0 years; expected volatility—46.88%; risk-free interest rate—1.37%; and no expected dividends. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 12, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2015.

(4)
The amounts shown represent amounts earned in respect of the cash incentive bonuses based on performance measured over the specified fiscal periods granted to our 2014 executive officers under our cash incentive plan. The amounts earned on the cash incentive bonuses for fiscal 2014 performance were determined by our compensation committee on March 17, 2015.

(5)
For fiscal 2014, the amounts shown represent other compensation in the form of contributions to our savings and retirement plan on behalf of each of our named executive officers and premiums we paid for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of our named executive officers, as well as the perquisites and other personal benefits described in footnote (6) below.

(6)
For fiscal 2014, the amounts shown for our named executive officers (other than Mr. Holmes) include our aggregate incremental cost of the following perquisites and other personal benefits paid to our named executive officers: reimbursement for certain health and dental premiums and expenses and parking. For fiscal 2014, compensation in the form of perquisites and other personal benefits has been omitted for Mr. Holmes because the total value of perquisites and other personal benefits paid to him in fiscal 2014 was less than $10,000.

(7)
Represents discretionary bonus received for fiscal 2014.

(8)
Includes the $50,000 formula payment amount, determined by our compensation committee on March 18, 2014, of the revenue oversight component of Mr. Lowenstein's cash incentive bonus for fiscal 2013 performance based upon the revenue we generated from his key clients in fiscal 2013.

(9)
Represents the amount, determined by our compensation committee on March 15, 2013, paid under the revenue oversight component of Mr. Lowenstein's cash incentive bonus for fiscal 2012 performance based upon the revenue we generated from his key clients in fiscal 2012.

        Plan-based awards.    The plan-based awards granted to our named executive officers in fiscal 2014 consisted of (1) cash incentive bonuses that our 2014 executive officers were eligible to receive based on fiscal 2014 performance under our cash incentive plan and (2) stock options, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock unit awards, or "PRSUs," based on fiscal 2015 and fiscal 2016 performance, granted to our named executive officers (other than Mr. Mackie) on November 20, 2014 under our long-term incentive program and our 2006 equity incentive plan. Our cash incentive plan, the structure and determination of the amounts to be paid under these cash incentive bonuses, our long-term incentive program, our 2006 equity incentive plan, and the structure of the stock options, RSUs and PRSUs granted under our long-term incentive program and 2006 equity incentive plan are described below.

  Cash incentive plan.

        Our cash incentive plan authorizes the grant of performance-based incentive awards to our executive officers and other salaried employees. The plan is designed to facilitate the granting of performance awards to our executive officers intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, which preserves the deductibility of amounts paid under the awards. A performance award granted under the plan is payable only to the extent certain performance targets, based on performance criteria specified by our compensation committee, are achieved in the relevant measurement period. These performance targets can be based on objective financial performance criteria, including, but not limited to, revenue; net revenue; revenue growth; earnings before interest, taxes, depreciation and amortization; funds from operations; funds from operations per share; operating income; operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income; cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available from operations; net earnings; earnings per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash flow; and confidential business unit objectives. These performance targets may also be based on performance criteria in the form of individual or other goals specified by our compensation committee. Only awards based on or limited by objective financial performance criteria may qualify as qualified performance-based compensation.

        The performance criteria, performance targets and payment formulas of performance awards granted to our executive officers under our cash incentive plan must generally be determined within the first 90 days of the applicable performance period in order to qualify as qualified performance-based compensation. The period on which the performance underlying these performance awards is based must be at least a fiscal year or longer. The maximum amount payable to any executive officer in a given fiscal year under performance awards granted under the plan is $8,000,000. This maximum is prorated for executive officers who do not participate in our cash incentive plan for the entire fiscal year.

        After the completion of the performance period over which a performance award granted to an executive officer under our cash incentive plan is based, our compensation committee reviews our performance and the performance of the executive officer over the performance period, and then determines and certifies in writing the extent to which the executive officer has achieved the objective performance criteria applicable to the performance award and the appropriate amount, if any, to be paid to the executive officer with respect to the performance award. Regardless of the amount determined by the payment formula applicable to any performance award, the committee may exercise its discretion, based on whatever criteria it determines appropriate, to reduce the payment made under the performance award from the award's payment formula amount. The criteria used by our compensation committee as the basis for any such exercise of its discretion may, but need not be, set forth in the applicable performance award's terms and conditions. The payment of any performance award under our cash incentive plan is generally made shortly following the certification with respect to such award mentioned above. Performance awards issued under our cash incentive plan are payable in cash, shares of our common stock, or any combination of the two at the discretion of our compensation committee. The recipient of a performance award may receive payment under the award only if he or she is an employee on the last day of the performance period over which the performance award is based, unless our compensation committee exercises its discretion to make prorated payments to former or retired employees or to a deceased employee's estate.

        All award under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions, or fraud.

        Our cash incentive plan was initially approved by our shareholders in 2007, was re-approved by our shareholders in 2012, and must be approved every five years so that performance awards granted to our executive officers under the plan may qualify as qualified performance-based compensation. Our cash incentive plan is currently effective until the 2017 annual meeting of our shareholders (or any special meeting in lieu thereof).

  Cash incentive bonuses for fiscal 2014 performance.

        On March 7, 2014, our compensation committee determined the performance criteria, performance targets and payment formulas of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance under our cash incentive plan.

        The performance criteria underlying these cash incentive bonuses were based on non-GAAP financial metrics related to our fiscal 2014 consolidated net revenue and Adjusted EBITDA and on individual subjective performance goals for fiscal 2014 tailored to the applicable executive officer. For these purposes, these non-GAAP financial metrics exclude the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items as determined by our compensation committee, and Adjusted EBITDA excludes from income from operations the following non-cash expenses: depreciation and amortization, share-based compensation expense, and amortization of forgivable loans.(6) In addition, the cash incentive bonus that Mr. Lowenstein was eligible to receive included a revenue oversight component based on the revenue we generated in fiscal 2014 from his key clients. The overall target payments for these cash incentive bonuses, excluding Mr. Lowenstein's revenue oversight component, which did not have a pre-determined target payment, were as follows: for Mr. Maleh, $900,000; for Mr. Mackie, $350,000; and for Mr. Lowenstein, $400,000. For each of our executive officers, 35% of this target payment was linked to our fiscal 2014 consolidated non-GAAP net revenue; 35% of this target payment was linked to our fiscal 2014 consolidated non-GAAP Adjusted EBITDA; and 30% of this target payment was linked to individual subjective performance goals for fiscal 2014 established for the 2014 executive officer (other than Mr. Maleh, our chief executive officer) by our compensation committee in consultation with our chief executive officer and, for Mr. Maleh, by our compensation committee.

        The target and maximum amounts payable under these cash incentive bonuses are reported under the heading "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" in the "Grant of Plan-Based Awards for Fiscal 2014" table below. Because the revenue oversight component of the cash incentive bonus that Mr. Lowenstein was eligible to receive did not have a target payment, the $450,000 target payment reported for Mr. Lowenstein's cash incentive bonus in the table was determined by adding a representative amount payable under this revenue oversight component calculated based on his fiscal 2013 performance to the $400,000 target payment set for the other components of Mr. Lowenstein's cash incentive bonus. The maximum amounts payable under each of these cash incentive bonuses were determined as follows: (1) the maximum payment of any component linked to our consolidated non-GAAP net revenue or our consolidated non-GAAP Adjusted EBITDA was equal to twice that component's target payment; (2) the maximum payment of any component linked to individual subjective performance goals was 140% of that component's target payment; and (3) the maximum payment of Mr. Lowenstein's revenue oversight component was $650,000. The amount payable to Mr. Maleh under the component linked to individual subjective performance goals was further limited by an objective formula amount based upon our fiscal 2014 consolidated non-GAAP Adjusted EBITDA in order to preserve the deductibility of the amounts payable to him under it.

        The performance targets established by our compensation committee for the components of these cash incentive bonuses linked to overall corporate performance were as follows: the performance target for our fiscal 2014 consolidated non-GAAP net revenue (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee) was $291.7 million and the performance target for our fiscal 2014 consolidated non-GAAP Adjusted EBITDA (excluding the impact of our NeuCo subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our

(6)
Important disclosure regarding these non-GAAP financial measures is contained in the section of this proxy statement entitled "Non-GAAP financial measures and safe harbor for forward-looking statements" above.

compensation committee) was $47.1 million. The components of these cash incentive bonuses linked to individual subjective performance goals were quantified, using a scoring system developed by our compensation committee with advice from its compensation consultant, by taking the weighted average of the scores received by the applicable executive officer with respect to the subjective individual performance goals for fiscal 2014 set for the executive officer, each of which was scored on a scale of one to five. The performance target for the components of these cash incentive bonuses based on subjective individual performance goals was a weighted-average score of three.

        Under the performance formula determining the amount that our 2014 executive officers were eligible to receive under the components of these cash incentive bonuses tied to overall corporate performance, (1) the payment for target performance was the target payment, (2) the payment for performance exceeding target performance by a certain percentage equaled the target payment increased by that percentage of the target payment, subject to the maximum payments described above, and (3) the payment for performance missing target performance by a certain percentage equaled the target payment reduced by that percentage of the target payment (subject to a floor of zero). The performance formula determining the amount that our 2014 executive officers were eligible to receive under the components of these cash incentive bonuses tied to individual subjective performance goals provided for a payment linearly ranging from (1) 60% to 90% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from one to two, (2) 90% to 110% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from two to four and (3) 110% to 140% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from four to five, subject, in the case of Mr. Maleh, to an objective formula maximum amount as described above. The payment formula for Mr. Lowenstein's revenue oversight component provided for a payment ranging from $0 to $650,000 as the revenues generated by us in fiscal 2014 from his key clients ranged from $0 to $8 million. Regardless of the amount determined by the payment formula with respect to any component of these cash incentive bonuses, in no event could the amount actually paid under the component be greater than the component's maximum payment, and our compensation committee could exercise its discretion to reduce or eliminate the amount actually paid out under the component.

        As described under the heading "Compensation discussion and analysis—Performance-based annual incentive compensation—Amounts paid with respect to cash incentive bonuses for fiscal 2014 performance" above, on March 17, 2015, our compensation committee determined the amounts to be paid in respect of the cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance. These amounts are reported in the "Summary Compensation Table for Fiscal 2014" above under the heading "Non-Equity Incentive Plan Compensation."

  Long-term incentive program.

        In 2009, our compensation committee approved our long-term incentive program, which sets a framework for grants of equity awards under our 2006 equity incentive plan to our senior corporate leaders, practice leaders and other key revenue generators. Grants under our long-term incentive program are comprised of the following types of equity awards in the following proportions: 30% stock options, 30% time-vesting restricted stock unit awards, or "RSUs," and 40% performance-vesting restricted stock unit awards or, "PRSUs," each of which is described more fully below. For purposes of these weightings, each share subject to a stock option is treated as one-half of a share, each share by which an RSU or a PRSU is measured is treated as one share, and it is assumed that the PRSUs' target performance will be achieved. The stock options, and shares of common stock issued pursuant to the vesting of these RSUs and PRSUs, granted under our long-term incentive program are held subject to our stock ownership guidelines described in this proxy statement under the heading "Compensation discussion and analysis—Stock ownership guidelines" above.

        The equity awards that comprise the grants made under our long-term incentive program have the following features:

  •
  Stock options.  30% of each award granted under our long-term incentive program consists of a non-statutory stock option granted under our 2006 equity incentive plan. For purposes of this 30% weighting, each share of our common stock subject to the stock option is treated as one-half of a share. These stock options vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Like all stock options granted under our 2006 equity incentive plan, stock options granted under our long-term incentive program have a seven-year term, are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and may have their exercise prices reduced only with the approval of our shareholders. If our shareholders adopt Proposal Three at the special meeting, the stock options (other than certain incentive stock options) granted under our 2006 equity plan after the special meeting will have a term of ten, instead of seven, years. We have been advised that stock options granted under our 2006 equity incentive plan qualify as qualified performance-based compensation, and are thus not subject to Section 162(m)'s deductibility limitations.

  •
  RSUs.  30% of each award granted under our long-term incentive program consists of RSUs, measured in shares of our common stock, granted under our 2006 equity incentive plan. For purposes of this 30% weighting, each share of our common stock by which an RSU is measured is treated as one share. These RSUs vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Vested RSUs are payable, at our election, in cash, shares of our common stock or any combination of the two. RSUs granted under our long-term incentive program are subject to the deductibility limitations of Section 162(m).

  •
  PRSUs.  40% of each award granted under our long-term incentive program consists of PRSUs, measured in shares of our common stock, granted under our 2006 equity incentive plan. For purposes of this 40% weighting, each share of our common stock by which a PRSU is measured is treated as one share and it is assumed that the PRSU's target performance will be achieved. PRSUs are payable based on the extent that certain performance targets are achieved over a performance period of at least one fiscal year. The payment formula for the PRSUs granted to our named executive officers (other than Mr. Mackie) in fiscal 2014 are based on the outcomes of performance criteria related to our consolidated non-GAAP average Adjusted EBITDA (including acquisitions and divestitures) and our consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures) over fiscal 2015 and fiscal 2016, and the consolidated non-GAAP Adjusted EBITDA and net revenue we will use for these purposes will be the same as the consolidated non-GAAP Adjusted EBITDA and net revenue we will report with our financial results for the applicable measurement periods. The amount payable under each of these PRSUs vests as follows. After the end of the PRSU's performance period, our compensation committee determines the number of shares of our common stock potentially issuable under the PRSU based on the outcome of its performance conditions, or its "performance share number." On the date of this determination, 25% of the performance share number automatically vests for each anniversary of the PRSU's grant date that has occurred on or prior to this determination date. The remainder of the performance share number vests in increments of 25% of the performance share number on each subsequent anniversary of the PRSU's grant date until the performance share number is fully vested on the fourth anniversary of the PRSU's grant date. The vesting of any portion of a PRSU's performance share number is subject to the continued employment of the PRSU's recipient on the vesting date. Each PRSU has a threshold, target and maximum payment amount, and if a PRSU's threshold performance level is not achieved over the PRSU's performance period, no payment is made under the

    PRSU. Vested portions of a PRSU's performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two. We have been advised that PRSUs granted under our long-term incentive program and 2006 equity incentive plan qualify as qualified performance-based compensation, and are thus not subject to Section 162(m)'s deductibility limitations.

  LTIP awards granted in fiscal 2014.

        On November 20, 2014, our compensation committee granted equity awards under our long-term incentive program to our named executive officers (other than Mr. Mackie who resigned as our of chief financial officer, executive vice president and treasurer on November 10, 2014). As described above, these equity awards consisted of 30% stock options (treating each share of our common stock subject to the stock option as one-half of a share), 30% RSUs and 40% PRSUs (assuming the PRSU's target performance would be achieved). The number of shares of our common stock subject to these stock options, the number of shares of our common stock by which these RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which these PRSUs are measured are set forth under the headings "All Other Option Awards: Number of Securities Underlying Options," "All Other Stock Awards: Number of Shares of Stock or Units," and "Estimated Future Payouts Under Equity Incentive Plan Awards," respectively, in the "Grant of Plan-Based Awards for Fiscal 2014" table below.

  2006 equity incentive plan.

        All equity awards granted under our long-term incentive program are issued under our 2006 equity incentive plan, which is administered by our compensation committee. Our 2006 equity incentive plan provides for the following types of equity awards:

  •
  options to purchase shares of our common stock intended to qualify as "incentive stock options," as defined in section 422 of the Internal Revenue Code;

  •
  nonqualified options, which are stock options that do not qualify as incentive stock options;

  •
  restricted stock awards consisting of shares of our common stock subject to restrictions;

  •
  restricted stock unit awards consisting of the contractual right to receive shares of our common stock in the future contingent on the completion of service and/or the achievement of performance or other objectives;

  •
  performance awards, including performance-vested restricted stock unit awards, consisting of the right to receive payment of cash and/or shares of our common stock on the achievement of predetermined performance targets; and

  •
  other stock-based awards in the form of stock purchase rights, unrestricted shares of our common stock, and awards valued in whole or in part by or otherwise based on our common stock.

        All of the shares issued under our 2006 equity incentive plan or by which awards granted under the plan are measured are shares of our authorized but unissued common stock. The maximum number of shares issuable under the plan is currently 4,874,000, consisting of (1) 500,000 shares initially reserved for issuance under our 2006 equity incentive plan, (2) 1,000,000 shares that either remained for future awards under our 1998 incentive and nonqualified stock option plan on April 21, 2006, the date our shareholders initially approved our 2006 equity incentive plan, or were subject to stock options issued under the 1998 incentive and nonqualified stock option plan that were forfeited or terminated after April 21, 2006, (3) 210,000 shares approved by our shareholders at the 2008 annual meeting of our shareholders, (4) 1,464,000 shares approved by our shareholders at the 2010 special meeting in lieu of annual meeting of our shareholders and (5) 1,700,000 shares that we have determined to use of the 2,500,000 shares approved by our shareholders at the 2012 special meeting in lieu of annual meeting of our shareholders. The plan adjusts the maximum number of shares issuable under the plan if we effect a capital readjustment or pay a stock dividend without receiving compensation in return. Whenever any outstanding award under the plan expires or terminates other than by exercise or payment in shares of our common stock, the corresponding shares of common stock may again be the subject of plan awards. Each share of stock issued pursuant to an award granted on or after April 30, 2010 under the plan, other than a stock option, counts as 1.83 shares against the maximum number of shares issuable under our 2006 equity incentive plan, as does any restricted stock unit or performance award granted on or after April 30, 2010 under the plan to the extent that shares of our common stock are used for measurement purposes. The maximum aggregate number of shares of common stock that may be subject to awards granted under our 2006 equity incentive plan to a single recipient in any calendar year is 150,000.

        Our 2006 equity incentive plan was first approved by our shareholders in 2006, and, unless the plan is amended as discussed in Proposal Three, no award may be granted under the plan after April 21, 2016. At the 2015 special meeting, our shareholders are being asked to approve an increase to the number of shares of our common stock that we may issue under our 2006 equity incentive plan of 1,300,000 shares by approving (1) the use of 800,000 shares that were approved by our shareholders in 2012 that we determined not to use and (2) amendments to the plan that, among other things, would increase the maximum number of shares issuable under the plan by an additional 500,000 shares and would allow us to make grants under the plan after April 21, 2016.

  The grants of plan-based awards table for fiscal 2014.

        The following table provides further information regarding the grants of plan-based awards described above to our named executive officers during fiscal 2014.

 Grants of Plan-Based Awards for Fiscal 2014

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards							All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)
							Estimated Future Payouts Under Equity Incentive Plan Awards					Exercise or Base Price of Option Awards ($/sh)
													Grant Date Fair Value ($)(5)
Name	Type of Award(1)	Grant Date(2)	Target ($)		Maximum ($)		Threshold (#)	Target ($ or #)	Maximum ($ or #)
Paul Maleh	RS	2/25/2014	—		—		—	—	—	21,748	—	—	499,987
	CIB	3/7/2014	900,000		1,638,000		—	—	—	—	—	—	—
	OPT	11/20/2014	—		—		—	—	—	—	15,000	30.97	183,615
	RSU	11/20/2014	—		—		—	—	—	7,500	—	—	232,275
	PRSU	11/20/2014	—		—		5,000	10,000	12,500	—	—	—	309,700
Chad Holmes	OPT	11/20/2014	—		—		—	—	—	—	5,625	30.97	68,856
	RSU	11/20/2014	—		—		—	—	—	2,813	—	—	87,119
	PRSU	11/20/2014	—		—		1,875	3,750	4,687	—	—	—	116,138
Wayne Mackie	CIB	3/7/2014	350,000		637,000		—	—	—	—	—	—	—
Arnold Lowenstein	CIB	3/7/2014	450,000	(3)	1,378,000	(3)	—	—	—	—	—	—	—
	OPT	11/20/2014	—		—		—	—	—	—	7,500	30.97	91,808
	RSU	11/20/2014	—		—		—	—	—	3,750	—	—	116,138
	PRSU	11/20/2014	—		—		2,500	5,000	6,250	—	—	—	154,850

(1)
For purposes of this column, (a) "CIB" means a cash incentive bonus that the applicable executive officer was eligible to receive based on fiscal 2014 performance under our cash incentive plan, (b) "OPT" means a stock option granted under our long-term incentive program and 2006 equity incentive plan, (c) "RSU" means a time-vesting restricted stock unit award measured in shares of our common stock granted under out long-term incentive program and 2006 equity incentive plan, (d) "PRSU" means a performance-vesting restricted stock unit award measured in shares of our common stock granted under our long-term incentive program and 2006 equity incentive plan, and (e) "RS" means restricted stock granted under our 2006 equity incentive plan, but not our long-term incentive program.

(2)
The grant date of each equity award is the same as the date such award was approved by our compensation committee. None of our named executive officers paid any amount to us as consideration for any award disclosed in this table.

(3)
As discussed in the section of this proxy statement entitled "Plan-based Awards—Cash incentive bonuses for fiscal 2014 performance" above, the cash incentive bonus Mr. Lowenstein was eligible to receive for fiscal 2014 performance had an additional revenue oversight component with no target payment. The target amount reported for Mr. Lowenstein's cash incentive bonus eligibility in the table above equals the $400,000 overall target payment for the components of his cash incentive bonus linked to our overall corporate performance and his subjective individual performance goals plus a representative payment amount of $50,000 for his revenue oversight component, based on the revenue we generated in fiscal 2013 from his key clients. The maximum payment reported for Mr. Lowenstein's cash incentive bonus eligibility in the table above includes the $650,000 maximum payment under his revenue oversight component.

(4)
Table does not reflect any shares of our common stock issued in fiscal 2014 with respect to the vesting in fiscal 2014 of time-vesting restricted stock units or performance-vesting restricted stock units granted under our long-term incentive program to our named executive officers prior to fiscal 2014. These shares are reported in the "Option Exercises and Stock Vested during Fiscal 2014" table below.

(5)
The grant date fair value was computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair values of the PRSUs were computed based on the probable outcome of the awards' performance conditions, and the grant date fair values of stock options were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life—5 years; expected volatility—43.03%; risk-free interest rate—1.62%; and no expected dividends.

        Outstanding equity awards.    The following table provides information regarding outstanding equity awards held by our named executive officers on January 3, 2015.

Outstanding Equity Awards at End of Fiscal 2014

		Option Awards					Stock Awards
Name	Type of Award(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Paul Maleh	RS	—	—		—	—	2,500	(2)	75,900	—		—
	RS	—	—		—	—	21,748	(3)	660,270	—		—
	OPT	10,492	—		50.09	4/1/2015	—		—	—		—
	OPT	4,508	—		50.09	4/1/2015	—		—	—		—
	OPT-LT	19,909	—		21.43	11/8/2017	—		—	—		—
	OPT-LT	14,400	4,800	(4)	21.91	11/14/2018	—		—	—		—
	OPT-LT	6,486	19,460	(5)	18.48	11/19/2020	—		—	—		—
	OPT-LT	—	15,000	(6)	30.97	11/20/2021	—		—	—		—
	RSU	—	—		—	—	2,400	(4)	72,864	—		—
	RSU	—	—		—	—	9,730	(5)	295,403	—		—
	RSU	—	—		—	—	7,500	(6)	227,700
	PRSU	—	—		—	—	—		—	21,621	(8)	656,414
	PRSU	—	—		—	—	—		—	12,500	(9)	379,500
Chad Holmes	OPT-LT	2,088	—		24.11	10/28/2016	—		—	—		—
	OPT-LT	2,489	—		21.43	11/8/2017	—		—	—		—
	OPT-LT	1,800	600	(4)	21.91	11/14/2018	—		—	—		—
	OPT-LT	810	2,433	(5)	18.48	11/19/2020	—		—	—		—
	OPT-LT	—	5,625	(6)	30.97	11/20/2021	—		—	—		—
	RSU	—	—		—	—	300	(4)	9,108	—		—
	RSU	—	—		—	—	1,217	(5)	36,948	—		—
	RSU	—	—		—	—	2,813	(6)	85,403	—		—
	PRSU	—	—		—	—	—		—	2,702	(8)	82,033
	PRSU	—	—		—	—	—		—	4,687	(9)	142,297
Wayne Mackie	OPT	9,716	—		41.16	10/5/2015	—		—	—		—
	OPT	15,284	—		41.16	10/5/2015	—		—	—		—
	OPT-LT	7,466	—		21.43	11/8/2017	—		—	—		—
	OPT-LT	5,400	1,800	(4)	21.91	11/14/2018	—		—	—		—
	OPT-LT	2,432	7,298	(5)	18.48	11/19/2020	—		—	—		—
	RSU	—	—		—	—	900	(4)	27,324	—		—
	RSU	—	—		—	—	3,649	(5)	110,784	—		—
	PRSU	—	—		—	—	—		—	8,107	(8)	246,129
Arnold Lowenstein	OPT	2,500	—		50.09	4/1/2015	—		—	—		—
	OPT	2,500	—		50.09	4/1/2015	—		—	—		—
	OPT-LT	7,466	—		21.43	11/8/2017	—		—	—		—
	OPT-LT	7,200	2,400	(4)	21.91	11/14/2018	—		—	—		—
	OPT-LT	3,243	9,730	(5)	18.48	11/19/2020	—		—	—		—
	OPT-LT	—	7,500	(6)	30.97	11/20/2021	—		—	—		—
	RSU	—	—		—	—	1,200	(4)	36,432	—		—
	RSU	—	—		—	—	4,865	(5)	147,701	—		—
	RSU	—	—		—	—	3,750	(6)	113,850	—		—
	PRSU	—	—		—	—	—		—	10,811	(8)	328,222
	PRSU	—	—		—	—	—		—	6,250	(9)	189,750

(1)
For purposes of this column, (a) "RS" means restricted stock granted under our 2006 equity incentive plan, but not our long-term incentive program, (b) "OPT" means a stock option granted under our 2006 equity incentive plan, but not our long-term incentive program, (c) "OPT-LT" means a stock option granted under our long-term incentive program and 2006 equity incentive plan, (d) "RSU" means a time-vesting restricted stock unit award, measured in shares of our common stock, granted under our long-term incentive program and 2006 equity incentive plan, and (e) "PRSU" means a performance-vesting restricted stock unit award granted under our long-term incentive program and 2006 equity incentive plan, measured in shares of our common stock, for which the performance conditions were not determined as of the end of fiscal 2014. The vesting of any portion of an RSU or PRSU is subject to the continued employment of the award recipient on the vesting date. Vested portions of any RSU or PRSU are payable, at our election, in cash, shares of our common stock or a combination of the two.

(2)
These remaining unvested shares from the restricted stock grant's initial four-year vesting period will vest in two equal installments beginning on March 23, 2015.

(3)
These shares of restricted stock will vest in four equal annual installments beginning on February 25, 2015.

(4)
These remaining unvested stock options or unvested time-vesting restricted stock units, as applicable, from the award's initial four-year vesting period will vest on November 14, 2015. As announced in a current report on Form 8-K that we filed on April 6, 2015, our compensation committee has accelerated in full the vesting of these awards for Mr. Mackie.

(5)
These remaining unvested stock options or unvested time-vesting restricted stock units, as applicable, from the award's initial four-year vesting period will vest in three equal annual installments beginning on November 19, 2015. As announced in a current report on Form 8-K that we filed on April 6, 2015, our compensation committee has accelerated in full the vesting of these awards for Mr. Mackie.

(6)
These stock options or time-vesting restricted stock units, as applicable, will vest in four equal annual installments beginning on November 20, 2015.

(7)
The market values of these unvested shares of restricted stock and unvested RSUs are based on the closing market price of our common stock on January 2, 2015, the last trading date of fiscal 2014, of $30.36.

(8)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2014 and 2015 performance granted on November 19, 2013 to our named executive officers under our long-term incentive program and 2006 equity incentive plan. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their "performance share numbers," in the first quarter of fiscal 2016. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 19, 2013. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two.

(9)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2015 and 2016 performance granted on November 20, 2014 to our named executive officers (other than Mr. Mackie) under our long-term incentive program and 2006 equity incentive plan. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their "performance share numbers," in the first quarter of fiscal 2017. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 20, 2014. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two.

(10)
The market values of these PRSUs are based on the closing market price of our common stock on January 2, 2015, the last trading date of fiscal year 2014, of $30.36, assuming that the maximum number of shares of our common stock issuable under the PRSUs will be issued.

        Option exercises and vesting of stock.    The following table provides information regarding the exercise of stock options by our named executive officers during fiscal 2014 and the vesting of our named executive officers' restricted stock awards, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock awards, or "PRSUs," during fiscal 2014. For each named executive officer, the number of shares reported as having vested in fiscal 2014 under the heading "Number of Shares Acquired on Vesting" in the table below consists of (i) shares of restricted stock issued under our 2006 equity incentive plan, but not our long-term incentive plan, that vested on the following dates in fiscal 2014: for our 2014 executive officers, on February 23, 2014 and, for Mr. Maleh, on March 23, 2014, (ii) shares of our common stock issued under our 2006 equity incentive plan upon the vesting on November 8, 2014, November 14, 2014 and November 19, 2014 of RSUs issued under our long-term incentive program, and (iii) shares of our common stock issued under our 2006 equity incentive plan upon the vesting on November 8, 2014 of PRSUs issued under our long-term incentive program.

        The shares of common stock issued pursuant to the vesting of the RSUs and PRSUs are held subject to our stock ownership guidelines described in this proxy statement under the heading "Compensation discussion and analysis—Stock ownership guidelines" above.

 Option Exercises and Stock Vested during Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Paul Maleh	—	—	16,707	472,603
Chad Holmes	—	—	1,402	43,765
Wayne Mackie	—	—	5,838	167,925
Arnold Lowenstein	—	—	7,521	211,953

(1)
The value realized on the vesting of shares of restricted stock and the issuance of shares of our common stock with respect to the vesting of RSUs and PRSUs is based on the following closing market prices of our common stock on the respective dates of vesting or, where applicable, the last trading date before the vesting date: $22.44 on February 21, 2014; $21.84 on March 21, 2014; $31.11 on November 7, 2014; $31.74 on November 14, 2014; and $31.01 on November 19, 2014.

        Potential payments upon termination or change in control.    The agreements described below provide for payments to the applicable named executive officer, as well as the acceleration of the vesting of certain equity awards held by the named executive officer, in the event that the named executive officer's employment with us is terminated in certain circumstances or that we undergo a change in control.

        Letter agreement with Mr. Mackie.    We entered into a letter agreement with Mr. Mackie when he joined us on July 1, 2005. If Mr. Mackie's employment is terminated in connection with a "change of control," the agreement provides Mr. Mackie with a prorated portion of his target bonus for the year, one year's salary and full vesting of all stock options that have been awarded to him.

        Under this letter agreement, a "change of control" is deemed to occur if: (1) we consummate a consolidation or merger where we are not the continuing or surviving corporation or our common stock is converted into cash, securities or other property, unless our shareholders immediately prior to the merger or consolidation have a majority of the combined voting power of the continuing or surviving corporation immediately after the merger, (2) we consummate any sale, lease, exchange or other transfer of all, or substantially all, of our assets, (3) our shareholders approve our complete liquidation or dissolution, (4) any person becomes the beneficial owner of securities representing a majority of the combined voting power of our then outstanding securities, or (5) during any year, individuals who at the beginning of such year constitute our entire board of directors shall cease for any reason to constitute a majority of our board of directors unless the election, or the nomination for election by our shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the year.

        Cash incentive plan.    As discussed in this proxy statement under the heading "Executive compensation—Plan-based awards" above, in fiscal 2014, each of our 2014 executive officers was eligible to receive a cash incentive bonus based on fiscal 2014 performance under our cash incentive plan. Under this plan, upon the occurrence of a "change of control," each of these bonuses is paid out as if the effective date of the change of control were the last day of the applicable performance period and all performance goals had been attained, unless provision is made in connection with the change of control for (1) the assumption of all previously granted awards or (2) the substitution of such performance awards with commensurate new awards covering stock of the successor corporation or its parent or subsidiary.

        Under our cash incentive plan, "change of control" means (1) we merge with or into or consolidate with another corporation, unless our outstanding voting securities immediately prior to the change of control continue to represent, either by remaining outstanding or conversion into voting securities of the entity surviving the change of control, at least 50% of our combined voting power or of the combined voting power of the entity surviving the change of control; or (2) we liquidate or sell substantially all of our assets.

        Stock option agreements.    As discussed in this proxy statement under the headings "Executive compensation—Plan-based awards" and "Executive compensation—Outstanding equity awards" above, as of the last business day of fiscal 2014, each of our named executive officers held unvested stock options issued under our 2006 equity incentive plan and our long-term incentive program. Each of the stock options granted under our long-term incentive program is subject to a stock option agreement that provides for the full vesting of all unvested stock options subject to the agreement on the applicable named executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion).

        Restricted stock and restricted stock unit agreements.    As discussed in this proxy statement under the headings "Executive compensation—Plan-based awards" and "Executive compensation—Outstanding equity awards" above, as of the last business day of fiscal 2014, each of our named executive officers held unvested shares of restricted stock and unvested time-vesting restricted stock unit awards, or "RSUs," issued under our 2006 equity incentive plan and, in some cases, our long-term incentive program. Each of these grants is subject to a restricted stock agreement or a restricted stock unit agreement, as applicable. Each of these agreements provides for the full vesting of all unvested restricted shares or RSUs subject to the agreement on the applicable named executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion).

        Restricted stock unit for performance agreements.    As discussed in this proxy statement under the headings "Executive compensation—Plan-based awards" and "Executive compensation—Outstanding equity awards" above, as of the last business day of fiscal 2014, each of our named executive officers held unvested performance-vesting restricted stock unit awards, or "PRSUs," issued under our 2006 equity incentive plan and our long-term incentive program. Each of these grants is subject to a restricted stock unit for performance agreement that provides for acceleration of vesting on the applicable executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion). For a PRSU for which the number of shares potentially issuable based on the outcome of the PRSU's performance conditions, or "performance share number," has not yet been determined, the amount accelerated is the prorated target performance share number under the PRSU based on the relative length of the period between the beginning of the award's service period and the date of the executive officer's death or disability compared to the length of the award's performance period. For a PRSU for which the performance share number has been determined, the amount accelerated is the then unvested portion of the performance share number.

        The table below summarizes the payments that our named executive officers would receive, as well as the value of the acceleration of the vesting of equity awards held by them, under the agreements described above in connection with certain hypothetical terminations or changes in control as of January 2, 2015, the last business day of fiscal 2014. This table assumes that the hypothetical change in control would be a "change of control" for purposes of the letter agreement with Mr. Mackie and our cash incentive plan, that the applicable cash incentive bonuses would not be assumed or substituted for in the change in control, and that, unless expressly indicated, Mr. Mackie would not be terminated in connection with the change in control. This table also assumes that the hypothetical disability would be a disability for purposes of our stock option agreements, restricted stock agreements, restricted stock unit agreements and restricted stock unit for performance agreements.

 Potential Payments Upon Termination or Change in Control as of 1/2/2015

	Base Salary ($)	Management Performance Award ($)(1)	Stock Options ($)(2)	Restricted Stock ($)(3)	Restricted Stock Units ($)(4)	Performance Restricted Stock Units ($)(5)	Total Payment in Termination or Change in Control ($)
Paul Maleh
Change in Control	—	900,000	—	—	—	—	900,000
Death/Disability	—	—	271,745	736,169	595,967	262,553	1,866,434
Chad Holmes
Change in Control	—	—	—	—	—	—	—
Death/Disability	—	—	33,974	—	131,459	32,819	198,252
Wayne Mackie
Change in Control	—	350,000	—	—	—	—	350,000
Terminated in Change in Control	425,000	350,000	101,910	—	—	—	876,910
Death/Disability	—	—	101,910	—	138,108	98,457	338,475
Arnold Lowenstein
Change in Control	—	400,000	—	—	—	—	400,000
Death/Disability	—	—	135,872	—	297,983	131,277	565,132

(1)
Amounts represent target payouts under cash incentive bonuses that our 2014 executive officers were eligible to receive for fiscal 2014 performance under our cash incentive plan. The amounts actually to be paid with respect to these bonuses were determined by our compensation committee on March 17, 2015, and are reported in the "Summary Compensation Table for Fiscal 2014" above under the heading "Non-Equity Incentive Plan Compensation."

(2)
Amounts represent the value of full acceleration of vesting of stock options granted under our 2006 equity incentive plan and long-term incentive plan and held by the applicable named executive officer as of the last business day of fiscal 2014. These unvested stock options are reported as awards of type "OPT-LT" in the "Outstanding Equity Awards at End of Fiscal 2014" table above under the heading "Number of Securities Underlying Unexercised Options (#) Unexercisable." The value of this acceleration is based on the applicable stock option's exercise price and the closing market price of our common stock on January 2, 2015, the last business day of fiscal 2014, of $30.36.

(3)
Amounts represent the value of the full acceleration of vesting of shares of restricted stock granted under our 2006 equity incentive plan and held by the applicable named executive officer as of the last business day of fiscal 2014. These unvested shares of restricted stock are reported as awards of type "RS" in the "Outstanding Equity Awards at End of Fiscal 2014" table above under the heading "Number of Shares or Units of Stock That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on January 2, 2015, the last business day of fiscal 2014, of $30.36.

(4)
Amounts represent the value of the full acceleration of vesting of RSUs granted under our 2006 equity incentive plan and long-term incentive program and held by the applicable named executive officer as of the last business day of fiscal 2014. These unvested RSUs are reported as awards of type "RSU" in the "Outstanding Equity Awards at End of Fiscal 2014" table above under the heading "Number of Shares or Units of Stock That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on January 2, 2015, the last business day of fiscal 2014, of $30.36.

(5)
Amounts represent the value of the acceleration of vesting of PRSUs with performance periods consisting of fiscal 2014 and fiscal 2015 granted under our 2006 equity incentive plan and long-term incentive program and held by the applicable named executive officer as of the last business day of fiscal 2014, assuming target performance and prorating the acceleration for the one-half of the performance period that would have been completed by January 2, 2015. These unvested PRSUs are reported as awards of type "PRSU" in the "Outstanding Equity Awards at End of Fiscal 2014" table above under the heading "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on January 2, 2015, the last business day of fiscal 2014, of $30.36. Amounts do not include any acceleration value of PRSUs granted on November 20, 2014 under our 2006 equity incentive plan and long-term incentive program. These PRSUs would not accelerate on the last business day of fiscal 2014 because their performance period, fiscal 2015 and 2016, does not begin until after the last business day of fiscal 2014.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures). This advisory vote is commonly referred to as a "say-on-pay" vote. At the special meeting in lieu of annual meeting of our shareholders held on May 18, 2011, a majority of our shareholders voted, on an advisory basis, in favor our holding say-on-pay votes on an annual basis and, as reported in our current report on Form 8-K filed on May 20, 2011, our board of directors has decided to hold a say-on-pay vote every year until the next required advisory vote on the frequency of the say-on-pay vote at the 2017 annual meeting of our shareholders. Accordingly, our next say-on-pay vote will occur at the 2016 annual meeting of our shareholders (or any special meeting held in lieu thereof).

        As described in greater detail in the section of this proxy statement entitled "Compensation discussion and analysis—Executive summary" above, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation committee has carefully designed our executive compensation program to provide competitive compensation to our named executive officers that rewards them for the achievement of short-term and long-term strategic and operational goals, and the achievement of increased total shareholder return, while at the same time avoiding encouraging unnecessary or excessive risk-taking. We encourage you to carefully review the compensation discussion and analysis above for a complete discussion of the factors underlying the structure of our executive compensation program.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures).

        This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or our compensation committee. Nonetheless, our compensation committee will consider the outcome of this vote in deciding whether to take any action as a result of this vote and when making future compensation decisions for our executive officers. A majority of the votes properly cast at the special meeting will be necessary to approve this proposal.

        Accordingly, we are asking our shareholders to vote for the following resolution at the special meeting:

        "VOTED, that, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement filed by CRA International, Inc. on May 4, 2015, pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures) be, and it hereby is, approved."

        Our board of directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

 PROPOSAL THREE:
AMENDMENTS TO OUR 2006 EQUITY INCENTIVE PLAN

Summary

        Proposal Three concerns the approval of certain amendments to our 2006 equity incentive plan.

        By approving Proposal Three at the special meeting, our shareholders will approve the following:

          (1)   an amendment to our 2006 equity incentive plan adopted by our board of directors, subject to shareholder approval, that would, among other things,

    •
    increase the maximum number of shares issuable under the plan by 500,000 shares,

    •
    eliminate the restriction in the plan that prohibits us from granting awards under the plan after April 21, 2016,

    •
    implement a minimum one-year period before the first vesting tranche for any award granted under the plan, except for 5% of the shares issuable under the plan,

    •
    require shareholder approval for any exchange of an option for a new option with a lower exercise price or any repurchase or buyout of an option for cash,

    •
    adopt double-trigger acceleration for awards issued under the plan that are assumed or substituted for by the acquirer in a change of control,

    •
    increase the term of stock options (other than certain incentive stock options) granted under the plan after the special meeting from seven to ten years, and

    •
    make awards under the plan expressly subject to any compensation recovery policy we adopt, including the policy described under the heading "Clawback policy" in our compensation discussion and analysis above;

          (2)   our use for grants under our 2006 equity incentive plan of 800,000 shares of common stock that our shareholders approved on June 7, 2012, but that we, as disclosed in a current report on Form 8-K filed on June 1, 2012, determined not to use; and

          (3)   the entire plan, as amended, including for purposes of Section 162(m) of the Internal Revenue Code.

        The approval of Proposal Three at the special meeting will, among other things:

  •
  increase the maximum number of shares that we have been approved to issue under our 2006 equity incentive plan (taking into account our determination not to use 800,000 of the shares approved by our shareholders in 2012) by 1,300,000 shares, from 4,874,000 to 6,174,000;

  •
  permit us to grants awards under our 2006 equity incentive plan after April 21, 2016 until either all of the shares of our common stock that we may issue under the plan have been issued (as determined under the plan) or our board of directors terminates the plan;

  •
  approve these and the other amendments to our 2006 equity incentive plan discussed in this Proposal Three and set forth in the amended version of the plan attached as Annex B for purposes of the rules of the NASDAQ Stock Market; and

  •
  approve the plan, as amended, for purposes of the rules under the Internal Revenue Code regarding incentive stock options and qualified performance-based compensation.

Recommendation

        Our board of directors recommends that our shareholders vote FOR Proposal Three.

        We believe that the equity compensation granted under our long-term incentive program, or "LTIP," and 2006 equity incentive plan is the cornerstone of our overall pay-for-performance compensation program for our senior corporate leaders (including our named executive officers), the senior consultants who lead our practice areas (our "practice leaders") and/or who generate high levels of revenue for us (our "key revenue generators"). These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and our profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        The LTIP serves as a framework for the equity compensation we grant our senior corporate leaders, practice leaders and other key revenue generators under our 2006 equity incentive plan. The composition and mix of the equity vehicles granted under the LTIP are the same for our senior corporate leaders as it is for our practice leaders and other key revenue generators. The vital role that our LTIP and 2006 equity incentive plan play in the compensation of the senior consultants who are our practice leaders and other key revenue generators is evidenced by the fact that LTIP awards granted to them represented on average 82% of the LTIP awards granted during fiscal 2012 through 2014.

        Our board of directors has reviewed a range of projections for future equity awards, which indicates that the current number of shares issuable under our 2006 equity incentive plan will be insufficient for maintaining equity awards as a core component of our compensation programs. As of January 3, 2015, the number of shares still available for issuance under the plan was 891,352. We believe that if our shareholders do not adopt the proposed amendments to our 2006 equity incentive plan, our ability to attract, retain, and motivate our senior corporate leaders, practice leaders and other key revenue generators will be impaired because we will not have a sufficient number of shares to make appropriate grants to them under our long-term incentive program.

        For more information regarding the importance of our long-term incentive program and our performance since our last requested share increase in fiscal 2012, see the section of this proxy statement under the heading "Executive Compensation—Compensation discussion and analysis" above.

Reasons underlying Proposal Three

        Our board of directors recommends that our shareholders approve Proposal Three, so that we can continue to provide equity awards to our senior corporate leaders, practice leaders and other key revenue generators pursuant to our long-term incentive program, as described below. Without an increase to the number of shares issuable under the plan, and the ability to issue awards under the plan after April 21, 2016, there will not be enough shares available to maintain equity as a cornerstone of our compensation programs.

        In 2009, in order to align the interests of our senior corporate leaders, practice leaders and other key revenue generators with our growth strategy and the interests of our shareholders, our compensation committee adopted our long-term incentive program, or "LTIP," for our senior corporate leaders, practice leaders and other key revenue generators. The LTIP is a cornerstone of our overall pay-for-performance compensation philosophy.

        The LTIP operates by setting a framework for the grant of equity awards under our 2006 equity incentive plan. Each equity award granted under our 2006 equity incentive plan pursuant to the LTIP is currently comprised of the following mix of equity vehicles, all of which vest over a four-year period:

  •
  performance-vesting restricted stock unit awards, or "PRSUs," vesting based upon the achievement of predetermined performance goals and continued service over a four-year period (40% of the equity award value, based on target performance),

  •
  stock options vesting based on continued service over a four-year period, which only deliver value to recipients to the extent that our stock price appreciates after the date grant (30% of the equity award value, with each share subject to the stock option treated as one-half of a share for these purposes), and

  •
  restricted stock unit awards, or "RSUs," vesting based on continued service over a four-year period (30% of the equity award value).

        As discussed in more detail in this proxy statement under the heading "Executive Compensation—Compensation discussion and analysis" above, we believe that the different types of equity awards granted under the LTIP work together to achieve the program's primary objectives, namely to:

  •
  directly align a significant portion of the total compensation of our senior corporate leaders, practice leaders and other key revenue generators with the delivery of future value to our shareholders,

  •
  focus our senior corporate leaders, practice leaders and other key revenue generators on performance by directly linking their compensation to the achievement of predetermined performance goals and shareholder returns,

  •
  provide a competitive compensation program that has significant retention value to motivate our senior corporate leaders, practice leaders and other key revenue generators to stay with us, and

  •
  promote top-line and bottom-line growth.

        More specifically, equity grants under our long-term incentive program include stock options because they motivate our senior corporate leaders, practice leaders and other key revenue generators to increase shareholder value. The four-year vesting schedule applicable to the stock options granted under our long-term incentive program provides long-term retention value. Stock options granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

        RSUs are included in the equity grants made under our long-term incentive program because their value is directly based on the value of our common stock, so RSUs directly align the interests of our senior corporate leaders, practice leaders and other key revenue generators and our shareholders. The four-year vesting schedule applicable to RSUs granted under our long-term incentive program provides long-term retention value that is less dependent on our stock price than the retention value of stock options, which may be reduced if our stock price drops below the stock options' exercise prices. Because RSUs vest based on time, not performance, the compensation they provide is subject to the deductibility limitations of Section 162(m).

        PRSUs are included in the equity grants made under our long-term incentive program because the value of the award is based on our performance, over a period of one fiscal year or more, enabling us to provide longer-term compensation that motivates our senior corporate leaders, practice leaders and other key revenue generators to increase our profitability and growth, and to increase shareholder value. The PRSUs granted under our long-term incentive program also provide long-term retention value because the performance share number earned based upon the outcome of a PRSU's performance conditions is subject to further time-based vesting, so the entire award is paid over a four-year vesting period, regardless of the length of the PRSU's performance period. PRSUs granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

        These stock options and shares of common stock issued pursuant to the vesting of these RSUs and PRSUs further align the interests of our senior corporate leaders, practice leaders and other key revenue generators and our shareholders because they are held subject to our stock ownership guidelines described in this proxy statement under heading "Executive Compensation—Compensation discussion and analysis—Stock ownership guidelines" above. The stock ownership guidelines under the LTIP target holdings of equity valued at 400% of base salary for our chief executive officer, 300% of base salary for our other executive officers, and 140% of base salary for all other LTIP participants.

        The LTIP and our 2006 equity incentive plan (under which the equity components of LTIP awards are granted) have a number of shareholder-friendly provisions, including:

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  the requirement that any increase in the number of shares subject to the plan must be approved by our shareholders;

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  stock ownership guidelines, which limit participants from exercising stock options granted under the LTIP or selling and transferring shares issued with respect to RSUs and PRSUs granted under the LTIP until threshold levels of ownership are met and maintained, in order to further promote the long-term nature of the program and alignment with shareholder values;

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  all PRSUs, RSUs and stock options granted under the LTIP are subject to vesting over no less than a four-year period, with no vesting until the first anniversary of the date of grant; and

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  a prohibition on repricing stock options without shareholder approval.

        In addition, if Proposal Three is adopted by our shareholders at the special meeting, our 2006 equity plan will also have the following shareholder friendly provisions:

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  a minimum one-year period before the first vesting tranche for any award granted under the plan, except for 5% of the shares issuable under the plan;

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  required shareholder approval for any exchange of an option for a new option with a lower exercise price or any repurchase or buyout of an option for cash;

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  double-trigger acceleration for awards issued under the plan that are assumed or substituted for in a change of control; and

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  awards under the plan being expressly subject to any compensation recovery policy we adopt, including the compensation recovery policy described under the heading "Clawback policies" in the compensation discussion and analysis above.

        In 2012, our shareholders approved an increase to the number of shares issuable under our 2006 equity incentive plan of 2,500,000 shares (800,000 of which we determined not to use), which was intended to cover equity awards granted during our 2012, 2013 and 2014 fiscal years. In fiscal 2012, 2013 and 2014, we granted an aggregate of 1,517,212 shares under our LTIP as counted under our 2006 equity incentive plan, which currently counts each share of restricted stock and each share potentially issuable under an RSU or a PRSU as 1.83 shares and counts the number of shares potentially issuable under a PRSU under the assumption that the PRSU's maximum performance level is achieved. During the 2012, 2013 and 2014 fiscal years, we offset the dilution resulting from the issuance of these LTIP awards, which corresponds to the issuance of 955,619 common stock share equivalents ignoring the plan's 1.83 counting factor and counting PRSUs based on target performance, by repurchasing an aggregate of 1,556,592 shares of our common stock in the open market under our corporate buyback program (which does not include purchases of stock from our employees pursuant to the exercise of rights of first refusal or the acceptance of shares of stock in lieu of tax withholdings). With the three-year period intended to be covered by the 2012 share increase having lapsed, as of January 3, 2015, the number of shares of common stock available for issuance under our 2006 equity incentive plan was 891,352.

        Equity awards have comprised 100% of awards under the LTIP since its adoption in 2009, as described above. However, based on estimates reviewed by our board of directors in early 2015, without shareholder approval to increase the maximum number of shares available for issuance under our 2006 equity incentive plan, we will be unable to retain equity awards at the core of the LTIP after fiscal 2015. The recommended increase of a total of 1,300,000 shares (including freeing up the 800,000 shares that we determined not to use) is intended to ensure that sufficient shares are available to maintain equity awards pursuant to the current LTIP as a cornerstone of our compensation program for fiscal 2015, fiscal 2016 and fiscal 2017. This recommended increase reflects estimates for LTIP awards over these fiscal years that are consistent with our current LTIP vehicle mix, assuming the following: (1) conservative growth estimates for aggregate participation and aggregate target grant values (between 0% and 10% per year); (2) PRSUs being subject to a maximum payout of between 125% and 200% of their target payments; and (3) our 2006 equity incentive plan maintaining the 1.83 rate at which each share of common stock potentially issuable under an RSU or a PRSU counts against the plan.

        We are requesting an increase of a total of 1,300,000 shares available for issuance under our 2006 equity incentive plan (including freeing up of the 800,000 shares that we determined not to use) so that the plan can accommodate these projected LTIP awards, as well as a relatively small reserve. We believe that if our shareholders do not adopt the proposed amendments to our 2006 equity incentive plan, our ability to attract, retain, and motivate our senior corporate leaders, practice leaders and other key revenue generators will be impaired because we will not have a sufficient number of shares to make appropriate grants to them under our long-term incentive program.

        Based on the shares of our common stock outstanding as of April 29, 2015 of approximately 9.2 million shares, the expected share dilution resulting from the issuance of LTIP awards over fiscal 2015, 2016 and 2017 (assuming shareholders approve the proposed increase of a total of 1,300,00 shares under our 2006 equity incentive plan, including freeing up the 800,000 shares that we determined not to use, and assuming a maximum payment of 125% of the target payment is made under each PRSU) would be approximately 3.1% for the first fiscal year, 6.0% over the first two fiscal years, and 8.8% over the three fiscal year period, resulting in a three-year average dilution rate of approximately 2.9% for fiscal years 2015, 2016 and 2017.

Why Proposal Three is being submitted to our shareholders

        Our board of directors has adopted, subject to shareholder approval, an amendment to our 2006 equity incentive plan that would, among other things, increase of the maximum number of shares issuable under our 2006 equity incentive plan by 500,000 shares and eliminate the restriction in the plan that prohibits us from granting awards under it after April 21, 2016. We are submitting this amendment, and the plan as so-amended, to our shareholders for approval for the following reasons:

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  compliance with the rules of the NASDAQ Stock Market, which require stockholder approval of any material amendment; and

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  such approval has benefits under the Internal Revenue Code, including allowing us to issue under our 2006 equity plan (1) incentive stock options, which receive favorable treatment under the Internal Revenue Code, and (2) "qualified performance-based compensation" based on the objective performance criteria set forth in the plan, such as the performance-vesting restricted stock units that are issued under our long-term incentive program, which helps us preserve the deductibility of the compensation we pay to our named executive officers.

        In addition, at our shareholder meeting in June 2012, our shareholders approved an increase to the maximum number of shares issuable under our 2006 equity incentive plan of 2,500,000 shares. As disclosed in a current report on Form 8-K that we filed prior to that meeting, in response to external feedback we adopted a policy not to use 800,000 of these shares without further shareholder approval. In line with that policy, we are not able to use 800,000 of the 5,674,000 maximum number of shares currently issuable under our 2006 equity incentive plan. As part of Proposal Three, we are asking our shareholders to approve the use of these 800,000 shares, so that we will be able to have the ability to issue all of the maximum number of shares available for issuance under the terms of our 2006 equity incentive plan.

        A majority of the votes properly cast at the 2015 special meeting in lieu of annual meeting of our shareholders will be necessary to approve Proposal Three. If our shareholders do not approve Proposal Three at the 2015 special meeting, the maximum number of shares of common stock issuable under our 2006 equity incentive plan will not be increased, none of the other amendments to the plan described in this Proposal Three will be adopted, and we will not be able to grant any awards under the plan after April 21, 2016 or fulfill our anticipated needs under our long-term incentive program in fiscal 2016.

        Our 2006 equity incentive plan, amended as set forth in this Proposal Three, is summarized in this proxy statement under the heading "Summary of our 2006 equity incentive plan, as amended" below. The full text of the plan, as so amended, is attached as Annex B.

        Our board of directors recommends that you vote FOR Proposal Three and thereby approve (1) an increase to the number of shares of our common stock that we may issue under our 2006 equity incentive plan by a total of 1,300,000 shares by approving the use of 800,000 shares that were approved by our shareholders in 2012 but that we determined not to use and by approving the amendments to the plan attached to this proxy statement as Annex B that, among other things, would increase the maximum number of shares issuable under the plan by an additional 500,000 shares and allow us to make grants under the plan after April 21, 2016 and (2) the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code.

Summary of our 2006 equity incentive plan, as amended

        The following is a summary of the material features of our 2006 equity incentive plan, amended as set forth in Proposal Three. The full text of the plan, as so amended, is attached as Annex B.

        Purpose of the plan.    The purpose of our 2006 equity incentive plan is to provide additional incentive to our directors, officers, key employees and independent contractors, including those of our subsidiaries. We believe that the grant of equity-based and performance-based awards under the plan will provide recipients with a long-term interest in our growth and success. Specifically, we intend the grant of equity-based and performance-based awards under the plan to provide additional incentive by giving recipients the opportunity to acquire a proprietary interest, or increase their existing proprietary interest, in our firm by acquiring shares of our common stock or otherwise receiving compensation based on our value or increases in our value.

        Types of awards authorized by the plan.    Our 2006 equity incentive plan authorizes the grant of the following types of incentive and performance awards:

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  options to purchase shares of our common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code;

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  nonqualified options, which are stock options that do not qualify as incentive stock options;

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  restricted stock awards consisting of shares of our common stock subject to restrictions;

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  restricted stock unit awards consisting of the contractual right to receive shares of our common stock in the future contingent upon the completion of service and/or the achievement of performance or other objectives;

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  performance awards consisting of the right to receive payment of cash and/or shares of our common stock upon the achievement of predetermined performance targets; and

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  other stock-based awards in the form of stock purchase rights, awards of unrestricted shares of our common stock, and awards valued in whole or in part by or otherwise based on our common stock.

        Shares subject to the plan.    All of the shares issued under our 2006 equity incentive plan or by which awards granted under the plan are measured are shares of our authorized but unissued common stock. The maximum number of shares issuable under the plan is 6,174,000, consisting of (1) 500,000 shares initially reserved for issuance under our 2006 equity incentive plan, (2) 1,000,000 shares that either remained for future awards under our 1998 incentive and nonqualified stock option plan on April 21, 2006, the date our shareholders initially approved our 2006 equity incentive plan, or were subject to stock options issued under the 1998 incentive and nonqualified stock option plan that were forfeited or terminated after April 21, 2006, (3) 210,000 shares approved by our shareholders at the 2008 annual meeting of our shareholders, (4) 1,464,000 shares approved by our shareholders at the 2010 special meeting in lieu of annual meeting of our shareholders, (5) 2,500,000 shares approved by our shareholders at the 2012 special meeting in lieu of annual meeting of our shareholders (which includes the 800,000 shares approved by our shareholders in 2012 that we initially determined not to use, the use of which is being requested under this Proposal Three), and (6) 500,000 shares being requested under this Proposal Three.

        Each share of stock issued pursuant to an award granted on or after April 30, 2010 under the plan, other than a stock option, counts as 1.83 shares against the maximum number of shares issuable under our 2006 equity incentive plan, as does any restricted stock unit or other performance award granted on or after April 30, 2010 under the plan to the extent that shares of our common stock are used for measurement purposes. This "fungibility ratio" with respect to shares of stock issued pursuant to awards granted under the plan, other than stock options, and restricted stock unit and other performance awards granted under the plan to the extent that shares of our common stock are used for measurement purposes is 2.2, for grants made on or after March 12, 2008 and before April 30, 2010, and 1.8, for grants made before March 12, 2008. The plan adjusts the maximum number of shares issuable under the plan if we effect a capital readjustment or pay a stock dividend without receiving compensation in return. Whenever any outstanding award under the plan expires or terminates other than by exercise or payment in shares of our common stock, the corresponding shares of common stock may again be the subject of plan awards.

        Upon granting an award under our 2006 equity incentive plan, we may retain an option to repurchase shares issued under the award and/or a right of first refusal upon the subsequent transfer of such shares at the discretion of the plan administrator. The plan administrator may also require the award recipient to agree to enter into a standard "lock-up agreement," which would prevent the recipient from disposing of any shares issued under the award for a period of not more than 180 days following the effective date of our registering any of our securities with the Securities and Exchange Commission.

        The last sales price of our common stock on April 29, 2015, as reported on the NASDAQ Global Select Market, was $30.35 per share.

        Administration of the plan.    Our 2006 equity incentive plan is administered by the plan administrator, which consists of our board of directors or, if appointed by our board, a committee consisting of at least two "disinterested directors," as defined in the plan. Our compensation committee is currently the plan administrator and, throughout the term of the plan, has consisted of three disinterested directors. Except as specifically reserved to our board under the terms of the plan, the plan administrator has full and final authority to operate, manage and administer the plan on our behalf. Action by the plan administrator requires the affirmative vote of a majority of all members of the plan administrator. The plan authorizes the plan administrator to construe and interpret the plan and the awards granted under the plan; to establish, amend and revoke rules and regulations for the administration of the plan; to change any outstanding award granted under the plan; and, generally, to exercise the powers and to perform the acts that the plan administrator believes are necessary or expedient to promote our best interests with respect to the plan.

        Eligibility.    Under our 2006 equity incentive plan, we may only grant incentive stock options to our officers and other employees and to the officers and employees of our subsidiaries. We may grant any other type of awards to our officers and other employees, the officers and employees of our subsidiaries, non-employee directors, and independent contractors who render services to us or any of our subsidiaries. A person is an employee for the purposes of the plan only if he or she is employed by, or provides independent contractor services as a consultant or advisor to, us or one of our subsidiaries. Except with respect to the non-discretionary awards of restricted stock to non-employee directors described below, the plan administrator selects the persons to whom awards are to be granted and prescribes the terms, conditions, restrictions, if any, and provisions of each award, subject to the provisions of the plan.

        As of April 4, 2015, seven non-employee directors, approximately 632 officers and other employees, and our outside consultants, were eligible to participate in our 2006 equity incentive plan.

        Limitations on awards.    The maximum aggregate number of shares of common stock that may be subject to awards granted under our 2006 equity incentive plan to a single recipient in any calendar year is 150,000. Shares subject to awards granted in a calendar year count towards this maximum even if they are subsequently forfeited, cancelled or terminated. Any reduction of the purchase price of shares subject to a stock option awarded under the plan is treated as a cancellation of the original award and the grant of a new award. Consequently, the shares subject to the original and new awards each count toward this calendar year maximum.

        Automatic restricted stock awards to non-employee directors.    Each of our non-employee directors will automatically be granted an award of restricted stock, vesting in four equal annual installments beginning on the first anniversary of the date of grant, in an amount determined by our board of directors, in each of the following circumstances:

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  the non-employee director joins or is re-elected to the board of directors; and

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  the non-employee director's term of office does not expire at, and the non-employee director remains a director after, an annual meeting of our shareholders or a special meeting in lieu of an annual meeting of our shareholders.

        Awards contingent upon performance.    In any agreement for a performance award or an award of restricted stock or restricted stock units based on performance granted to a "covered employee" as defined in Section 162(m) of the Internal Revenue Code, the plan administrator will designate the relevant performance factors and the specific goals applicable to each selected performance factor. In addition, the plan administrate may designate performance factors and the specific goals applicable to each selected performance factor in an award granted to any person eligible to receive an award under the plan.

        Effectiveness; amendment; termination.    Our 2006 equity incentive plan became initially effective on April 21, 2006. If our shareholders approve Proposal Three at the special meeting, the changes to the plan set forth in Proposal Three will be effective on the date of such approval. Unless Proposal Three is approved, we may not grant any award under the plan after April 21, 2016. If Proposal Three is approved, we will be able to grant awards under the plan until the plan terminates. The plan will terminate when the maximum number of shares issuable under the plan, counted as described above, has been reached or upon its earlier termination by our board of directors. Our board may terminate or amend the plan in its sole discretion, unless applicable law or regulation requires shareholder approval.

        Effect on our other incentive plans.    Our 2006 equity incentive plan does not affect any of our other existing incentive plans or limit our board of directors from adopting other incentive arrangements, such as our cash incentive plan and our long-term incentive program.

        Change in control.    If our shareholders approve Proposal Three at the special meeting, if we undergo a change in control, the plan will provide for "double-trigger" acceleration of unvested awards that are assumed or substituted for by the acquirer in the change in control in the event that the award holder's employment for the acquirer terminates without cause within one year of the change in control. For unvested awards that are not assumed or substituted for by the acquirer in the change in control, the plan administrator may in its discretion accelerate some or all of these awards granted under the plan, cause unvested shares of restricted stock to be repurchased, and/or cancel any award (other than restricted stock) granted under the plan. If our shareholders approve Proposal Three at the special meeting, the acceleration of any performance awards that are not assumed or substituted for in a change in control shall assume target performance and be limited to the proportion of the award's performance period that is completed as of the change in control.

        As defined in the plan, a "change of control" means any of the following:

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  a merger or consolidation involving us (unless it would result in our voting securities representing at least 50% of the combined voting power of us or the entity surviving the merger or consolidation);

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  our liquidation;

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  the sale of substantially all of our assets; and

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  if our shareholders approve Proposal Three at the special meeting, any person (with standard exceptions) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities representing fifty 50% or more of the combined voting power of our then outstanding securities.

        Vesting.    Awards in the form of restricted stock, restricted stock units and performance awards granted under our 2006 equity incentive plan have a minimum 4 year vesting period. Further, if our shareholders approve Proposal Three at the special meeting, all awards granted under the plan must have vesting that requires at least one year to pass before any portion of the award can vest. The plan administrator may grant awards up to an aggregate amount (counted taking into account any applicable "fungibility ratio") equal to 5% of the maximum number of shares issuable under the plan with a first vesting period that is less than one year.

        Clawback.    If our shareholders adopt this Proposal Three, awards granted under the plan will be subject to any compensation recovery policy we adopt, including the policy described in the compensation discussion and analysis above under the heading "Clawback policies."

        Stock options.    The terms applicable to stock options granted under the plan are as follows.

  General.

        The plan administrator may award both incentive stock options and nonqualified options on such terms, conditions and restrictions it establishes and sets forth in a written option agreement.

  Purchase price.

        The plan administrator determines the purchase price for each option awarded under our 2006 equity incentive plan at the time of grant. The purchase price must be at least the fair market value, or in the case of an incentive stock option awarded to a shareholder possessing more than 10% of the total voting power of all classes of our stock or the stock of any of our subsidiaries, 110% of the fair market value, of the underlying shares of our common stock on the date of the option's grant.

  Limits on Repricings, Exchanges, Repurchase and Buyouts.

        The plan administrator may reduce the exercise price of any outstanding stock option issued under our 2006 equity incentive plan only with the approval of our shareholders. The plan administrator may also exchange any stock option under the plan for a new award granted under the plan with a lower (or no) exercise price, or repurchase or buyout any stock option granted under the plan for cash, but if our shareholders approve Proposal Three at the special meeting, any such exchange, repurchase or buyout will require approval of our shareholders.

  Exercise.

        Upon granting an option under our 2006 equity incentive plan, the plan administrator determines the terms and conditions upon which the option will become exercisable. The holder of an option awarded under the plan that is at least in part exercisable may exercise that portion, in whole or in part, by delivering to us written notice and the appropriate payment. Payment may be made by cash or check, or with the consent of the plan administrator, by:

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  shares of our common stock;

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  delivery to us of sale or loan proceeds;

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  other consideration acceptable to the plan administrator; or

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  a combination of the foregoing methods.

  Transferability.

        Options awarded under our 2006 equity incentive plan are not transferable other than by will or under the laws of descent and distribution, except the plan administrator may permit the original recipient to transfer or assign a nonqualified option for no consideration to:

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  any member of the recipient's immediate family, which for the purposes of the plan includes only the recipient's parents, spouse, children and grandchildren;

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  any trust solely for the benefit of the recipient's immediate family;

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  any partnership, if all its partners are members of the recipient's immediate family; or

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  any limited liability company or corporate entity, if all its members or equity owners are members of the recipient's immediately family.

        The transferee or assignee of a nonqualified option will be subject to all of the option's terms and conditions existing at the time of the option's transfer or assignment and to any additional conditions prescribed by the plan administrator.

  Expiration; termination.

        Any option awarded under our 2006 equity incentive plan expires on the date set forth in the option agreement, which may not be later than the seventh, or in the case of an incentive stock option awarded to a shareholder possessing more than 10% of the total voting power of all classes of our stock or the stock of our subsidiaries, the fifth, anniversary of the option's grant. If our shareholders approve Proposal Three at the special meeting, any stock option (other than an incentive stock option awarded to a shareholder possessing more than 10% of the total voting power of all classes of our stock or the stock of our subsidiaries) granted under our 2006 equity incentive plan after this approval shall have an outer expiration date of ten, instead of seven, years. Except as the plan administrator otherwise determines, either in connection with the relevant option award or otherwise, options awarded under the plan terminate on the earliest of:

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  the option's stated expiration date;

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  the termination of the option recipient's employment or service relationship for cause; or

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  thirty days after termination of the option recipient's employment or service relationship either without cause or voluntarily by the recipient, other than as a result of the recipient's death or retirement in good standing for reasons of age or disability under our then-established rules.

        A recipient may exercise an option in the thirty-day period described above only to the extent the option has vested at the time the recipient's employment or service relationship terminates.

        The plan administrator may, but need not, provide that an option received by a non-employee under our 2006 equity incentive plan terminates upon the termination of the non-employee's provision of services to us or any of our subsidiaries whether for cause or otherwise.

        Our 2006 equity incentive plan defines cause as:

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  any material breach by the option recipient of any agreement to which we and the recipient are both parties;

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  any act or omission to act by the option recipient that may have a material and adverse effect on our business or the business of one of our subsidiaries or on the option recipient's ability to perform services; or

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  any material misconduct or material neglect of duties by the option recipient in connection with our business or affairs or the business or affairs of any our affiliates or subsidiaries or affiliates of our subsidiaries.

  Death; retirement.

        If the recipient of an option either dies or retires in good standing for reasons of age or disability under our then-established rules or before the recipient's employment or service relationship terminates, the option terminates on the earliest of:

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  the option's stated expiration date;

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  one year following the death of the option recipient; and

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  except as the plan administrator otherwise determines in connection with the recipient's option or otherwise, ninety days after the option recipient's retirement in good standing for reasons of age or disability under our then-established rules.

        Restricted stock awards.    The plan administrator may grant awards of restricted stock on the terms, conditions and restrictions it designates in an award agreement. The recipient of a restricted stock award is issued shares of our common stock subject to the forfeiture, transferability and other restrictions, if any, set forth in our 2006 equity incentive plan and the award agreement. The forfeiture and transferability restrictions are removed as the award vests over a period of at least four years from the date of grant, or as otherwise determined by the plan administrator. Vesting may occur in installments throughout the vesting period and the plan administrator may condition vesting upon the achievement of performance or service targets, the retention by the award recipient of specified shares of our common stock, or other criteria. If our shareholders approve Proposal Three at the 2015 special meeting, except for restricted stock awards granted pursuant to the 5% exception pool to the one-year minimum restriction period requirement described under the heading "Vesting" above, consistent with our prior practice, all restricted stock awards will be granted with a minimum one-year period before any portion of the award can become non-forfeitable according to the award's 4 year (or longer) vesting schedule.

        A recipient of a restricted stock award acquires all of the rights of a holder of our common stock with respect to the restricted shares issued pursuant to the award, whether vested or not, including the right to vote and to receive dividends. However, we or our designee may hold certificates representing the recipient's restricted shares until all applicable restrictions lapse or are released. The recipient must forfeit all unvested restricted shares when the recipient's employment with or provision of services to us terminates for any reason, unless the plan administrator determines otherwise. The plan administrator has sole discretion to waive any terms and conditions set forth in any restricted stock award agreement under circumstances and subject to terms and conditions, including forfeiture of a proportionate number of the shares, it deems appropriate. The recipient may not assign or transfer unvested restricted shares other than by will or under the laws of descent and distribution, except that the plan administrator may, in its sole discretion, permit the original recipient to transfer unvested restricted shares for no consideration to:

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  any member of the recipient's immediate family, which for the purposes of our 2006 equity incentive plan includes only the recipient's parents, spouse, children and grandchildren;

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  any trust solely for the benefit of the recipient's immediate family;

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  any partnership, if all its partners are members of the recipient's immediate family; or

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  any limited liability company or corporate entity, if all its members or equity owners are members of the recipient's immediately family.

        The transferee or assignee of unvested restricted shares will be subject to all of the same terms and conditions related to the unvested restricted shares existing at the time of the transfer or assignment and to any additional conditions prescribed by the plan administrator.

        Restricted stock unit awards.    The plan administrator may grant awards of restricted stock units on the terms, conditions and restrictions it designates in an award agreement. A restricted stock unit represents the contractual right to receive a share of our common stock, a cash payment based on the value of our common stock, or a combination of the two in the future, contingent upon the award recipient's completion of service and/or achievement of performance or other objectives, but not the recipient's payment of consideration. A restricted stock unit award becomes non-forfeitable as it vests over a period of at least four years. In general, vesting may occur in installments throughout the vesting period and the plan administrator may condition vesting upon the achievement of performance or service targets, the retention by the award recipient of specified shares of our common stock, or other criteria. If our shareholders approve Proposal Three at the 2015 special meeting, except for restricted stock unit awards granted pursuant to the 5% exception pool to the one-year minimum restriction period requirement described under the heading "Vesting" above, consistent with our prior practice, all restricted stock unit awards will be granted with a minimum one-year period before any portion of the award can become non-forfeitable according to the award's 4-year (or longer) vesting schedule.

        Until the end of the vesting period applicable to a restricted stock unit award, the recipient will have no rights as a holder of our common stock as a result of receiving the award. Upon the completion of such vesting period, or later if distribution is deferred under another plan, we will at our election issue a certificate to the award recipient free of all of the restrictions that expired at the end of the vesting period, a cash payment based on the value of our common stock, or a combination of the two. However, the plan administrator may provide for the earlier settlement of a restricted stock unit award to the extent necessary to avoid the tax and related interest for non-compliance with Section 409A of the Internal Revenue Code.

        Performance awards.    The plan administrator may grant performance awards, including performance-vesting restricted stock unit awards, consisting of the right to receive stock or cash payments contingent upon the extent to which the recipient achieves predetermined performance targets based on objective performance criteria during some or all of a restriction period of at least four years, during some part of which the award may vest solely based on the passage of time. The plan administrator has discretion to determine the performance targets, and objective performance criteria applicable to a performance award, which may be related to our performance or the performance of the award recipient or any of our subsidiaries. The objective performance criteria that may be used for any performance award under the plan include, but are not limited to, the following: revenue; net revenue; revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization; adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by the plan administrator; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. In addition, any of the following measures may be determined on a GAAP or a non-GAAP basis. Performance awards may be measured by the fair market value of shares of our common stock, the increase in such fair market value during the award period, and/or a fixed cash amount. A performance award becomes non-forfeitable as it vests, potentially in installments, over the award period. If our shareholders approve Proposal Three at the 2015 special meeting, except for performance awards granted pursuant to the 5% exception pool to the one-year minimum restriction period requirement described under the heading "Vesting" above, consistent with our prior practice, all performance awards will be granted with a minimum one-year period before any portion of the award can become non-forfeitable according to the award's 4-year (or longer) vesting schedule.

        Earned performance awards may be paid in cash and/or shares of our common stock, and under such terms and conditions, including payment before the completion of the applicable restriction period, to comply with Section 409A of the Internal Revenue Code, as the plan administrator determines is appropriate.

        Other equity-based awards.    Other equity-based awards, consisting of stock purchase rights, awards of unrestricted shares of our common stock, and awards valued in whole or in part by reference to shares of our common stock, may be granted alone or in conjunction with other awards under our 2006 equity incentive plan, at the sole and complete discretion of the plan administrator. Such awards must be memorialized in a written agreement entered into by the award recipient and the plan administrator and be subject to transferability and forfeiture provisions, as set forth in the plan.

Federal tax consequences of the plan

        The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to our 2006 equity incentive plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each stock option or award recipient should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

        Nonqualified stock options.    The holder of a nonqualified stock option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified stock option, the difference between the fair market value of our common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise. That fair market value becomes the recipient's basis in the underlying shares of our common stock, which basis will be used in computing any capital gain or loss upon disposition of the shares.

        Incentive stock options.    Except as described below with respect to the alternative minimum tax, the holder of an incentive stock option recognizes no income for federal income tax purposes on either the grant or exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive stock option within two years after the date of the grant of the option or within one year after exercise of the option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year or one-year period, which is considered a "disqualifying disposition," the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be treated as compensation to the holder, taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares are held for more than one year.

        The excess of the fair market value of our common stock over the exercise price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

        Restricted stock awards.    The recipient of a restricted stock award usually recognizes ordinary income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the amount recognized equals the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares and this amount will generally be subject to both federal income and payroll taxes. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss, if more than one year has passed since the shares vested.

        However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, not the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Internal Revenue Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss, if over a year has passed since the recipient received the shares.

        Restricted stock unit awards.    The recipient of a restricted stock unit award recognizes no income until the recipient receives shares of common stock issued, or any cash payment made, in connection with the award. Under our 2006 equity incentive plan, the recipient may not be required to pay any consideration, beyond the performances of services, to receive shares in connection with a restricted stock unit award. Thus, upon such receipt, the recipient recognizes ordinary income in an amount equal to the fair market value of the shares received, or the amount of cash payment received, which will generally be subject to both federal income and payroll taxes. Upon the subsequent disposition of shares received pursuant to a restricted stock unit award, the recipient will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the recipient received them. The gain or loss will be long-term capital gain or loss, if more than one year has passed since the recipient received the shares.

        Although restricted stock units awards vest much like restricted stock awards, the Section 83(b) election described above does not apply to restricted stock unit awards because they are unfunded and unsecured promises to issue stock in the future, and thus are not "property" as contemplated by Section 83 of the Internal Revenue Code.

        Unrestricted Stock Awards.    The recipient of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the common stock granted pursuant to the unrestricted stock award and the amount, if any, the recipient paid for such stock in the taxable year the recipient receives the common stock. The recipient's basis in any common stock received pursuant to the grant of an unrestricted stock award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the recipient of an unrestricted stock award upon a subsequent disposition of such common stock will be treated as long-term capital gain, if the recipient held the shares for more than one year, and short-term capital gain, if the recipient held the shares for one year or less.

        Performance awards.    The recipient of a performance award, including a performance-vesting restricted stock unit award, will recognize as ordinary income any cash received pursuant to the award, and the difference between the fair market value of the common stock granted pursuant to the award and the amount, if any, the recipient paid for such stock, in the taxable year the recipient receives the cash or common stock, as applicable. The recipient's basis in any common stock received pursuant to the grant of a performance award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the recipient of a performance award upon a subsequent disposition of such common stock will be treated as long-term capital gain, if the recipient held the shares for more than one year, and short-term capital gain, if the recipient held the shares for one year or less.

        Deductibility of awards.    Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under our 2006 equity incentive plan in the year in which the recipient recognizes ordinary income upon the exercise of a nonqualified stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, or the receipt of stock in connection with a restricted stock unit award.

        Section 162(m) of the Internal Revenue Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our chief executive officer and our other three most highly compensated executive officers, other than our chief financial officer. "Qualified performance-based compensation" that meets criteria established by the Internal Revenue Service under Section 162(m), however, is not subject to this limitation. Some of the awards that we grant under our 2006 equity incentive plan may not qualify as qualified performance-based compensation. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer. See the section of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Policy on deductibility of compensation" for more details on our policies with respect to Section 162(m).

New plan benefits

        Except as described below, the following table sets forth information concerning the benefits or amounts under our 2006 equity incentive plan, amended as set forth in Proposal Three, that we can determine will be received by:

  •
  our chief executive officer;

  •
  each other named executive officer;

  •
  all current executive officers, as a group;

  •
  all current directors who are not executive officers, as a group; and

  •
  all employees who are not executive officers, as a group.

        The information in the following table is limited to the annual automatic restricted stock awards to be granted to our non-employee directors in connection with the 2015 special meeting in lieu of annual meeting of our shareholders and the current target for equity awards that may be granted to our current executive officers in fiscal 2015 under our long-term incentive program. Except for the restricted stock awards to be granted to our non-employee directors, all awards or award amounts granted under our 2006 equity incentive plan, amended as set forth in Proposal Three, are within the discretion of our compensation committee or our board of directors and thus discretionary and not determinable.

        Because the grant of awards under our 2006 equity incentive plan is discretionary, the persons and groups listed in the following table may receive additional awards under the plan, amended as set forth in Proposal Three. Our 2006 equity incentive plan limits the aggregate number of shares of common stock that may be subject to awards granted under the plan to a single recipient in any calendar year to 150,000.

New Plan Benefits
Our 2006 equity incentive plan, as amended

Name and position	Dollar Value ($)		Number of Units (#)
Paul Maleh	$1,000,000	(1)	—	(2)
Chief executive officer, president and director
Chad Holmes	$300,000	(1)	—	(2)
Chief financial officer, executive vice president and treasurer
Wayne Mackie	—		—
Former chief financial officer, executive vice president and treasurer(3)
Arnold Lowenstein	$300,000	(1)	—	(2)
Chief strategy officer and executive vice president
All current executive officers, as a group(4)	$1,600,000	(1)	—
All current directors who are not executive officers, as a group	$450,000	(5)	—	(6)
All employees who are not executive officers, as a group(7)	—		—

(1)
Represents the current target grant date fair values of equity awards that may be granted to these executive officers in fiscal 2015 under our long-term incentive program and 2006 equity incentive plan, as reported on our current report on Form 8-K filed on April 6, 2015. Our compensation committee retains the discretion to decide the timing, amount and terms of these equity awards, if any.

(2)
The number of shares of common stock underlying these equity awards will be based on the mix of the different types of equity awards actually granted and the fair market value of our common stock determined as of a reasonable practicable date prior to the actual grant date. A description of the mix of equity awards granted under our long-term incentive program is contained in the section of this proxy statement under the heading "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—Long-term incentive program" above. It is currently expected that these awards, if any, would be granted in the fall of 2015.

(3)
Mr. Mackie stepped down as our chief financial officer, executive vice president and treasurer on November 10, 2014.

(4)
We currently have three executive officers who would be eligible receive awards under our 2006 equity incentive plan, as amended as set forth in Proposal Three.

(5)
We currently have seven directors who are not executive officers and who are eligible to receive awards under our 2006 equity incentive plan, as amended as set forth in Proposal Three, all of whom are non-employee directors as defined in the plan. All of these directors (except for Mr. Maheu) are expected to continue serving as a director after the 2015 special meeting in lieu of annual meeting of our shareholders and to be eligible to receive automatic restricted stock awards under the plan immediately after the special meeting. The amount shown in the table represents the aggregate value of the shares of our common stock, based on its fair market value on the date of grant, to be issued pursuant to these automatic restricted stock awards, assuming that we will have six non-employee directors who will be re-elected as directors at the special meeting or whose term will continue after the special meeting.

(6)
The number of shares of common stock issued in connection with each of these non-employee director restricted stock awards will be determined by dividing the award's value by the closing price of our common stock on the date of grant.

(7)
As of April 4, 2015, we had approximately 629 employees who are not executive officers and who are eligible to receive awards under our 2006 equity incentive plan, as amended as set forth in Proposal Three.

 EQUITY COMPENSATION PLANS

        The equity compensation plans approved by our shareholders are our 2006 equity incentive plan, our 1998 incentive and nonqualified stock option plan and our 1998 employee stock purchase plan. No further options will be granted under our 1998 incentive and nonqualified stock option plan. Additionally, in 2009, our board of directors adopted our 2009 nonqualified inducement stock option plan. As of January 3, 2015, there were 50,000 shares available for issuance pursuant to stock option grants under the 2009 nonqualified inducement stock option plan. As of January 3, 2015, each of the outstanding options to purchase shares of our common stock granted under our 2009 nonqualified inducement stock option plan vests over four years, has a term of seven years, and an exercise price equal to $50.00 per share, which is significantly higher than the fair market values of our common stock on the dates that these options were granted.

        The following table provides information, as of January 3, 2015, regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

Equity Compensation Plan Information as of End of Fiscal 2014

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#) (c)
Equity compensation plans approved by shareholders	1,579,711	(1)	26.94	(2)	1,103,129	(4)
Equity compensation plans not approved by shareholders	150,000	(3)	50.00		50,000
Total	1,729,711		29.93		1,153,129	(4)

(1)
Amount reported consists of 1,004,945 stock options granted under our 2006 equity incentive plan or our 1998 incentive and nonqualified stock option plan. Amount reported also includes 286,142 shares underlying time-vesting restricted stock unit awards and 288,624 shares underlying performance-vesting restricted stock unit awards for which the performance conditions had not been determined as of the end of fiscal 2014, all granted under our 2006 equity incentive plan. The number of shares underlying these performance-vesting restricted stock unit awards for which the performance conditions had not been determined as of the end of fiscal 2014 assumes that the target level of performance will be achieved. The number of shares underlying these performance-vesting restricted stock unit awards assuming that the highest level of performance is achieved is 360,780.

(2)
Amount reported is the weighted-average exercise price of the 1,004,945 stock options reported in column (a).

(3)
Amount reported consists of stock options granted under our 2009 nonqualified inducement stock option plan.

(4)
Includes 211,777 shares of common stock reserved for future issuance under our 1998 employee stock purchase plan.

 REPORT OF THE AUDIT COMMITTEE

        Our firm's board of directors appointed an audit committee to, among other things, monitor the integrity of our firm's consolidated financial statements, our firm's system of internal controls, and the independence and performance of our firm's internal auditors and independent registered public accountants. The audit committee also selects our firm's independent registered public accountants. The audit committee is governed by a written charter adopted by our firm's board of directors. A current copy of the audit committee charter is available through the Investor Relations page of our website at www.crai.com.

        The audit committee currently consists of four non-employee directors. Each member of the audit committee is "independent" within the meaning of the rules of the NASDAQ Stock Market.

        Our firm's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our firm's independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the field of accounting, auditing or auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our firm's management and independent registered public accountants.

        In fulfilling our oversight responsibilities, we discussed with representatives of Ernst & Young LLP, or "EY," our firm's independent registered public accountants for fiscal 2014, the overall scope and plans for their audit of our firm's consolidated financial statements for fiscal 2014. We met with them, with and without our firm's management present, to discuss the results of their audits and their evaluations of our firm's internal controls and the overall quality of our firm's financial reporting. We reviewed and discussed our firm's audited consolidated financial statements for fiscal 2014 with our firm's management and independent registered public accountants.

        In addition, during the course of fiscal 2014, our firm's management completed the documentation, testing and evaluation of our firm's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We were kept apprised of the progress of the evaluation and provided oversight to our firm's management during the process. In connection with this oversight, we received periodic updates provided by our firm's management and EY at each appropriate scheduled audit committee meeting. At the conclusion of the process, our firm's management provided us with, and we reviewed, a report on the effectiveness of our firm's internal control over financial reporting. We also reviewed the report of our firm's management contained in our firm's annual report on Form 10-K for the fiscal year ended January 3, 2015 filed with the SEC, as well as EY's Report of Independent Registered Public Accounting Firm included in our firm's annual report on Form 10-K for the fiscal year ended January 3, 2015 related to its audit of (i) our firm's consolidated financial statements and (ii) the effectiveness of our firm's internal control over financial reporting. We continue to oversee our firm's efforts related to its internal control over financial reporting and our firm's management's preparations for the evaluation in fiscal 2015.

        We discussed with our firm's independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including a discussion of our firm's accounting principles, the application of those principles, and the other matters we were required to discuss with our firm's independent registered public accountants under generally accepted auditing standards. In addition, we received from our firm's independent registered public accountants a letter containing the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board and discussed the disclosures with them, as well as other matters relevant to their independence from our firm's management and our firm. In evaluating the independence of our firm's independent registered public accountants, we considered the fact that all audit-related services, tax services and other services for 2014 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission's rules on auditor independence.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in our firm's audit committee charter, we recommended to our firm's board of directors that our firm's audited consolidated financial statements for fiscal 2014 be included in our firm's annual report on Form 10-K for fiscal 2014 filed on March 17, 2015.

The audit committee
Robert Holthausen (Chair) William Concannon Nancy Hawthorne Ronald Maheu

PROPOSAL FOUR:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        Proposal Four concerns the ratification of the appointment by our audit committee of Ernst & Young LLP, or "EY," to be our independent registered public accountants for our fiscal year ending January 2, 2016.

        Under rules of the Securities and Exchange Commission and the NASDAQ Stock Market, appointment of our independent registered public accountants is the direct responsibility of our audit committee. Although ratification of this appointment by our shareholders is not required by law, our board of directors believes that seeking shareholder ratification is a good practice that provides shareholders an avenue to express their views on this important matter.

        Our audit committee has reappointed EY as our independent registered public accountants for our fiscal year ending January 2, 2016. Our board of directors recommends that shareholders vote to ratify the appointment. If our shareholders do not ratify the appointment of EY, our audit committee may reconsider its decision. In any case, our audit committee may, in its discretion, appoint new independent registered public accountants at any time during the year if it believes that such change would be in our best interest and the best interest of our shareholders. We expect that representatives of EY will be present at the special meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.

Change in independent registered public accountants

        As reported in the current report on Form 8-K we filed on June 11, 2014, prior to that date our audit committee conducted a competitive process to determine our independent registered public accountants. As a result of this process, on June 6, 2014, we engaged Ernst & Young LLP, or "EY," as our independent registered public accountants. On the same date, we dismissed KPMG LLP, or "KPMG," as our independent registered public accountants, effective immediately. During the two fiscal years ended December 28, 2013 and the subsequent interim period through June 6, 2014, neither we nor anyone on our behalf consulted EY regarding any of the matters referred to in Item 304(a)(2) of Regulation S-K. This change of our independent registered public accountants was approved by our audit committee.

        During the two fiscal years ended December 28, 2013 and the subsequent interim period through June 6, 2014, there were no: (1) "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness in our internal control over financial reporting as of our fiscal year ended December 28, 2013. As disclosed in Item 9A of our annual report on Form 10-K for our fiscal year ended December 28, 2013, our president and chief executive officer and our chief financial officer concluded that our internal controls were not sufficiently complete and comprehensive to ensure that our income tax accounting and reporting for income taxes were complete and accurate. Our audit committee discussed this material weakness in our internal control over financial reporting with KPMG, and authorized KPMG to respond fully to the inquiries of EY concerning this material weakness.

        The audit report of KPMG on our consolidated financial statements as of and for the year ended December 28, 2013 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of KPMG on the effectiveness of internal control over financial reporting as of December 28, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG's report indicates that we did not maintain effective internal control over financial reporting as of December 28, 2013 because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to the accounting and reporting for income taxes has been identified and included in management's assessment.

        KPMG furnished us with a letter addressed to the Securities and Exchange Commission indicating that it agrees with the foregoing statements, except for certain statements with respect to which KPMG is not in a position to agree or disagree. A copy of this letter was filed as Exhibit 16.1 to the current report on Form 8-K we filed on June 11, 2014.

        The audit report of EY on our consolidated financial statements as of and for the year ended January 3, 2015 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. As disclosed in our annual report on Form 10-K for our fiscal year ended January 3, 2015, our president and chief executive officer and our chief financial officer concluded that our internal controls were not sufficiently complete and comprehensive to ensure that our accounting and reporting for non-routine compensation arrangements (for example, share-based compensation) were complete and accurate and that there was inadequate and ineffective analysis and review of the documentation and calculations supporting our non-routine compensation arrangements (for example, share-based compensation). The audit reports of EY on the effectiveness of internal control over financial reporting as of January 3, 2015 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that EY's report indicates that we did not maintain effective internal control over financial reporting as of January 3, 2015 because of the effect of the aforementioned material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to the accounting and reporting for non-routine compensation arrangements (for example, share-based compensation) has been identified and included in management's assessment.

        Our board of directors recommends that you vote FOR the proposal to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for fiscal 2015.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following is a summary of the fees for professional services rendered by Ernst & Young LLP, or "EY," our current registered independent public accountants, for the fiscal year ended January 3, 2015, and the fees for professional services rendered by KPMG LLP, or "KPMG," our former independent registered public accounts, for the fiscal year ended December 28, 2013.

Fee category	Fiscal 2014	Fiscal 2013
Audit fees	1,529,000	1,426,569
Audit-related fees	—	—
Tax fees	203,572	48,380
All other fees	43,328	—

Total fees	1,775,900	1,474,949

        Audit fees.    Audit fees comprise fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the integrated audit of our annual financial statements and the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements. Audit fees also include fees for services that are normally provided in connection with statutory and regulatory filings or engagements.

        Audit-related fees.    In fiscal 2014 and fiscal 2013, neither EY nor KPMG, respectively, performed any other assurance or related services for us that were reasonably related to the performance of the audit or review of our financial statements, except as disclosed under the heading "Audit fees" above.

        Tax fees.    In fiscal 2014, certain tax compliance and tax consultation services performed by EY were performed prior to their appointment in June 2014 as our current registered independent public accountants. Subsequent to their appointment as our registered independent public accountants, EY performed tax services that were pre-approved by our audit committee, which determined that such services would not impair the independence of the auditor and were consistent with the Securities and Exchange Commission's rules on auditor independence. In fiscal 2013, KPMG performed tax services for our NeuCo subsidiary and did not perform any other professional services for us for tax compliance, tax advice or tax planning

        All other fees.    In fiscal 2014, all other services performed by EY were performed prior to their appointment in June 2014 as our current registered independent public accountants. In fiscal 2013, KPMG did not perform any other services for us other than disclosed under the heading "Audit fees" and "Tax fees" above.

Pre-approval policies and procedures

        At present, our audit committee approves each engagement for audit or non-audit services before we engage our independent registered public accountants to provide those services. However, our audit committee has delegated to the chairman of the committee the authority to pre-approve audit and non-audit services that the chairman determines in good faith would not impair the independence of our independent registered public accountants. The chairman of our audit committee must notify the other members of the committee of any audit or non-audit service that he pre-approves under this delegation of authority. Any other audit and non-audit services require pre-approval by the entire audit committee.

        Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accountants to provide any specified services with only an obligation to notify the committee of the engagement for those services. None of the services provided by EY for fiscal 2014 was obtained in reliance on the waiver of the pre-approval requirement permitted by SEC regulations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-ten-percent shareholders to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2014 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2014, or written representations that a Form 5 was not required for fiscal 2014, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent shareholders were fulfilled in a timely manner.

 SHAREHOLDER PROPOSALS

        Shareholder proposals for inclusion in our proxy materials relating to the 2016 annual meeting of our shareholders must be received by us at our executive offices no later than January 27, 2016 or, if the date of that meeting is more than 30 calendar days before or after July 22, 2016, a reasonable time before we begin to print and send our proxy materials with respect to that meeting.

        In addition, our by-laws provide that a shareholder desiring to bring business before any meeting of shareholders or to nominate any person for election to our board of directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered or mailed to and received at our principal executive offices not less than 60 days nor more than 90 days before the annual meeting, must describe the business to be brought before the meeting, and must provide specific information about the shareholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold a special meeting in lieu of the 2016 annual meeting of our shareholders before May 2, 2016, and if we give less than 70 days' notice or prior public disclosure of the date of that special meeting, then the shareholder's notice must be delivered or mailed to and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mailed notice of the date of the special meeting and (2) the day on which we publicly disclose the date of the special meeting. Currently, in order to bring an item of business before the 2016 annual meeting of our shareholders in accordance with our by-laws, a shareholder must deliver the requisite notice of that item of business to us between February 2, 2016 and March 3, 2016.

AVAILABLE INFORMATION

        Shareholders of record on May 13, 2015 will receive this proxy statement and our annual report to shareholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Annex A

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INCLUDING A
RECONCILIATION TO NON-GAAP RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012

(In thousands, except per share data)

	Fiscal Year Ended December 29, 2012
	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (Restructuring)(1)	Adjustments to GAAP Results (Goodwill Impairment)(2)	Adjustments to GAAP Results (NeuCo)(3)	Non-GAAP Results	Non-GAAP % of Revenues
Revenues	$270,390	100.0%	$—	$—	$5,460	$264,930	100.0%
Costs of services	182,381	67.5%	3,825	—	1,314	177,242	66.9%

Gross profit (loss)	88,009	32.5%	(3,825)	—	4,146	87,688	33.1%
Selling, general and administrative expenses	67,235	24.9%	1,522	225	3,287	62,201	23.5%
Depreciation and amortization	7,190	2.7%	1,381	—	4	5,805	2.2%
Goodwill impairment	71,394	26.4%	—	71,394	—	—	0.0%

Income (loss) from operations	(57,810)	–21.4%	(6,728)	(71,619)	855	19,682	7.4%
Interest and other income (expense), net	(213)	–0.1%	—	—	(145)	(68)	0.0%

Income (loss) before (provision) benefit for income taxes and noncontrollin interest	(58,023)	–21.5%	(6,728)	(71,619)	710	19,614	7.4%
(Provision) benefit for income taxes	5,180	1.9%	968	13,852	(148)	(9,492)	–3.6%

et income (loss)	(52,843)	–19.5%	(5,760)	(57,767)	562	10,122	3.8%
Net (income) loss attributable to noncontrolling interest, net of tax	(147)	–0.1%	—	—	(147)	—	0.0%

Net income (loss) attributable to CRA International, Inc.	$(52,990)	–19.6%	$(5,760)	$(57,767)	$415	$10,122	3.8%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$(5.21)					$1.00

Diluted	$(5.21)					$0.98

Weighted average number of shares outstanding:
Basic	10,167					10,167

Diluted	10,167 (4)					10,307 (4)

(1)
During the fiscal year ended December 29, 2012, the Company incurred pre-tax expenses of $6.7 million and a related income tax benefit of $1.0 million. Of these amounts, $5.4 million of pre-tax expenses and $1.2 million of related income tax benefit were recorded in fiscal 2012 in connection with restructuring actions announced in the third quarter of fiscal 2012. These actions included the elimination and restructuring of selected practice areas, and reducing selling, general and administrative costs. In connection with the restructuring plan, the Company eliminated its Chemicals practice and closed its Middle East operations. The Company also incurred pre-tax expenses of $1.3 million and a related income tax provision of $0.2 million in connection with the surrender of a portion of the Company's leased office space in London, England and adjustments related to its leased office space in Chicago, IL and Houston, TX.

(2)
As part of its routine annual impairment test, the Company determined that it needed to write off a portion of its goodwill. The impairment charge does not affect the Company's liquidity position, cash flow, or bank line of credit, nor does it have any effect on the operations of the Company. Approximately $0.2 million of fees were recorded for professional services rendered in connection with the goodwill impairment analysis.

(3)
These adjustments include activity related to NeuCo in the Company's GAAP results.

(4)
Approximately 140,000 common stock equivalents are excluded from the GAAP results because they were anti-dilutive in the fourth quarter of fiscal 2012 due to the net loss, but they are included in the non-GAAP results because they are dilutive based upon the net income.

 CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INCLUDING A
RECONCILIATION TO NON-GAAP RESULTS FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013

(In thousands, except per share data)

	Fiscal Year Ended December 28, 2013
	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (NeuCo)(1)	Non-GAAP Results	Non-GAAP % of Revenues
Revenues	$278,432	100.0%	$5,050	$273,382	100.0%
Costs of services	189,262	68.0%	1,365	187,897	68.7%

Gross profit (loss)	89,170	32.0%	3,685	85,485	31.3%
Selling, general and administrative expenses	64,242	23.1%	3,608	60,634	22.2%
Depreciation and amortization	6,411	2.3%	3	6,408	2.3%
Goodwill impairment	—	0.0%	—	—	0.0%

Income (loss) from operations	18,517	6.7%	74	18,443	6.7%
Interest and other income (expense), net	(599)	–0.2%	(87)	(512)	–0.2%

Income (loss) before (provision) benefit for income taxes and noncontrolling interest	17,918	6.4%	(13)	17,931	6.6%
(Provision) benefit for income taxes	(6,683)	–2.4%	(244)	(6,439)	–2.4%

Net income (loss)	11,235	4.0%	(257)	11,492	4.2%
Net (income) loss attributable to noncontrolling interest, net of tax	135	0.0%	135	—	0.0%

Net income (loss) attributable to CRA International, Inc.	$11,370	4.1%	$(122)	$11,492	4.2%

Net income (loss) per share attributable to CRA International, Inc.:
Basic	$1.13			$1.14

Diluted	$1.12			$1.13

Weighted average number of shares outstanding:
Basic	10,084			10,084

Diluted	10,173			10,173

(1)
These adjustments include activity related to NeuCo in the Company's GAAP results.

 CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INCLUDING A
RECONCILIATION TO NON-GAAP RESULTS FOR THE FISCAL YEAR ENDED JANUARY 3, 2015

(In thousands, except per share data)

	Fiscal Year Ended January 3, 2015(1)
	GAAP Results	GAAP % of Revenues	Adjustments to GAAP Results (NeuCo)(2)	Non-GAAP Results	Non-GAAP % of Revenues
Revenues	$306,371	100.0%	$4,771	$301,600	100.0%
Costs of services	206,813	67.5%	1,475	205,338	68.1%

Gross profit	99,558	32.5%	3,296	96,262	31.9%
Selling, general and administrative expenses	69,074	22.5%	3,592	65,482	21.7%
Depreciation and amortization	6,443	2.1%	—	6,443	2.1%

Income (loss) from operations	24,041	7.8%	(296)	24,337	8.1%
Interest and other expense, net	(726)	–0.2%	(23)	(703)	–0.2%

Income (loss) before provision for income taxes and noncontrolling interest	23,315	7.6%	(319)	23,634	7.8%
Provision for income taxes	(9,908)	–3.2%	(205)	(9,703)	–3.2%

Net income (loss)	13,407	4.4%	(524)	13,931	4.6%
Net loss attributable to noncontrolling interest, net of tax	231	0.1%	231	—	0.0%

Net income (loss) attributable to CRA International, Inc.	$13,638	4.5%	$(293)	$13,931	4.6%

Net income per share attributable to CRA International, Inc.:
Basic	$1.40			$1.43

Diluted	$1.38			$1.41

Weighted average number of shares outstanding:
Basic	9,747			9,747

Diluted	9,897			9,897

(1)
The fiscal year ended January 3, 2015 includes fifty-three weeks of operating results.

(2)
These adjustments include activity related to NeuCo in the Company's GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED
EBITDA FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012 (In thousands)

	Year to Date Period Ended December 29, 2012
	GAAP Year to Date Period Ended December 29, 2012	GAAP % of Revenues	Adjustments to GAAP Results Restructuring(2)	Adjustments to GAAP Results Goodwill Impairment(3)	Adjustments to GAAP Results NeuCo(1)	Non-GAAP Year to Date Period Ended December 29, 2012	Non-GAAP % of Revenues
Income (loss) from operations	(57,810)	–21.4%	$(6,728)	$(71,619)	$855	$19,682	7.4%
Depreciation and amortization	7,190	2.7%	1,381	—	4	5,805	2.2%
Goodwill impairment	71,394	26.4%	—	71,394	—	—	0.0%

EBITDA	20,774	7.7%	(5,347)	(225)	859	25,487	9.6%
Share-based compensation expenses	4,947	1.8%	—	—	—	4,947	1.9%
Amortization of forgivable loans	6,317	2.3%	226	—	—	6,091	2.3%

Adjusted EBITDA	32,038	11.8%	$(5,121)	$(225)	$859	$36,525	13.8%

(1)
These adjustments include activity related to NeuCo in the Company's GAAP results.

(2)
During the fiscal year ended December 29, 2012, the Company incurred pre-tax expenses of $6.7 million and a related income tax benefit of $1.0 million. Of these amounts, $5.4 million of pre-tax expenses and $1.2 million of related income tax benefit were recorded in fiscal 2012 in connection with restructuring actions announced in the third quarter of fiscal 2012. These actions included the elimination and restructuring of selected practice areas, and reducing selling, general, and administrative costs. In connection with the restructuring plan, the Company eliminated its Chemicals practice and closed its Middle East operations. The Company also incurred pre-tax expenses of $1.3 million and a related income tax provision of $0.2 million in connection with the surrender of a portion of the Company's leased office space in London, England and adjustments related to its leased office space in Chicago, IL and Houston, TX.

(3)
As part of its routine annual impairment test in fiscal 2012, the Company determined that it needed to write off a portion of its goodwill. The impairment charge in fiscal 2012 did not affect the Company's liquidity position, cash flow, bank line of credit, or the operations of the Company. Approximately $0.2 million of fees were recorded for professional services rendered in connection with the goodwill impairment analysis.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED
EBITDA FOR THE FISCAL YEAR ENDED DECEMBER 28, 2013 (In thousands)

	Year to Date Period Ended December 28, 2013
	GAAP Year to Date Period Ended December 28, 2013	GAAP % of Revenues	Adjustments to GAAP Results NeuCo(1)	Non-GAAP Year to Date Period Ended December 28, 2013	Non-GAAP % of Revenues
Income (loss) from operations	$18,517	6.7%	$74	$18,443	6.7%
Depreciation and amortization	6,411	2.3%	3	6,408	2.3%

EBITDA	24,928	9.0%	77	24,851	9.1%
Share-based compensation expenses	3,035	1.1%	—	3,035	1.1%
Amortization of forgivable loans	14,194	5.1%	—	14,194	5.2%

Adjusted EBITDA	$42,157	15.1%	$77	$42,080	15.4%

(1)
These adjustments include activity related to NeuCo in the Company's GAAP results.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED
EBITDA FOR THE FISCAL YEAR ENDED JANUARY 3, 2015 (In thousands)

	Year to Date Period Ended January 3, 2015(1)
	GAAP Year to Date Period Ended January 3, 2015	GAAP % of Revenues	Adjustments to GAAP Results NeuCo(2)	Non-GAAP Year to Date Period Ended January 3, 2015	Non-GAAP % of Revenues
Income (loss) from operations	$24,041	7.8%	$(296)	$24,337	8.1%
Depreciation and amortization	6,443	2.1%	—	6,443	2.1%

EBITDA	30,484	10.0%	(296)	30,780	10.2%
Share-based compensation expenses	5,619	1.8%	—	5,619	1.9%
Amortization of forgivable loans	13,465	4.4%	—	13,465	4.5%

Adjusted EBITDA	$49,568	16.2%	$(296)	$49,864	16.5%

(1)
The fiscal year ended January 3, 2015 includes fifty-three weeks of operating results.

(2)
These adjustments include activity related to NeuCo in the Company's GAAP results.

Annex B

CRA INTERNATIONAL, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

SECTION 1.    PURPOSE

        This 2006 Equity Incentive Plan (the "Plan") of CRA International, Inc. (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and to certain other individuals providing services as independent contractors to or acting as non-employee directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("Nonqualified Options") under the Plan, shares of Common Stock subject to restrictions under Section 83 of the Code ("Restricted Stock"), Performance Awards (as defined in Section 7.1(a)), and certain other equity-based awards (Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Performance Awards and the other awards collectively referred to as "Awards"), which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock or otherwise receive compensation based on the value, or an increase in the value, of the Company. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. As used in the Plan the terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 424 of the Code.

SECTION 2.    ADMINISTRATION

        2.1    THE PLAN ADMINISTRATOR.    The Plan shall be administered by the Plan Administrator (the "Plan Administrator"), which shall consist of the Board of Directors of the Company (the "Board") or, if appointed by the Board, a committee consisting of at least two "Disinterested Directors." As used herein, the term Disinterested Director means any director of the Company who (i) is not a current employee of the Company or a member of an "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate; and (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director. If the Plan is not administered by the Board, none of the members of the Plan Administrator shall be an officer or other employee of the Company. It is the intention of the Company that the Plan, if not administered by the Board, shall be administered by a committee having two or more "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but the authority and validity of any act taken or not taken by the Plan Administrator shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Plan Administrator shall require the affirmative vote of a majority of all members thereof.

        2.2    POWERS OF THE PLAN ADMINISTRATOR.    Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

          (a)   To determine from time to time the persons eligible to receive Awards and the Awards to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each Award granted under the Plan to such persons;

          (b)   To construe and interpret the Plan and Awards granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and Award holders;

          (c)   To make, in its sole discretion, changes to any outstanding Award granted under the Plan, including but not limited to: (i) reducing the purchase price for any Option or SARs, exchanging any Option or SARs for a new Award with a lower (or no) purchase price, or repurchasing or buying out any Option or SARs for cash, with respect to each of the foregoing subject to any approval of stockholders of the Company required by Section 5.7, (ii) accelerating the vesting schedule or the lapse of restrictions of such Award (except with respect to the one-year Restriction Period described in Section 3.4 and the 4-year Restriction Period described in Section 6.1 for Restricted Stock Awards, Section 6.8 for Restricted Stock Units, and Section 7.1 for Performance Awards, unless such change is pursuant to Section 6.7, Section 8.3 or Section 8.4), (iii) changing any applicable Performance Factors or related goals during a performance period, (iv) extending the expiration date of such Award, or (v) to provide for any action permitted with respect to such Award pursuant to Section 9.5; and

          (d)   Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.    STOCK

        3.1    STOCK TO BE ISSUED.    The stock subject or related to the Awards granted under the Plan shall be shares of the Company's authorized but unissued common stock, without par value (the "Common Stock"). The total number of shares that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of 6,174,000 shares of Common Stock (the "Reserve Limit"); provided, however, that (a) any shares of Common Stock issued in connection with Awards granted under Section 6 (other than Section 6.8), and any shares of Common Stock by which Awards granted under Section 6.8 or Section 7 are measured, will be counted against the Reserve Limit (i) as one and eight-tenths (1.8) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted prior to March 12, 2008, (ii) as two and two tenths (2.2) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted on or after March 12, 2008 but before April 30, 2010, and (iii) as one and eighty-three hundredths (1.83) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted on or after April 30, 2010, and (b) the class and aggregate number of shares of Common Stock which may be subject to Awards granted under the Plan shall be subject to adjustment as provided in Section 8 hereof. As of April 21, 2006, the date the Plan was first approved by stockholders of the Company, no additional awards shall be permitted to be granted from the 1998 Plan or from the UK Approved Part of the 1998 Plan (the "UK Plan") and all unexpired awards granted from the 1998 Plan and UK Plan shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions. Notwithstanding anything to the contrary in the foregoing, to the extent that any Award by its terms may only be satisfied in cash (and not in shares of Common Stock), such Award will not count against the Reserve Limit. To the extent that any Award may be satisfied in cash or shares of Common Stock at the option of the Company or the Plan Administrator, such Award shall count against the Reserve Limit unless and until the Company or the Plan Administrator elects to settle such Award in cash (or partially in cash), at which time the shares subject to such Award (to the extent settled in cash) may again be the subject of Awards under the Plan pursuant to Section 3.2.

        3.2    EXPIRATION, CANCELLATION OR TERMINATION OF AWARD; SETTLEMENT IN CASH.    Whenever any outstanding Award under the Plan expires, is cancelled or is otherwise terminated (other than by exercise or payment), the shares of Common Stock allocable to the portion of such Award that has expired, has been cancelled or has been otherwise terminated, may again be the subject of Awards under the Plan. Whenever payment of any outstanding Award under the plan is made in whole or in part in cash, any shares of Common Stock that were previously counted toward the Reserve Limit pursuant to Section 3.1 with respect to the portion of such Award that was so paid may again be the subject of Awards under the Plan.

        3.3    LIMITATION ON GRANTS.    In no event may any Plan participant be granted Awards with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 8 hereof). The number of shares of Common Stock issuable pursuant to or otherwise related to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated, shall continue to count toward the foregoing limitation in such calendar year. In addition, if the purchase price of shares of Common Stock subject to an Option is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

        3.4    MINIMUM RESTRICTION PERIOD.    No Award may be granted with a Restriction Period of less than one year and, except as set forth in Section 6.7 or Section 8.4, no portion of any Award may become non-forfeitable prior to the first anniversary of such Award's date of grant, provided that the Plan Administrator may grant Awards that do not satisfy the foregoing requirements in an aggregate amount (with such Awards counted for this purpose as set forth in Section 3.1) that does not exceed 5% of the Reserve Limit. As used in the Plan, the term "Restriction Period" means the period during which all or a portion of an Award shall be forfeitable by the Award holder, as set forth in the applicable Award agreement.

SECTION 4.    ELIGIBILITY

        4.1    PERSONS ELIGIBLE.    Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Any other type of Award may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to non-employee members of the Board and independent contractors who render services to the Company or any such parent or subsidiary (regardless of whether they are employees).

SECTION 5.    STOCK OPTIONS

        5.1    GREATER-THAN-TEN-PERCENT STOCKHOLDERS.    Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the Option is granted, owns (including ownership attributed pursuant to Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such Option is granted, and (ii) that such Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

        5.2    MAXIMUM AGGREGATE FAIR MARKET VALUE.    The aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of Incentive Stock Options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to Incentive Stock Options by the Code or any other applicable law or regulation). Any Incentive Stock Option granted in excess of the foregoing limitation shall be specifically designated as being a Nonqualified Option.

        5.3    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP WITH COMPANY.    Except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, Options shall terminate on the earlier of:

          (a)   the date of expiration thereof;

          (b)   immediately upon the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary); or

          (c)   thirty (30) days after termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) without cause or voluntarily by the optionee other than as a result of death or retirement in good standing for reasons of age or disability under the then-established rules of the Company; provided, however, that (i) during any period after such termination of employment or service before termination of an optionee's Option, the optionee shall have the right to exercise such Option only to the extent that the optionee was entitled to exercise such Option immediately prior to such termination of employment or performance of services; and (ii) Nonqualified Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Plan Administrator determines otherwise, be subject to the provisions set forth in subsections 5.3(b) and (c).

        As used herein, "cause" shall mean (w) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company) are both parties, (x) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee's ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), (y) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary) or (z) as it is defined in any employment agreement or consulting agreement between the optionee and the Company (or any such parent or subsidiary).

        5.4    DEATH OR RETIREMENT OF OPTIONEE.    In the event of the death of the holder of an Option that is subject to subsection (b) or (c) of Section 5.3 above prior to termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the Option to the extent the optionee was entitled to exercise such Option at the time of his death.

        If, before the date of the expiration of an Option that is subject to subsection (b) or (c) of Section 5.3 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then-established rules of the Company, except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, the Option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement In the event of such retirement, except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, the optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such retirement.

        5.5    OPTION AGREEMENT.    Each Option agreement shall be in writing and shall contain such terms, conditions, restrictions (if any), and provisions as the Plan Administrator shall from time to time deem appropriate. Such provisions or conditions may include, without limitation, restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Plan Administrator; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code. Option agreements need not be identical, but each Option agreement by appropriate language shall include the substance of the provisions contained in this Section 5 and other relevant sections of the Plan.

        5.6    EXPIRATION OF OPTION.    Notwithstanding any other provision of the Plan or of any Option agreement, each Option shall expire on the date specified in the Option agreement, which date shall not be later than (i) the seventh (7th) anniversary, in the case of an Option (other than an Incentive Stock Option granted to a greater-than-ten-percent stockholder) granted prior to July 22, 2015 (the "2015 Approval Date"), (ii) the tenth (10th) anniversary, in the case of an Option (other than an Incentive Stock Option granted to a greater-than-ten-percent stockholder) granted on or after the 2015 Approval Date, and (iii) the fifth (5th) anniversary, in the case of an Incentive Stock Option granted to a greater-than-ten-percent stockholder, of the date on which the Option was granted.

        5.7    PURCHASE PRICE; LIMITS ON REPRICINGS, EXCHANGES AND BUYOUTS.    The purchase price per share under each Option shall be determined by the Plan Administrator at the time the Option is granted, which shall not be less than the fair market value of a share of Common Stock on the date the Option is granted; provided, however, that (a) the purchase price of any Incentive Stock Option to a greater-than-ten-percent stockholder shall be 110% of such fair market value, and (b) the Plan Administrator has the authority (i) to reduce the purchase price of any Option or SARs, (ii) to exchange any Option or SARs for a new Award with a lower (or no) purchase price, or (iii) to repurchase or buyout any Option or SARs for cash, provided that any action described in the foregoing clauses (i), (ii) or (iii) is approved by the stockholders of the Company. For purposes of the Plan, the fair market value of a share of Common Stock shall be the closing price per share on the applicable date as reported by a nationally recognized stock exchange, or, if shares of Common Stock are not reported by such a stock exchange, the fair market value as determined by the Plan Administrator.

        5.8    EXERCISE.    Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares of Common Stock for which the Option may be exercised at a particular time and to such other conditions as the Plan Administrator in its discretion may specify upon granting the Option.

        5.9    METHOD OF EXERCISE.    Any Option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

        5.10    PAYMENT OF PURCHASE PRICE.    Payment for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made either by (i) cash or check equal to the Option price for the number of shares specified in the Notice, (ii) with the consent of the Plan Administrator, other shares of Common Stock that have a fair market value on the date of surrender not greater than the aggregate purchase price of the shares as to which such Option shall be exercised, (iii) with the consent of the Plan Administrator, delivery of such documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the purchase price, (iv) with the consent of the Plan Administrator, such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the purchase price of such shares, or (v) with the consent of the Plan Administrator, a combination of (i), (ii), (iii) or (iv). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 5.7. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

        5.11    TRANSFERABILITY OF OPTIONS.    Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer or assignment of a Nonqualified Option by the original optionee for no consideration to: (i) any member of the optionee's Immediate Family; (ii) any trust solely for the benefit of members of the optionee's Immediate Family; (iii) any partnership whose only partners are members of the optionee's Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the optionee's Immediate Family. For purposes of the Plan, "Immediate Family" means an optionee's parents, spouse, children and grandchildren. Nothing contained in this Section shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Nonqualified Option or portion thereof, and approval to transfer or assign any Nonqualified Option does not mean that such approval will be given with respect to any other Nonqualified Option or portion thereof. The transferee or assignee of any Nonqualified Option shall be subject to all of the terms and conditions applicable to such Nonqualified Option immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Nonqualified Option. In particular, and without limiting the generality of the foregoing, the termination of employment, retirement or death of the original optionee shall continue to determine the term and time for exercise of such Nonqualified Option for purposes of Sections 5.3 and 5.4.

        5.12    RIGHTS OF OPTIONEES.    No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until the Option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered certificates representing such shares to the optionee.

        5.13    LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS.    Except as may otherwise be permitted by the Code or other applicable law or regulation, no Option shall be an Incentive Stock Option if it is granted more than ten (10) years after the latest date (the "Last Approval Date") of (i) any shareholder approval or re-approval of the Plan and (ii) any shareholder approval of an amendment to the Plan changing the class of persons eligible to receive Awards or the aggregate number of shares of Common Stock issuable pursuant to the Plan. Any Option granted more than ten (10) years after the Last Approval Date shall be specifically designated as being a Nonqualified Option.

SECTION 6.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        6.1    RESTRICTED STOCK AWARDS.    The Plan Administrator may grant Restricted Stock to any person eligible to participate in the Plan in accordance with Section 4.1 in such number of shares of Common Stock, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Restricted Stock holder of ownership of purchased or designated shares of Common Stock or other criteria, as the Plan Administrator shall establish. If the Plan Administrator determines to make performance-based Awards of Restricted Stock under this Section 6 to "covered employees" (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in Section 7.1(f)) that will be used to measure performance, and the specific performance goals applicable to each Performance Factor so selected. Each Restricted Stock Award shall be subject to a Restriction Period of a minimum of 4 years from the date of grant; provided, however, that notwithstanding the foregoing requirement as to the duration of the Restriction Period (a) the shares of Common Stock subject to such Award may become non-forfeitable and any restrictions applicable to such shares may lapse according to the terms of such Award during the 4-year (or longer) Restriction Period in installments as a result of the passage of time or other bases, provided that, except as set forth in Section 3.4 and the following clause (b), no such shares may become so non-forfeitable prior to the first anniversary of the date of grant of such Award, and (b) the provisions of Section 6.7, Section 8.3 and/or Section 8.4 can be applied during the 4-year (or longer) Restriction Period. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award agreement which shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan.

        6.2    ISSUANCE OF RESTRICTED SHARES.    As soon as practicable after the date of grant of Restricted Stock by the Plan Administrator, the Company shall cause to be transferred on the books of the Company, or its agent, shares of Common Stock, registered on behalf of the Restricted Stock holder, evidencing the Restricted Stock covered by the Award, but subject to forfeiture to the Company as of the date of grant if an Award agreement with respect to the Restricted Stock covered by the Award is not duly executed by the Restricted Stock holder and timely returned to the Company. All shares of Common Stock covered by Awards under this Section 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Award agreement entered into by the Restricted Stock holder. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock, the share certificates representing such Restricted Stock may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Restricted Stock holder. Upon the lapse or release of all restrictions with respect to an Award as described in Section 6.5, one or more share certificates, registered in the name of the Restricted Stock holder, for an appropriate number of shares as provided in Section 6.5, free of any restrictions set forth in the Plan and the Award agreement, shall be delivered to the Restricted Stock holder.

        6.3    SHAREHOLDER RIGHTS.    Beginning on the date of grant of the Restricted Stock and subject to execution of the Award agreement as provided in Section 6.2, the Restricted Stock holder shall become a shareholder of the Company with respect to all shares subject to the Award agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 6.2.

        6.4    RESTRICTION ON TRANSFERABILITY.    None of the shares of Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to lapse of the Restriction Period applicable thereto. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer of shares of Restricted Stock by the original Award holder for no consideration to: (i) any member of the Award holder's Immediate Family; (ii) any trust solely for the benefit of members of the Award holder's Immediate Family; (iii) any partnership whose only partners are members of the Award holder's Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the Award holder's Immediate Family. Nothing contained in this Section shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Restricted Stock Award or portion thereof, and approval to transfer or assign any Restricted Stock Award does not mean that such approval will be given with respect to any other Restricted Stock Award or portion thereof. The transferee or assignee of any Restricted Stock Award shall be subject to all of the terms and conditions applicable to such Restricted Stock Award immediately prior to the transfer or assignment, including but not limited to the satisfactory completion of the Restriction Period, and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Restricted Stock Award.

        6.5    DELIVERY OF SHARES UPON VESTING.    Upon expiration or earlier termination of the Restriction Period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Plan Administrator, or at such earlier time as provided under the provisions of Section 6.7, the shares of Restricted Stock shall no longer be forfeitable. As promptly as administratively feasible thereafter, the Company shall deliver to the Restricted Stock holder or, in case of the Restricted Stock holder's death, to the holder's beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of the forfeiture restrictions that expired as of the end of the Restriction Period. The Company may, in its sole discretion, elect to satisfy the minimum tax withholding requirements described in Section 9.4 by withholding from the shares of Common Stock to be issued a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award. For the purpose of the preceding sentence, the fair market value per share of Common Stock shall be determined in the manner specified in Section 5.7.

        6.6    FORFEITURE OF RESTRICTED STOCK.    Subject to Section 6.7 and Section 8.4, all Restricted Stock shall be forfeited and returned to the Company and all rights of the Restricted Stock holder with respect to such Restricted Stock shall terminate unless the Restricted Stock holder continues employment with or performance of services for the Company (or any parent or subsidiary of the Company) until the expiration of the Restriction Period for such Restricted Stock and satisfies any and all other conditions set forth in the Award agreement or as may be otherwise determined by the Plan Administrator. Subject to Section 6.1, the Plan Administrator shall determine the Restriction Period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

        6.7    WAIVER OF RESTRICTION PERIOD.    The Plan Administrator may in its discretion specify that an Award may become non-forfeitable in part or in full, or waive any other conditions that the Award is subject to, but only upon the occurrence of appropriate circumstances (including the death, disability or retirement of the Award holder or a material change in circumstances arising after the date of an Award) as the Plan Administrator may determine. Any of the foregoing actions by the Plan Administrator shall be subject to such terms and conditions (including forfeiture of any portion of the Award) as the Plan Administrator shall deem appropriate. The foregoing notwithstanding, any acceleration of a Restriction Period in connection with a Change in Control shall be consistent with Section 8.4.

        6.8    RESTRICTED STOCK UNIT AWARDS.    Without limiting the generality of the foregoing provisions of this Section 6, and subject to such terms, limitations and restrictions as the Plan Administrator may impose, the Plan Administrator may grant restricted stock units ("Restricted Stock Units") to any person eligible to participate in the Plan in accordance with Section 4.1, representing the right to receive shares of Common Stock, a cash payment measured by the value of shares of

Common Stock, or both in the future subject to the achievement of one or more goals relating to the completion of service by the Restricted Stock Unit holder and/or the achievement of performance or other objectives. If the Plan Administrator determines to make performance-based Awards of Restricted Stock Units under this Section 6.8 to "covered employees" (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in Section 7.1(f)) that will be used to measure performance, and the specific performance goals applicable to each Performance Factor so selected. Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award agreements entered into by the appropriate Restricted Stock Unit holders. Until the end of the Restriction Period applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued or cash payment made with respect to such Awards and no Restricted Stock Unit holder shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award. Payments of Restricted Stock Unit awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator. As of the end of the Restriction Period applicable to a Restricted Stock Unit Award or at a later date if distribution has been deferred under another Company plan (if any), one or more share certificates, registered in the name of the Restricted Stock Unit holder, for an appropriate number of shares, free of any restrictions that expired as of the end of the Restriction Period, shall be delivered to the Restricted Stock Unit holder and/or the appropriate cash payment shall be made to the Restricted Stock Unit holder. A Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Restricted Stock Unit holder other than the rendering of services. Each Restricted Stock Unit Award shall be subject to a Restriction Period of a minimum of 4 years from the date of grant; provided, however, that (a) the Award may become non-forfeitable according to the terms of such award during the 4-year (or longer) Restriction Period in installments as a result of the passage of time or other bases, provided that, except as set forth in Section 3.4 and the following clause (b), no portion of the Award may become so non-forfeitable prior to the first anniversary of the date of grant of such Award; (b) the provisions of Section 6.7, Section 8.3 and/or Section 8.4 can be applied during the 4-year (or longer) Restriction Period; and (c) the Plan Administrator may set forth in the applicable Award agreement provisions that allow for payment of some or all of the Restricted Stock Units prior to the end of the applicable Restriction Period in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section.

        6.9    RESTRICTED STOCK AWARDS TO NON-EMPLOYEE DIRECTORS.

          (a)    GRANT OF AWARD UPON ELECTION TO THE BOARD.    Each non-employee director joining the Board at or subsequent to the meeting of the Company's stockholders at which the Plan is approved (the "Approval Meeting") shall automatically be granted, upon such non-employee director joining the Board, an initial Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. Such Award shall become non-forfeitable in four (4) equal annual installments of twenty five percent (25%) per year beginning on the first anniversary of the date of grant, provided that the provisions of Section 6.7, Section 8.3 and/or Section 8.4 can be applied during this 4-year Restriction Period.

          (b)    GRANT OF AWARD UPON RE-ELECTION TO BOARD OR CONTINUATION ON THE BOARD.    Each non-employee director who shall be re-elected by the stockholders of the Company to the Board at or subsequent to the Approval Meeting shall automatically be granted, immediately following the meeting of stockholders at which such non-employee director shall be re-elected, a Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. In addition, each non-employee director whose term of office shall not expire at any annual meeting of stockholders or special meeting in lieu thereof subsequent to the Approval Meeting and who shall remain a non-employee director after such meeting shall automatically be granted, immediately following such meeting, a Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. Each Award described in this subsection (b) shall become non-forfeitable in full in four (4) equal annual installments of twenty five percent (25%) per year beginning on the first anniversary of the date of grant, provided that the provisions of Section 6.7, Section 8.3 and/or Section 8.4 can be applied during this 4-year Restriction Period.

          (c)    DETERMINATION OF VALUE.    For purposes of this Section 6.9, value shall be based on the fair market value of a share of Common Stock as determined in the manner specified in Section 5.7.

SECTION 7.    PERFORMANCE AND OTHER STOCK-BASED AWARDS

        7.1    PERFORMANCE AWARDS.

          (a)    RESTRICTION PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS.    The Plan Administrator may grant Awards to any person eligible to participate in the Plan in accordance with Section 4.1, representing the right to receive a payment contingent upon the extent to which certain predetermined performance targets have been met during an Restriction Period and measured by the fair market value of a specified number of shares of Common Stock, increases in such fair market value during the Restriction Period and/or a fixed cash amount (a "Performance Award"). Fair market value shall have the same meaning as set forth in Section 5.7. Each Performance Award shall have an Restriction Period that is a minimum of 4 years from the date of grant; provided, however, that (i) the award may become non-forfeitable according to the terms of such award during the 4-year (or longer) Restriction Period in installments as a result of the passage of time or other bases, provided that, except as set forth in Section 3.4 and the following clause (b), no portion of the Award may become so non-forfeitable prior to the first anniversary of the date of grant of such Award; (ii) the provisions of Section 6.7, Section 8.3 and/or Section 8.4 can be applied during the 4-year (or longer) Restriction Period, and (iii) the Plan Administrator may set forth in the applicable Award agreement provisions that allow for payment of some or all of the Award prior to the end of the applicable Restriction Period in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section. The Plan Administrator, in its discretion (but subject to Section 3.4) and under such terms as it deems appropriate, may permit newly eligible individuals, such as those who are promoted or newly hired, to receive Performance Awards after an Restriction Period has commenced.

          (b)    PERFORMANCE TARGETS.    The performance targets may include such goals related to the performance of the Company or, where relevant, any parent or subsidiary and/or the performance of the Performance Award holder, as may be established by the Plan Administrator in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in subsection (f), below) that will be used to measure performance, and the specific performance goals applicable to each Performance Factor so selected. The performance targets established by the Plan Administrator may vary for different Restriction Periods and need not be the same for each Performance Award holder receiving a Performance Award in an Restriction Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Plan Administrator in its discretion but only under extraordinary circumstances as determined by the Plan Administrator, may change any prior determination of performance targets for any Restriction Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (c)    EARNING PERFORMANCE AWARDS.    The Plan Administrator, at or as soon as practicable after the date of grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

          (d)    PAYMENT OF EARNED PERFORMANCE AWARDS.    Payments of earned Performance Awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator. The Plan Administrator, in its sole discretion, may define and set forth in the applicable Award agreement such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

          (e)    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP WITH COMPANY.    In the event of a termination of the Performance Award holder's employment with or performance of services for the Company (or any parent or subsidiary of the Company), any unvested portion, subject to Section 6.7 and Section 8.4, of the holder's Performance Awards shall be forfeited; provided, however, that the Plan Administrator may allow for payment of some or all of the Performance Award in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section or for such other reasons as the Plan Administrator deems appropriate.

          (f)    DEFINITION OF PERFORMANCE FACTORS.    "Performance Factors" means the factors selected by the Plan Administrator from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Plan Administrator and applicable to Awards have been satisfied: revenue; net revenue; revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by the Plan Administrator; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. In addition, any of the following measures may be determined on a GAAP or a non-GAAP basis.

        7.2    GRANT OF OTHER STOCK-BASED AWARDS.    Other stock-based awards, consisting of stock purchase rights (with or without loans to individuals by the Company containing such terms as the Plan Administrator shall determine), Awards of shares of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including stock appreciation rights with a value per underlying share at exercise equal to the excess of the fair market value of the Common Stock on the date of exercise over the purchase per share of Common Stock determined for the stock appreciate right upon the grant thereof, with such purchase price to be no less than the fair market value per share of the Common Stock on the date of such grant ("SARs"), may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Plan Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award agreement executed by the Plan Administrator and the Award recipient, which Award agreement shall contain such provisions as the Plan Administrator determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Payments of other stock-based awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator.

        7.3    TERMS OF OTHER STOCK-BASED AWARDS.    In addition to the terms and conditions specified in the Award agreement, Awards made pursuant to Section 7.2 shall be subject to the following:

          (a)   Any shares of Common Stock subject to Awards made under Section 7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

          (b)   If specified by the Plan Administrator in the Award agreement, the recipient of an Award under Section 7.2 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the shares of Common Stock or other securities covered by the Award; and

          (c)   The Award agreement with respect to any Award shall contain provisions addressing the disposition of such Award in the event of the termination of the Award holder's employment with or performance of services for the Company (or any parent or subsidiary of the Company) prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award (including but not limited to satisfying the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section).

SECTION 8.    CHANGES IN COMPANY'S CAPITAL STRUCTURE AND CORPORATE TRANSACTIONS

        8.1    RIGHTS OF COMPANY.    The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        8.2    RECAPITALIZATIONS, STOCK SPLITS AND DIVIDENDS.    If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding Awards hereunder shall be appropriately adjusted in such a manner as to entitle an Award holder to receive upon exercise of the Award or as otherwise provided under the terms of the Award, for the same aggregate cash consideration (if any), the same total number and class of shares of Common Stock as he would have received as a result of the event requiring the adjustment had he exercised his Award in full, or as he would have received otherwise as determined under the terms of the Award, immediately prior to such event; and (ii) the number and class of shares of Common Stock with respect to which Awards may be granted under the Plan and the number and class of shares set forth in Section 3.3 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a share of Common Stock will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share of Common Stock or will be rounded down to the nearest whole share, as determined by the Plan Administrator.

        8.3    MERGER WITHOUT CHANGE OF CONTROL.    After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing (either by remaining outstanding or by being converted into other voting securities of the surviving entity) at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, (a) each holder of an outstanding Award that is an Incentive Stock Option or a Nonqualified Option (individually, an "Option" and collectively, "Options") shall be entitled to receive, in lieu of the shares of Common Stock as to which such Option was exercisable immediately prior to such event, upon exercise and at no additional cost, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such Option shall be so exercised; and (b) each holder of an outstanding Award that is not an Option shall be entitled to receive, upon and after the merger or consolidation and at no additional cost, a payment of the applicable number and class of shares of stock (the "Payment Shares"), or cash equivalent thereof, based on the specified number of shares of Common Stock set forth in the Award (the "Underlying Shares") and pursuant to the terms and conditions of the Award in effect immediately prior to the merger or agreement, but modified so that the number or class of Underlying Shares or Payment Shares appropriately reflects any applicable changes which are contained in the agreement of merger or consolidation.

        8.4    CHANGE OF CONTROL.    If (1) the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into other voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (2) any "person" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in a single transaction or a series of transactions, of securities representing more than 50% of the combined voting power of the Company's then outstanding securities, or (3) the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation or entity, with respect to any of the foregoing, while Awards remain outstanding under the Plan, then in any such event (a "Change in Control"):

          (a)   subject to the provisions of subsections (c) and (d) below, upon and after the effective date of such Change in Control, (i) each holder of an Option shall be entitled to receive, in lieu of the shares of Common Stock as to which such Option was exercisable immediately prior to such event, upon exercise and at no additional cost, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which such holder would have been entitled pursuant to the terms of the agreement regarding such Change in Control if, immediately prior to such event, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such Option shall be so exercised; and (ii) each holder of an outstanding Award that is not an Option shall be entitled to receive, after the Change in Control and at no additional cost, the appropriate number of Payment Shares or their cash equivalent, based on the applicable number of Underlying Shares and pursuant to the terms and conditions of the Award in effect immediately prior to such Change in Control, but modified so that the number or class of Underlying Shares or Payment Shares appropriately reflects any applicable changes which are contained in the agreement of merger, consolidation, liquidation, sale or disposition;

          (b)   subject to the provisions of subsection (d) below, the Plan Administrator may accelerate the time for exercise of some or all unexercised and unexpired Options or SARs or accelerate the time of payment or vesting of some or all outstanding Awards that are not Options or SARs, so that (i) such accelerated Options or SARs shall be exercisable in full from and after a date specified by the Plan Administrator which is prior to the effective date of such Change in Control, (ii) the Restriction Period for such Awards that are Restricted Stock shall terminate as of a date prior to or as of the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, and (iii) such other Awards that are not Options, SARs or Restricted Stock shall be payable, and their Restriction Periods, if applicable, shall terminate, as of a date prior to or as of the effective date of such Change in Control;

          (c)   subject to the provisions of subsection (d) below, the Plan Administrator may (i) cancel all outstanding Options as of the effective date of any such Change in Control provided that (A) notice of such cancellation shall be given to each holder of an Option and (B) each holder of an Option shall have the right to exercise such Option to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of all unexercised and unexpired Options, in full during the 10-day period prior to the effective date of such Change in Control, (ii) cause some or all unvested Restricted Stock to be repurchased by the Company on the effective date of such Change of Control at the repurchase price therefor set forth in the relevant Award agreement or (iii) cancel some or all outstanding Awards that are not Options or Restricted Stock as of the effective date of such Change in Control provided that (A) notice of such cancellation shall be given to each holder of such an Award that is to be cancelled and (B) such holder shall have the right to exercise such Award to the extent that the same is then exercisable, or, if the Plan Administrator shall have accelerated the time for exercise of such Award, in full during the 10-day period prior to or as of the effective date of such Change in Control; or

          (d)   the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be, with respect to such Change in Control (the "Acquiror"), may, without the consent of any Plan participant, either assume the Company's rights and obligations under any outstanding Awards or substitute for any of the outstanding Awards substantially equivalent awards. The Acquiror need not make uniform determinations with respect to any Awards or class of Awards, and it can select the Awards (if any) that it will assume or substitute for in its sole discretion. In the event of a Change in Control in which the Acquiror assumes or substitutes for an Award, if a Plan participant's employment with the Acquiror or a subsidiary thereof terminates without "cause" (as defined in Section 5.3) within twelve (12) months following such Change in Control, then time for exercise of such assumed or substituted Award if it is an Option or SARs, or the time of payment or vesting of such Award if it is any other kind of Award, shall be accelerated so that (i) such Award, if an Option or SARs, shall be exercisable in full from and after the effective date of such termination of employment, and may thereafter be exercised for the period of time set forth in the applicable Award agreement, (ii) the Restriction Period for such Award, if a Restricted Stock Award, shall terminate as of the effective date of such termination of employment, and (iii) such Award, if not an Option, SARs or Restricted Stock, shall be payable in full, and its Restriction Period, if applicable, shall terminate, as of the effective date of such termination of employment. In the event of a Change in Control in which the Acquiror does not assume or substitute for an Award, any acceleration of such Award in connection with such Change in Control shall be at the discretion of the Plan Administrator as set forth in the foregoing provisions of this Section 8.4, provided that the acceleration of any Performance Award or any other Award with a Restriction Period that lapses based on performance conditions must not exceed the acceleration that would occur by (i) assuming that the Award is payable in full based on the achievement of target performance of such performance conditions and any related goals and (ii) multiplying the amount determined by the foregoing clause (i) by the percentage of the period over which such performance conditions are to be measured pursuant to such Award that has been completed as of the effectiveness of such Change in Control.

        8.5    ADJUSTMENTS TO COMMON STOCK SUBJECT TO AWARDS.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Awards.

        8.6    MISCELLANEOUS.    Adjustments under this Section 8 shall be determined by the Plan Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.    GENERAL RESTRICTIONS

        9.1    INVESTMENT REPRESENTATIONS.    The Company may require any person to whom an Award is granted, as a condition of exercising such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the shares of Common Stock subject to the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

        9.2    COMPLIANCE WITH SECURITIES LAWS.    The Company shall not be required to sell or issue any shares of Common Stock under any Award if the issuance of such shares shall constitute a violation by the Award holder or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any Award or issuance of shares of Common Stock pursuant to an Award, the Company shall not be required to issue such shares unless the Plan Administrator has received evidence satisfactory to it to the effect that the holder of such Award will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Plan Administrator shall be final, binding and conclusive. In the event the shares of Common Stock issuable on exercise of an Award or otherwise pursuant to the terms of an Award are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

    The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

    The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act, and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option and the issuance of shares pursuant thereto, or the issuance of shares with respect to any other Award, to comply with any law or regulation of any governmental authority.

        9.3    EMPLOYMENT OR OTHER SERVICES OBLIGATION.    The granting of any Award shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ, continue to employ, or otherwise contract or continue to contract for the services of, any Award holder, and the right of the Company (or any such parent or subsidiary) to terminate the employment or services of any individual shall not be diminished or affected by reason of the fact that an Award has been granted to him/her.

        9.4    WITHHOLDING TAX.    Whenever under the Plan shares of Common Stock or cash is to be delivered with respect to an Award, the Company shall be entitled to require as a condition of delivery that the Award holder remit an amount sufficient to satisfy statutory minimum federal, state and other governmental withholding tax requirements related thereto, or the Company may in its sole discretion, elect to satisfy such minimum withholding requirements by withholding from the shares of Common Stock issuable under an Award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award. For the purpose of the preceding sentence, the fair market value per share of Common Stock shall be determined in the manner specified in Section 5.7.

        9.5    CLAWBACKS.

          (a)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any Plan participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

          (b)   Any Award granted under the Plan after the 2015 Approval Date and the corresponding Plan participant (but only with respect to such Award) shall be subject to any policies applicable to the Company as may be adopted and/or modified from time to time by the Company and/or applicable law or the rules of any stock exchange on which the Common Stock is listed that provide for (i) the cancellation of such Award, (ii) reimbursement of such Award by such Plan participant, and (iii) effecting any other right of recoupment of equity or other compensation provided with respect to such Award under the Plan.

SECTION 10.    CERTAIN RIGHTS OF THE COMPANY

        10.1    RIGHT OF FIRST REFUSAL OR REPURCHASE.    The Plan Administrator may in its discretion provide upon the grant of any Award under the Plan that the Company shall have an option to repurchase, upon such terms and conditions as determined by the Plan Administrator, all or any number of shares of Common Stock purchased upon exercise or otherwise received upon payment of the Award, or a right of first refusal in connection with the subsequent transfer of any or all such shares. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the Award related to the shares of Common Stock subject to repurchase is first granted. In the event the Plan Administrator shall grant Awards subject to the Company's repurchase option or right of first refusal, the certificates representing the shares received pursuant to such Award shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option or right of first refusal.

        10.2    LOCKUP AGREEMENT.    The Plan Administrator may, in its discretion, specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Award holder shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the

Award holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares of Common Stock received pursuant to such Award, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 11.    AMENDMENT OR TERMINATION OF THE PLAN

        The Board of Directors may modify, revise or terminate the Plan at any time and from time to time, except that without the approval of stockholders of the Company, no modification or revision shall be made to the Plan, including but not limited to changing the class of persons eligible to receive Awards or the aggregate number of shares of Common Stock issuable pursuant to the Plan, when applicable law or regulation requires such stockholder approval.

SECTION 12.    NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 13.    EFFECTIVE DATE AND DURATION OF PLAN

        The Plan initially became effective upon its approval by stockholders of the Company on April 21, 2016. The Plan shall terminate (i) when the total amount of shares of Common Stock with respect to which Awards may be granted shall have been issued pursuant to such Awards, or (ii) by action of the Board of Directors pursuant to Section 11 hereof, whichever shall first occur, provided, however, that all unexpired Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.

SECTION 14.    MISCELLANEOUS

        14.1    DESIGNATION AND CHANGE OF BENEFICIARY.    Each holder of an Award that is payable in cash shall file with the Plan Administrator a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to the applicable Award that provides continuing rights to a beneficiary upon the Award holder's death. An Award holder may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Plan Administrator. The last such designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Award holder's death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by the Award holder, the beneficiary shall be deemed to be his or her spouse or, if the Award holder is unmarried at the time of death, his or her estate.

        14.2    PAYMENTS TO PERSONS OTHER THAN AWARD HOLDERS.    If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Plan Administrator so directs the Company, be paid to such person's spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Plan Administrator, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan Administrator and the Company therefor.

        14.3    NO LIABILITY OF PLAN ADMINISTRATOR.    No member of the Plan Administrator shall be personally liable by reason of any contract or other instrument executed by such Plan

Administrator member or on his or her behalf in his or her capacity as a member of the Plan Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Plan Administrator and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Organization or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        14.4    GOVERNING LAW.    The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

        14.5    FUNDING.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Award holders shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        14.6    RELIANCE ON REPORTS.    Each member of the Plan Administrator and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and any parent or subsidiary of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

        14.7    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any parent or subsidiary of the Company except as otherwise specifically provided in such other plan.

        14.8    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and any parent or subsidiary of the Company.

        14.9    PRONOUNS.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

        14.10    TITLES AND HEADINGS.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        14.11    EMPLOYMENT OR INDEPENDENT CONTRACTOR RELATIONSHIP.    For all purposes of the Plan, an employment or independent contractor relationship between the Company (or any parent or subsidiary of the Company) and an Award holder shall be deemed to exist during any period in which the Award holder is employed by, or provides independent contractor services as a consultant or advisor to the Company (or any such parent or subsidiary). For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a parent or subsidiary of the Company or vice versa shall not be deemed to have terminated employment or service with the Company, a parent or a subsidiary of the Company. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment or independent contractor relationship between the Company (or any parent or subsidiary of the Company) and the Award holder shall be determined by the Plan Administrator at the time thereof.

        14.12    EMPLOYEES AND INDEPENDENT CONTRACTORS BASED OUTSIDE THE UNITED STATES.    Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with or take account of provisions of laws in other countries in which the Company, parent or subsidiary of the Company operates or has employees or contracts with independent contractors, or to obtain favorable tax, exchange control or regulatory (including legal) treatment for the Company, or any parent or subsidiary of the Company or any person to whom an Award has been or may be granted, the Plan Administrator, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States or which independent contractors outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of and procedures applicable to Awards granted to employees who are employed outside the United States or to independent contractors outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify Option exercise procedures and other terms, conditions and procedures applicable to Awards, in each case to the extent such actions may be necessary or advisable as the Plan Administrator shall determine.

SECTION 15.    FRENCH SUB-PLAN; FOR INDIVIDUALS WHO ARE FRENCH RESIDENT TAXPAYERS AND/OR SUBJECT TO THE FRENCH SOCIAL SECURITY SCHEME IN FRANCE.

        All Awards granted under this Section 15 (also referred to as the "French Sub-plan") to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this French Sub-plan. The purpose of the French Sub-plan is to grant Awards that qualify for favorable income tax and social security tax treatment under French law. In the event any other provision of the Plan conflicts with a provision of this Section 15, the provision in Section 15 shall control with respect to any Award granted under Section 15. No other Award granted under the Plan shall be subject to the provisions of this Section 15.

        15.1    DEFINITIONS.    The following terms shall have the following meanings for purposes of this French Sub-plan:

          (a)   "French Award" means, individually or collectively, any Award granted under this Section 15 to employees who are French resident taxpayers and/or subject to the French social security scheme in France.

          (b)   "French Option Award" means, individually or collectively, any French Award in the form of an option to purchase shares of Common Stock.

          (c)   "French Restricted Stock Award" means, individually or collectively, any French Award in the form of Restricted Stock.

          (d)   "French RSU Award" means, individually or collectively, any French Award in the form of Restricted Stock Units (as described in Section 6.8).

          (e)   "Disability" means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Code de la Sécurité Sociale.

          (f)    "Holding Period" means, with respect to any French Award, the holding period described in Section 15.5.

        15.2    ELIGIBILITY.    A French Award under the French Sub-plan may be granted only to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

        15.3    LIMITATION ON GRANTS UNDER THE FRENCH SUB-PLAN.    French Awards may not be granted to an employee who holds more than 10% of the Company's outstanding shares at the date of grant or an employee who would hold more than 10% of the Company's outstanding shares following the French Award grant.

        15.4    VESTING PERIODS.    Except in the case of the death or Disability of the employee, no portion of any French Restricted Stock Award or French RSU Award may vest (whether such vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the second anniversary of the date of grant of such French Award. The recipient of a French Award shall be 100% vested in such French Award in the event his or her employment is terminated by reason of death or Disability, provided, however, that if such French Award is a French RSU Award with vesting based, at least in part, on performance conditions, the acceleration, if any, of such performance-based vesting upon such death of Disability shall be determined as set forth in the applicable award agreement. In the event of death or Disability, the Holding Period described in Section 15.5 will not apply, but the black out restrictions on sale described in Section 15.6 will continue to apply.

        15.5    HOLDING PERIOD.    With respect to each French Award, there shall be a 2-year period following each vesting date applicable to such French Award, during which the employee issued such French Award may not sell or loan (i) in the case of a French Restricted Stock Award or French RSU Award, any shares issued upon the vesting on such vesting date of such French Restricted Stock Award or a French RSU Award, or (ii) in the case of a French Option Award, any shares acquired upon the exercise of the portion of such French Option Award that vested on such vesting date, with respect to each of the foregoing clauses (i) and(ii).

        15.6    RESTRICTIONS ON SALE—BLACK OUT PERIODS.    Following the expiration of the Holding Period described in Section 15.5, shares of Common Stock issued upon the applicable vesting of French Restricted Stock Awards or French RSU Awards or the exercise of the portion of French Option Awards vested upon the applicable vesting may not be sold:

          (a)   during the then existing black out periods established by the Company, which are hereby made applicable to all French Awards;

          (b)   during the ten stock exchange trading days preceding and following the date on which the Company's consolidated accounts are made public, or failing that, the annual accounts are published;

          (c)   between (i) the date on which the Company's management bodies have knowledge of information which, if made public, could have a significant impact on the share price of the Common Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

          (d)   if the participant has non public material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

        15.7    RESTRICTION ON SALE FOR OFFICERS AND DIRECTORS.    At the time of the grant of French Awards, the Plan Administrator shall, if any of the participants is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

        15.8    RESTRICTIONS ON TRANSFER.    Save for exceptions listed in Section 15.4 above, shares of Common Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have vested in accordance with this French Sub-plan.

        15.9    OTHER COMPLIANCE WITH FRENCH TAX AND SOCIAL SECURITY LAW.    French Awards granted under the French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards.

NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 2 3 8 4 8 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0236WB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Special Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the listed nominees as Class II Directors and FOR Proposals 2, 3 and 4. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 - Robert Holthausen 02 - Nancy Hawthorne 1. Election of Directors: For Withhold For Withhold IMPORTANT SPECIAL MEETING INFORMATION For Against Abstain 2. To approve, on an advisory basis, the compensation paid to CRA’s named executive officers, as disclosed in the proxy statement for the 2015 meeting of its shareholders. For Against Abstain 3. To approve an increase to the number of shares that CRA may issue under its 2006 equity incentive plan by a total of 1,300,000 shares by approving (1) the use of 800,000 shares that were approved by shareholders in 2012 but that CRA determined not to use and (2) amendments to the plan that, among other things, would increase the maximum number of shares issuable under the plan by an additional 500,000 shares and would allow CRA to make grants under the plan after April 21, 2016; and to approve the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code. 4. To ratify the appointment of Ernst & Young LLP as CRA’s independent registered public accountants for the fiscal year ending January 2, 2016.

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CRA INTERNATIONAL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4. Proxy for Special Meeting in lieu of Annual Meeting of Shareholders to be held on July 22, 2015 The undersigned shareholder of CRA International, Inc. (“CRA”), revoking all prior proxies, hereby appoints Paul Maleh and Chad Holmes, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA that the undersigned is entitled to vote at the Special Meeting in lieu of Annual Meeting of Shareholders of CRA to be held at CRA’s offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts, on Wednesday, July 22, 2015, beginning at 8:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Special Meeting in lieu of Annual Meeting dated May 4, 2015, and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Special Meeting in lieu of Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States. . Proxy - CRA International, Inc.